UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑		Filed by a Party other than the Registrant ☐
Check the appropriate box:

	☐	Preliminary Proxy Statement
	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
	☐	Soliciting Material Pursuant to §240.14a-12
	☑	Definitive Proxy Statement
	☐	Definitive Additional Materials

PROS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PROS | 2021 Proxy Statement | Page 1

Attending the Annual Meeting

Due to the COVID-19 pandemic, our 2021 annual meeting of stockholders (Annual Meeting) will be held in a virtual format to provide a safe experience for our stockholders and employees.

To participate in the annual meeting, please follow the instructions posted at:
www.virtualshareholdermeeting.com/PRO2021. Online access to the meeting platform will begin at 9:25 a.m. Central Daylight Time on May 12, 2021. The meeting will begin promptly at 9:30 a.m. Central Daylight Time on May 12, 2021.

If you wish to submit a question, you may do so in two ways. If you want to ask a question before the meeting, then beginning on April 14, 2021 and ending at 11:59 p.m. Eastern Time on April 28, 2021, you may log into www.proxyvote.com and enter your 16-digit control number. Questions pertinent to meeting matters which are submitted in advance will be answered during the Annual Meeting, subject to time constraints. Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/PRO2021, type your question into the “Ask a Question” field, and click “Submit.” Any questions pertinent to meeting matters that are submitted during the meeting will be posted online and answered at ir.pros.com as soon as practical after the Annual Meeting and will remain available until one week after posting. You do not need to attend the Annual Meeting to vote.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance either online or as detailed under "Voting Instructions" in this Proxy Statement.

In this Proxy Statement, the terms “PROS,” the "Company," “we,” "us" and “our” refer to
PROS Holdings, Inc. together with its consolidated subsidiaries.

These materials were first sent or made available to stockholders on April 2, 2021.

PROS | 2021 Proxy Statement | Page 2

PROS Holdings, Inc.

Notice of 2021 Annual Meeting of Stockholders

Virtual Meeting Site:

www.virtualshareholdermeeting.com/PRO2021

May 12, 2021

9:30 am Central Daylight Time

The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K
are available free of charge at proxyvote.com and at ir.pros.com.

Items of Business

1	Elect two Class II directors (Raja Hammoud and William Russell) to the board of directors of PROS Holdings, Inc. (Board of Directors or Board) to serve a three-year term until the annual meeting of our stockholders to be held in the year 2024 (2024 Annual Meeting);
2	Advisory vote on named executive officer compensation;
3	Approval of amendments to our Amended and Restated 2017 Equity Incentive Plan to, among other items, increase the number of shares authorized for issuance by 3.1 million shares;
4	Approval of an amendment to our 2013 Employee Stock Purchase Plan to increase the number of shares authorized for employee purchase by 500,000 shares;
5	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021; and
6	Transaction of other business that may properly come before the Annual Meeting.

Record Date
Close of business on March 25, 2021 (Record Date).

By Order of the Board of Directors,

/s/ Damian Olthoff _____________________________
Damian Olthoff
General Counsel and Secretary
Houston, Texas
April 2, 2021

Your vote is important. Please vote.
PROS | 2021 Proxy Statement | Page 3

Page
Attending the Annual Meeting	2

Notice of 2021 Annual Meeting of Stockholders	3

Our Values and ESG	6

Proxy Statement Summary	8
How to Vote	8
Materials to Review	8

2020 Business Highlights	9

Executive Compensation Program	10

Corporate Governance	11
Composition of the Board of Directors	12
Corporate Governance Practices	13
Risk Management and ESG Oversight	14
Board Governance	14
Accountability	14
Communication with Our Board	15
Role of the Board of Directors	15

Our Board of Directors	17

PROPOSAL ONE - Election of Directors	22

Director Compensation	23

Executive Officers	24

Compensation and Leadership Development Committee Report	25

Compensation Discussion and Analysis	25

Executive Compensation	40
Summary Compensation Table	40
Grants of Plan-Based Awards	41
Outstanding Equity Awards at Fiscal Year End	41
Option Exercises and Equity Awards Vested	43
Potential Payments Upon Termination of Employment or Change of Control	43
CEO Pay Ratio	44
Equity Compensation Plan Information	44

PROPOSAL TWO - Non-Binding Advisory Vote on Executive Compensation	45

PROPOSAL THREE - Approval of Amendments to the Amended and Restated 2017 Equity Incentive Plan to, Among Other Items, Increase Plan Shares Authorized for Issuance	46

PROPOSAL FOUR - Approval of Amendment to the 2013 Employee Stock Purchase Plan to Increase Plan Shares Authorized for Issuance	57

Security Ownership	62

Section 16(a) Beneficial Ownership Reporting Compliance	63

PROS | 2021 Proxy Statement | Page 4

PROS | 2021 Proxy Statement | Page 5

Our Values and ESG*
At PROS, our mission is to help people and companies outperform, and our culture is at the heart of us delivering on our mission. Centered on our core values of: We are Owners; We are Innovators; and We Care, our culture is built on our multi-decade commitment to innovating, leveraging the cutting edge of data science and putting our customers first. Consistent with these core values, we publicly disclose information about our business across a number of important topics, including environmental, social and governance (ESG) issues discussed in this proxy statement.

We are Owners

PROS was built on an unwavering commitment to the growth and success of our people and our customers. We are intensely focused on helping our customers compete and win in the digital economy by optimizing their shopping and selling experiences. Delivering on this promise, however, requires more than best-of-breed, innovative technology, deep expertise in AI and machine learning and years of proven experience, all of which we pride ourselves in. Our customers and people count on us to also maintain a thriving business, one that embraces the value of diversity, supports our local communities and respects each individual for their unique talents and gifts. This focus speaks to the "heart" of our company, our rich and deeply rooted culture centered around caring for the people, the businesses and the communities we serve.

We are Innovators

We believe that diversity and inclusion are key to driving true innovation. We are committed to continuing to hire and promote inclusively, increasing diverse representation and continuing to foster an inclusive culture that gives every employee the opportunity to realize their full potential. As part of this commitment, we sponsor employee resource groups (ERGs), which are formed and led by employees and organized around common life experiences and backgrounds. Our ERGs serve to champion our diversity initiatives and facilitate a workplace culture of equality and inclusion. Currently, the following employee resource groups are active at PROS:

•Blaze - dedicated to the professional development of women at PROS and in the community.
•Empower - created to attract, develop and retain African-American talent at PROS.
•UNIDOS - committed to serve as a resource for representation, advancement and inclusion of Hispanics at PROS.
•PRIDE@PROS - focused on positively influencing and ensuring the development of its LGBTQIA+ members.
•YoPROS - connecting young professionals across PROS to foster growth and development of leadership skills.

2020 tested us in a number of ways as we pivoted to virtual work in March 2020. During this time, to help our team come together in light of social justice movements in the United States, we spent dedicated time as a company sharing and learning about various minority groups’ historical experiences, understanding continuing challenges facing these communities, how they may impact our current and prospective employees, and how we can each take steps to combat unconscious bias.

2020 figures based on 830 employees in the U.S. as of 12/31/20	2020 figures based on 1,235 global employees as of 12/31/20
Underrepresented Minorities include African-American, Hispanic and Multicultural
*Company goals are aspirational and and may change. Statements regarding the Company are not guarantees or promises that they will be met. Content available at websites and in documents referenced in this section are not incorporated herein and are not part of this Proxy Statement.
PROS | 2021 Proxy Statement | Page 6

We Care

About our Employees

We believe that an important part of our employee experience at PROS is our work environment and are committed to employee well-being and development. During the pandemic, we have continued to prioritize the safety, well-being and development of our employees, with various health and wellness programs and flexible work arrangements. In 2020, employee wellness became an even greater priority as we managed through the COVID-19 pandemic and shifted to a remote work environment. This shift drove awareness of the importance of employee mental health and well-being while working from home. In response, we introduced numerous wellness programs and events to support our people. For example, we instituted "Work Well Wednesdays" to limit scheduled internal meetings to help combat video conferencing fatigue and allow for focused, uninterrupted work. We also added periodic company-wide "recharge days" as an extra paid day off for our teams.

We also surveyed our employees regarding their preferences for work location both during and after the pandemic. Based on employee feedback, we announced our new “virtual first” approach to provide a seamless employee experience for both full-time remote work as well as a hybrid of in-office and remote work, so our employees may maintain productivity regardless of their physical location.

Our commitment to caring about our employees can also be seen in our most recent U.S. employee engagement survey, which was conducted during the pandemic. Based on these responses, we were certified in the U.S. by Great Places to Work in November 2020, with 94% of our U.S.-based team members recommending PROS in 2020 as a great place to work.

About our Communities

Employees participating together in community outreach projects creates a culture that embraces inclusion and belonging, fosters a collaborative sense of purpose that creates a positive societal impact and further brings our corporate values to life. Our employees volunteer their time to numerous social programs that are aimed at addressing a range of issues in the areas of homelessness, education, empowerment, crisis response and conservation. Employee volunteering is a big part of our culture, and we support our employees’ community outreach interests by offering two paid holidays a year for employees to spend contributing to the causes that matter most to them. In addition, we also sponsor our ERGs to support specific initiatives and community outreach projects and events, such as Girls Who Code, Grace Hopper, MS150, SEARCH homeless outreach, Houston Food Bank and Dress for Success. While the pandemic has limited the number of in-person opportunities available to give back, we adapted by creating an internal hub to help our employees find purpose-driven virtual volunteer opportunities to give back to their local communities.

About our World

We believe success is not just measured in dollars and cents; it is also measured in the impact we have on our communities. PROS continues to initiate sustainable activities that make a positive impact on the people and the environment around us. Our efforts include recycling common goods in our offices, including paper, plastic and other office consumables such as batteries and toner. Employees are also encouraged to reduce their bottled water consumption. While we have largely been a remote workforce during the COVID-19 pandemic, our new corporate headquarters reflects our commitment to sustainability and employee well-being. The LEED-certified building, featuring water-saving fixtures, LED lighting, adjustable sit/stand desks, collaborative work spaces and extensive outdoor areas, is part of our ongoing efforts to provide a great employee and customer experience that is environmentally conscious. Our massively scalable platform processes more than a trillion transactions for our customers every year. Recognizing that our platform requires significant compute, storage and network resources, it is important to us to partner with cloud providers who prioritize sustainable data center operations, including operational, equipment and infrastructure efficiency to reduce energy consumption. Our largest data center vendor has a stated goal of utilizing 100% renewable energy in its data centers by 2025.

In 2020, we published our inaugural Corporate Social Responsibility Report (available at: https://ir.pros.com/Social-Responsibility).

PROS | 2021 Proxy Statement | Page 7

Proxy Statement Summary
This summary highlights selected information for PROS Holdings, Inc. (together with its consolidated subsidiaries, PROS, the Company, we, us or our) in this Proxy Statement. You should read this entire Proxy Statement carefully before voting.

2021 Annual Meeting of Stockholders

Virtual Meeting Site:
virtualshareholdermeeting.com/PRO2021

Date:	May 12, 2021

Time:	9:30 am Central Daylight Time

The Record Date for the Annual Meeting is March 25, 2021. Only stockholders of record at the close of business on this date are entitled to vote at the Annual Meeting.

	Proposal	Recommendation of the Board
1	Election of Class II Directors	FOR each of the nominees
2	Advisory Vote To Approve Executive Compensation;	FOR
3	Approval of amendments to our Amended and Restated 2017 Equity Incentive Plan to, among other items, increase the number of shares authorized for issuance by 3.1 million shares;	FOR
4	Approval of an amendment to our 2013 Employee Stock Purchase Plan to increase the number of shares authorized for employee purchase by 500,000 shares; and	FOR
5	Ratification of appointment of Independent Registered Public Accounting Firm.	FOR
How to Vote

Please vote your shares promptly to ensure the presence of a quorum at the meeting. You may vote online prior to the meeting by visiting proxyvote.com and entering the control number found in your Notice of Internet Availability of Proxy Materials, or, if you requested printed copies of the proxy materials, by phone or by mail. You may also vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PRO2021, entering the control number, and following the instructions. For more detailed information, see the section entitled Voting Instructions.

Materials to Review

We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (Notice) instead of a paper copy of this proxy statement (Proxy Statement) and our Annual Report to Stockholders for the Year Ended December 31, 2020 (2020 Annual Report). The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this Proxy Statement, our 2020 Annual Report and a form of proxy card or voting instruction card.
PROS | 2021 Proxy Statement | Page 8

2020 Business Highlights

In 2020, we continued to deliver on our mission of helping people and companies outperform as we optimized shopping and selling experiences. The COVID-19 pandemic had an unprecedented impact on the economy, our business and our lives in 2020. The global economy was significantly and negatively impacted by the pandemic, and the pandemic had a significant impact on our financial results, slowing our growth rates. During these difficult times, we supported our customers through the challenges they faced and rapidly delivered innovations to help them adapt. By continuing to execute on our strategy, we:

•Delivered continued growth in our cloud business, with subscription revenue increasing by 17% year-over-year despite the impact of the pandemic on our business and our customers.

•Completed a record number of customer go lives in 2020, most of which were completed 100% virtually.

•Unveiled numerous innovations at our record-breaking annual customer event, Outperform, held virtually.

•Reimagined the PROS product experience, with over 600 product features and over 200 releases in 2020.

•Achieved a 2020-2021 Great Place to Work-Certified™ company designation while in a virtual work environment.

•Raised additional capital to provide additional liquidity and financial flexibility through the completion of the private offering of $150.0 million in aggregate principal amount at maturity of convertible senior notes due 2027.

•Ranked as the top small-to-mid cap company in RBC Capital Markets’ ESG Software Scorecard in recognition of the quantity and quality of our ESG disclosures and practices.

Recurring Revenue is subscription revenue plus maintenance revenue.

None of these accomplishments would have been possible without our team and culture, defined by our key values of:
•We are Owners;
•We are Innovators; and
•We Care (for each other, our customers and our communities).

PROS | 2021 Proxy Statement | Page 9

EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program is designed with sound compensation policies and practices that align the compensation of our named executive officers (NEOs) with our stockholders’ interests. Our Compensation and Leadership Development (CLD) Committee believes that a well-functioning executive compensation program should reward executives for out-performance and incentives should pay out at reduced levels or zero when performance is not achieved. The overall design of our compensation program and its three primary components (base salary, cash incentive and long-term equity awards) remained consistent year-over-year.
Our CLD Committee set 2020 compensation targets prior to the COVID-19 pandemic, and no pandemic-related adjustments nor discretion were applied, which resulted in a significant reduction in actual pay in 2020 vs. 2019.

CEO Pay and Company Performance

In 2020, our CLD Committee again sought to motivate our NEOs through predominantly “performance-based” compensation, including annual cash incentives tied to pre-established performance targets and performance-based restricted stock unit (PRSU) equity awards where attainment varies based on performance against certain long-term Company performance goals. PRSU attainment is formulaic and measured over multiple years against unchanged goals. Including restricted stock unit (RSU) equity awards, which increase or decrease in value based on share price movement, more than 90% of our CEO’s 2020 total target compensation is considered at risk. Half of our CEO's target equity grant value was delivered in PRSUs and half in time-based RSUs. Performance goals that determine annual cash incentive attainment were also again set aggressively in 2020 and were established before COVID-19 was declared a pandemic.
The financial impact of the pandemic adversely affected our CEO's compensation, and our compensation program was effective and operated as designed.
Our CEO compensation declined in 2020 in response to below target Company performance in 2020 primarily attributable to the unprecedented challenges of the pandemic. Our CEO's total 2020 compensation declined 14% from 2019 as reported in the Summary Compensation Table:
2020 Cash Incentive    Our CEO's earned bonus for 2020 declined 88% year-over-year and was paid per the formula, at 24% of target due to (a) total revenue growth performance below the minimum target set prior to the pandemic, and (b) recurring revenue gross margin performance just above the minimum threshold.
2019 Equity Incentive    Our CEO's equity incentive from PRSUs awarded in 2019 (2019 PRSUs) were earned per the formula, at 79% of target due to total recurring revenue performance below target in 2020.
2020 Equity Incentive    Our CEO's equity incentive from PRSUs awarded in 2020 (2020 PRSUs) are earned based on total recurring revenue targets for 2021 and are unlikely to be earned at even the minimum threshold.
The following chart tracks PROS growth in subscription and recurring revenue over the past four years as well as PROS stock price performance versus the Russell 2000 Index over that timeframe:

For a detailed discussion of our executive compensation program, see "Compensation Discussion and Analysis."
PROS | 2021 Proxy Statement | Page 10

CORPORATE GOVERNANCE
Our Board and corporate governance structure is designed to assure that the long-term interests of our stockholders are being served. To satisfy the Board’s duties, directors are expected to take a proactive approach to overseeing our CEO and other senior management to ensure that PROS is committed to business success while maintaining high ethical standards.

Board and Committee Oversight in 2020

	2020 Focus Areas	Typical Board Meeting Process
✓	Strategy	Before the meeting	Prep meetings with management, auditors and outside advisors
✓	Business Performance
✓	Capital Structure & Liquidity	Day 1	Board committee meetings and full Board meeting (including reports from each committee chair)
✓	Impact of COVID-19
✓	Enterprise Risk Management	Day 2	Full Board meeting, followed by an executive session
✓	Talent and leadership, including hiring of COO
✓	Cybersecurity	After the meeting	Management follow up sessions to discuss and respond to Board requests
✓	Oversight of ESG efforts
✓	Diversity and Inclusion
Audit Committee

2020 Focus Areas & Select Activities
✓	Reviewing management's proposed public disclosures and investor communications and recommending enhancements
✓	Overseeing the detailed audit plan and auditor budget
✓	Monitoring critical accounting matters
✓	Reviewing annual internal controls report with internal and external auditors
✓	Reviewing with management the annual risk assessment
Compensation and Leadership Development (CLD) Committee

2020 Focus Areas & Select Activities
✓	Monitoring COVID-19 impact on existing programs
✓	Updating peer group and developing NEO compensation program for 2021
✓	Reviewing acquisition, retention and succession plans for critical talent
✓	Meeting with stockholders on executive compensation practices
✓	Monitoring equity plan usage and preparing proposals for stockholder approval to increase shares available
✓	Administering the Company's equity plans
Nominating and Corporate Governance (NCG) Committee

2020 Focus Areas & Select Activities
✓	Identifying and recruiting three new directors
✓	Reviewing Code of Conduct, Governance Guidelines and Bylaws
✓	Overseeing leadership development
✓	Exercising independence in executive compensation decisions
Diverse Board Representation

44%	33%	66%

Women	<3 years tenure	Women and/or from underrepresented communities

PROS | 2021 Proxy Statement | Page 11

Composition of the Board of Directors

The Board is led by our independent non-executive chairman, Mr. Russell. The Board’s current preferred governance structure is to have an independent director serve as chairman. We believe the current structure provides strong leadership for our Board, while also positioning our Chief Executive Officer (CEO) as the leader of the Company. We believe that our current structure helps ensure independent oversight over the Company, while allowing our CEO to focus on management of the Company.

The Board has determined that the following directors have no relationships with us that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director, and as such are "independent" under NYSE listing standards and federal securities laws as of December 31, 2020: Messrs. Dominguez, Petersen, Russell, and Williams and Mses. Hammoud, Herscher, Lesjak and Woestemeyer. All board committees are comprised entirely of independent directors.

The Board has standing Audit, CLD and NCG Committees. Each Committee has a written charter, which can be found under the Investor Relations section of our website at ir.pros.com. Our Board has determined that each member of the Audit Committee qualifies as "financially literate" within the rules of the NYSE and that three members of the Audit Committee, Messrs. Williams and Petersen and Ms. Lesjak, qualify as an Audit Committee financial expert within the meaning of the SEC regulations. Each member of our CLD Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code (Code). The following table provides additional information regarding our director nominees:

Name	Age	Director Since	Class	Independent	AC	CC	NC	Other Public Company Boards
Raja Hammoud	49	2020	II	Yes		M		-

William Russell	69	2008	II	Yes		M	C	Accesso Technology Group
PROS | 2021 Proxy Statement | Page 12

Corporate Governance Practices

Our corporate governance practices are designed to assure that the long-term interests of stockholders are being served.

Independent Oversight	•All non-employee directors are independent.
•All Board committees are comprised entirely of independent directors.
•Our Board holds regular executive sessions of independent directors.
•Our Board has an independent non-executive Chairman.

Stock Ownership Guidelines	•We maintain strong ownership guidelines for our directors and NEOs. See Compensation Discussion and Analysis - Governance and Other Considerations below.

Accountability	•We have a clawback policy that applies to all cash and equity awards.
•We maintain anti-hedging, anti-short and anti-pledging policies.
•Our director resignation policy requires director nominees who do not receive at least 50% of the stockholder votes “for” re-election to tender their resignation.
•Directors may not serve on more than four other public company boards; directors who serve as CEOs should not serve on more than two other public company boards.

Shareholder Communication
•We proactively engage with stockholders throughout each year, including at earnings conference calls, investor road shows and investor days, as well as at individual stockholder meetings. We also welcome stockholders to attend our annual OutPerform event for customers and prospects.

•Annually, we conduct a “Say-on-Pay” advisory vote on our executive compensation program.

Board Refreshment	•Our Board periodically considers opportunities for board refreshment, with 3 new directors added in 2020.

Self-Evaluations	•Our Board and committees conduct annual performance self-evaluations, led by our non-executive Chairman.

Diversity	•44% of our Board of Directors are women; and 22% are from underrepresented communities.

Education
•Our directors regularly attend continuing education events related to board governance best practices, including conferences and webinars provided by the NYSE, NACD and Equilar, among others. For example, many of our independent directors have attended the NACD Global Board Leaders' Summit in recent years.

Succession Planning	•We conduct an annual review of executive succession planning.

PROS | 2021 Proxy Statement | Page 13

Risk Management and ESG Oversight
The Board oversees our risk management process and ESG programs, including ongoing engagement with senior executives on key matters including cybersecurity, diversity, sustainability and governance practices. Management reviews the process, including identification of key risks and steps taken to address them, with the full Board at least on an annual basis. The Audit Committee, the CLD Committee and the NCG Committee assist the Board in discharging its oversight duties. The Audit Committee considers risks related to the subject matters enumerated in its charter, including risks relating to internal controls, disclosure and financial reporting. The CLD Committee reviews risks related to the subject matters enumerated in its charter, including risks associated with our compensation programs. Similarly, the NCG Committee considers risks related to the subject matters for which it is responsible as identified in its charter, including risks associated with corporate governance. Accordingly, while each of the three committees contributes to the risk management oversight function by assisting the Board in the manner outlined above, the Board remains responsible for the oversight of our risk management and ESG programs.

Board Governance

Our non-executive chairman, among other responsibilities, oversees the planning of the annual Board calendar, and, with our CEO, in consultation with the other directors, schedules and sets the agenda for meetings of the Board and leads the discussion at such meetings, serves as a liaison between the CEO and the independent directors, leads executive sessions of our Board, and performs such additional duties and responsibilities as requested by the Board from time to time. Executive sessions of the independent directors of the Board are scheduled during each regularly scheduled in-person Board meeting. Our non-executive chairman provides feedback to our CEO, as needed, promptly after the executive session.

Accountability

Code of Business Conduct and Ethics. Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees. Our Code of Business Conduct and Ethics is available under the "Investor Relations" section of our website at ir.pros.com.

Director Resignation Policy. Our Board has adopted a director resignation policy. Under this policy in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation to the NCG Committee. The NCG Committee will promptly consider all relevant factors including, without limitation, (a) the stated reasons why votes were withheld from such director; (b) any alternatives for curing the underlying cause of the withheld votes; (c) the tenure and qualifications of the director; (d) the director’s past and expected future contributions to the Company; (e) our Corporate Governance Guidelines; and (f) the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet any applicable SEC or NYSE requirement. The NCG Committee will recommend to the qualified independent directors the action to be taken with respect to such offered resignation, and the qualified independent directors will act on the NCG Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting in which the election occurred. If a majority of the members of the NCG Committee received a greater number of votes “withheld” from their election than votes “for” their election at the same election, then the remaining qualified independent directors on the Board will consider the matter directly or may appoint a committee of the Board amongst themselves solely for the purpose of considering the tendered resignations and making the recommendation to the Board whether to accept or reject them.

Stock Ownership Guidelines. Our Board has adopted stock ownership guidelines for our NEOs and directors that are designed to align our NEOs’ and directors' interests with our stockholders’ interests by promoting long-term share ownership, which reduces the incentive for excessive short-term risk taking and further increases our NEOs’ and directors' alignment with stockholder interests. These guidelines require our CEO to hold shares of our stock worth at least six times his annual salary, other NEOs to hold shares of our stock worth at least two times their annual salary, and each non-employee director to hold shares of our stock worth at least five times the director's annual retainer. New directors are expected to achieve their ownership threshold within six years after joining our Board. New NEOs are expected to achieve their ownership threshold within five years from the date of hire or promotion. As of December 31, 2020, each of our NEOs and directors were in compliance with the applicable guidelines.

Prohibition Against Hedging, Short-Sale, Pledging and Repricing Underwater Stock Options. We have implemented both anti-hedging and anti-pledging policies, as well as a prohibition on participating in short sales of our stock, to ensure that our executives’ stock remains at-risk. Our Insider Trading Policy, which applies to all employees, including officers and non-employee directors, specifically prohibits short sales of our securities, transactions in puts, calls or other derivative securities involving our stock, hedging or monetization transactions (including but not limited to zero-cost collars, prepaid variable forwards and equity swaps), and holding our securities in a margin account or pledging our securities as collateral for a loan. Our Amended and Restated 2017 Equity Incentive Plan (2017 Plan) also prohibits repricing, repurchase or exchange of underwater stock options without stockholder approval.

PROS | 2021 Proxy Statement | Page 14

Compensation Committee Interlocks and Insider Participation. No member of our CLD Committee and none of our executive officers has any relationships that would constitute an interlocking relationship with executive officers and directors of any other entity.

Communication with Our Board

Stockholders or interested parties who wish to communicate with members of our Board may send correspondence to them in care of our Corporate Secretary at 3200 Kirby Drive, Suite 600, Houston, Texas 77098. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by our Board due to the nature or volume of the correspondence. Communications that are intended specifically for the non-executive chairman of the Board may also be sent to the street address noted above, to the attention of the non-executive chairman of the Board.

Role of the Board of Directors

Our Board oversees our CEO and other senior management to assure that the long-term interests of stockholders are being served. Our Board currently consists of nine members, divided into three classes, with each class serving for a staggered three-year term. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. Our Board believes that our classified board structure aligns the Board with the Company’s long-term interests and allows for stable and informed oversight, providing institutional perspective both to management and other directors. Our Board conducts annual director evaluations and periodic Board refreshment. In 2020, for example, three new directors were added to our Board. Our Board has adopted formal Corporate Governance Guidelines to ensure that it has the practices in place to review and evaluate our business operations as needed, to make decisions independent of our management, and to align the interests of directors and management with the interests of our stockholders. Our key governance documents, including our Corporate Governance Guidelines, are available under the "Investor Relations" section of our website at ir.pros.com.

In 2020, our Board met 6 times and acted via unanimous written consent 6 times, the Audit Committee met 9 times and did not act via unanimous written consent, the CLD Committee met 6 times and acted via unanimous written consent 4 times, and the NCG Committee met 3 times and acted via unanimous written consent 3 times. Each current director who served as a director in 2020 attended at least 75% of the meetings of our Board and the Committees on which he or she served during 2020. The Board encourages all directors to attend annual meetings of the stockholders. All incumbent directors attended the 2020 meeting of the stockholders which was held virtually.

Audit Committee
The Audit Committee assists the Board in oversight and monitoring of:

•our accounting and financial reporting processes and the audits of our financial statements:
•our independent auditors, including their qualifications, engagement, performance and independence;
•the results of the annual audit and the independent auditor’s review of our annual and quarterly financial statements and reports, including discussions with independent auditors without management present;
•press releases regarding our financial results and any other financial information and earnings guidance provided;
•matters that have a significant impact on our financial statements;
•the scope, adequacy and effectiveness of our internal control over financial reporting and disclosure controls;
•our internal auditors;
•procedures for complaints for employees to submit concerns anonymously about questionable accounting, internal control or auditing matters; and
•all material related-party transactions that require disclosure.

Compensation and Leadership Development Committee
The CLD Committee discharges the responsibilities of our Board relating to the compensation and benefits for our executive officers and directors, including:

•reviewing and approving the compensation arrangements for our executive officers and directors;
•reviewing and approving corporate performance goals and objectives relevant to such compensation;
•administering our equity incentive plans;
•reviewing our compensation discussion and analysis and CLD Committee report required by the rules of the SEC;
•engaging with a third-party independent advisor to assist in evaluating our executive compensation program;
•providing oversight on the overall leadership development program throughout the Company; and
•overseeing succession planning for executive officers jointly with the NCG Committee.
PROS | 2021 Proxy Statement | Page 15

Nominating and Corporate Governance Committee
The NCG Committee assists the Board in:

•identifying qualified candidates to become directors and considering the nomination of our incumbent directors for reelection;
•evaluating stockholder nominations of candidates for election to our Board;
•reviewing our general policy relating to selection of director candidates and members of committees of our Board, including an assessment of the performance of our Board;
•reviewing and making recommendations to our Board regarding corporate governance principles and policies; and
•overseeing succession planning for executive officers jointly with the CLD Committee.

The NCG Committee has the responsibility for establishing the criteria for recommending which directors should stand for reelection to our Board and the selection of new directors to serve on our Board. Although the NCG Committee has not formulated any specific minimum qualifications for director candidates, it has determined desirable characteristics including, but are not limited to, business experience, mature judgment, leadership, personal and professional ethics, diversity, and integrity. We do not have a formal policy with respect to consideration of diversity in identifying director nominees; however, in the process of selecting a director nominee, the NCG Committee assesses backgrounds, diversity and expected contributions of the individuals to the Board.

PROS | 2021 Proxy Statement | Page 16

OUR BOARD OF DIRECTORS
Our Board consists of a diverse group of highly qualified leaders in their respective fields. Most of our directors have senior leadership experience at major domestic and multinational technology companies. In these positions, they have gained significant and diverse experience, including strategy, finance, sales and marketing, risk management, public company financial reporting, compliance and leadership development. They also have public company experience serving as executive officers, or on boards of directors and board committees, and have an understanding of corporate governance practices and trends. The Board believes the experience, expertise and other attributes of our directors provide PROS with a diverse range of perspectives to provide oversight and represent the best interests of our stockholders. Among our nominees for election to the Board and continuing directors, three self-identify as women and two self-identify as individuals from underrepresented communities (meaning, an individual who self-identifies as Black, Hispanic, Latino, Asian, Pacific Islander or Native American).

Directors and Director Nominees

William Russell	Andres D. Reiner
(Nominee)	President and
Non-Executive Chairman of the Board	Chief Executive Officer
NCG Committee Chairman
CLD Committee

Mr. Russell, 69, serves on the board of directors at Accesso Technology Group PLC (OTCMKTS:LOQPF).
Mr. Russell previously served in a variety of roles on both public and private technology company boards and previously served on the boards of SABA Software, Inc. (from January 2010 to March 2015), webMethods and Cognos. Mr. Russell held a number of senior-level roles in his more than 20 years at Hewlett-Packard, including Vice President and General Manager of the multi-billion-dollar Enterprise Systems Group. Mr. Russell holds a Bachelor of Science in Computer Science from Edinburgh University and has completed several executive development programs from institutions including Harvard Business School and INSEAD.
As a result of leading Hewlett-Packard’s substantial software business and his public company board experience, Mr. Russell brings to the Board his broad knowledge of large-scale software operations, including sales, marketing, development, finance, strategic planning and leadership, and corporate governance.

Mr. Reiner, 50, serves as our President and Chief Executive Officer, a position he has held since November 2010.
From 1999 to 2010, Mr. Reiner held a series of positions with successively increasing responsibility, including Senior Vice President of Product Development and Executive Vice President of Product and Marketing. Prior to becoming our President and Chief Executive Officer, he was responsible for global marketing and alliances, product management, science research, and development of our next generation software products. Mr. Reiner was also instrumental in our transition to a cloud business. Mr. Reiner has served on the board of directors of Paylocity Holding Corporation (NASD: PCTY) since September 2014 and serves on their compensation and nominating and governance committees.
Mr. Reiner holds a Bachelor of Science in Computer Science with a minor in Mathematics from the University of Houston.
As a result of his more than 20 years of experience with PROS, Mr. Reiner has familiarity with all of our key day-to-day operations, in-depth experience in and knowledge of the development of our products, services and the markets in which we compete, and has leadership, management and operating experience.

PROS | 2021 Proxy Statement | Page 17

Carlos Dominguez	Raja Hammoud
Audit Committee	(Nominee)
CLD Committee

Mr. Dominguez, 62, has served as Vice-Chairman and Chief Evangelist of Sprinklr, Inc., a privately held SaaS company, since June 2020.

He served as President of Sprinklr from 2015 to 2020 and as Chief Operating Officer from 2015 to 2018. He serves on the board of directors of The Hartford Financial Services Group, Inc. (NYSE: HIG) and serves on the Compensation & Management Development, Nominating & Corporate Governance committees of Hartford's board. He also served on the board of directors of Medidata Solutions, Inc. (NASD: MDSO) from 2009 until its acquisition by Dassault Systemes in 2019. From 1992 to 2015, Mr. Dominguez held a variety of roles at Cisco Systems, Inc., including SVP, Worldwide Service Provider Operations (2004 to 2008) and SVP, Office of the Chairman and CEO (2008 to 2015).

Mr. Dominguez brings to the Board his extensive business and leadership experience in technology and software companies, including experience in sales, marketing, strategy, governance, compensation planning and mergers and acquisitions.
Ms. Hammoud, 49, has served as Executive Vice President of Products at Coupa Software Incorporated (NASD: COUP) since 2019.

She served as Senior Vice President of Products at Coupa from 2017 to 2019 and as Vice President of Product Marketing and Management from 2014 to 2017. Prior to joining Coupa, Ms. Hammoud directed product marketing for Adobe System’s (NASD: ADBE) business process management business and held a product development management role at webMethods. Ms. Hammoud earned a B.S. in Computer Science with high distinction from the American University of Beirut, Lebanon.

Ms. Hammoud brings to the Board her extensive technology industry experience, including her experience in product marketing, software development and product portfolio strategy.

PROS | 2021 Proxy Statement | Page 18

Catherine Lesjak	Greg B. Petersen
Audit Committee	CLD Committee Chairman
Audit Committee

Ms. Lesjak, 62, retired from HP, Inc. (NYSE: HPQ), formerly Hewlett-Packard Company (HP) in March 2019, serving as HP's interim Chief Operating Officer from 2018 to 2019, after having served as Chief Financial Officer from 2007 to 2018.

In addition, Ms. Lesjak served as interim Chief Executive Officer of HP from August 2010 through October 2010. During her 32-year careeer at HP, Ms. Lesjak held a broad range of financial leadership roles, including Senior Vice President and Treasurer and other financial operations and controller roles. Ms. Lesjak has a bachelor’s degree in biology from Stanford University and a master of business administration degree in finance from the University of California, Berkeley.

Ms. Lesjak serves on the board of directors of SunPower (NASD: SPWR) where she serves on the Audit committee and General Electric Company (NYSE: GE) where she serves on the Audit and Governance & Public Affairs committees.

An audit committee financial expert, Ms. Lesjak brings to the Board extensive experience as the chief financial officer of a major corporation, with significant presence in both the business-to-consumer and business-to-business markets, including extensive experience in strategic business planning and execution, financial oversight, corporate development and public company governance.
Mr. Petersen, 58, has served as president of Brookview Capital Advisors since 2016. He currently serves on the board of directors of the following public companies: Mohawk Group Holdings, Inc. (NASD: MWK) and Plus Therapeutics, Inc. (NASD: PSTV).

Mr. Petersen previously served on the board of directors of Diligent Corporation (2013 to 2016) and Piksel, Inc. (2012 to 2017). Mr. Petersen served as the chairman of the audit committee at Diligent and Piksel, and as an advisory board member at Synthesio. From 2014 to 2015, he served as Executive Vice Chairman at Diligent Corporation. Mr. Petersen previously served as Chief Financial Officer for CBG Holdings, Lombardi Software, Inc. (which was sold to IBM in 2010), and Activant Solutions, Inc. Mr. Petersen previously served in executive roles with Trilogy Software and RailTex. Mr. Petersen began his career with American Airlines, Inc. (NASD:AAL), including serving as managing director of corporate development where he led a project to create Sabre Holdings, Inc. (NASD:SABR) and complete its IPO. Mr. Petersen holds a Bachelor of Arts in Economics from Boston College and a Master of Business Administration from the Fuqua School of Business at Duke University.

An audit committee financial expert, Mr. Petersen brings to the Board his business and leadership experience in software companies, merger and acquisition experience, and extensive financial planning, accounting, governance, compensation planning and risk management knowledge.

PROS | 2021 Proxy Statement | Page 19

Timothy V. Williams	Mariette M. Woestemeyer
Audit Committee Chairman	Co-Founder
NCG Committee

Mr. Williams, 72, has served on the board of directors and as chairman of the Audit committee of ChannelAdvisor Corporation (NYSE: ECOM) since 2012. He also serves on the board of directors of PointclickCare Corp., a privately held company.
Mr. Williams previously served on the board of directors and as chairman of the audit committee of Halogen Software, Inc. (TSE: HGN) (April 2011 to May 2017). Mr. Williams served as Senior Vice President and Chief Financial Officer of Blackbaud, Inc. (NASD: BLKB), a provider of software and services to non-profit organizations, from January 2001 until his retirement in November 2011. Mr. Williams previously served as Executive Vice President and Chief Financial Officer of both Mynd Corporation (now a subsidiary of Computer Sciences Corporation), and Holiday Inn Worldwide, a subsidiary of Bass PLC. Mr. Williams holds a Bachelor of Arts in business from the University of Northern Iowa.
An audit committee financial expert, Mr. Williams has extensive financial, business, management and public software company expertise. Through his experience as a chief financial officer, including with three other software and services firms, Mr. Williams brings to the Board extensive knowledge of accounting, risk management, general management of software companies and public company reporting requirements and processes.
Mrs. Woestemeyer, 69, co-founded PROS in 1985 with her husband, Ronald F. Woestemeyer. She has served as a director of PROS since 1985.

Mrs. Woestemeyer was previously the Chief Financial Officer of Metro Networks, a broadcasting company, from 1983 to 1985 and held various financial roles with Continental Airlines and its predecessor, Texas International Airlines, prior to 1983. Mrs. Woestemeyer holds a Bachelor of Business Administration and a Master of Business Administration from the University of Houston.

As co-founder of PROS, Mrs. Woestemeyer brings to the Board continuity and history of current and past management and direct relevant industry experience. Mrs. Woestemeyer also has familiarity with all of our key operations as a result of serving as a director since our founding. Mrs. Woestemeyer also has experience as our Chief Financial Officer for many years and related operational expertise.

Ms. Herscher, 60, is a seasoned technology public company board director, executive and entrepreneur, with more than 15 years of experience as a high-tech CEO in Silicon Valley and more than 10 years of experience serving on public company boards of directors. Ms. Herscher currently serves on the boards of Faurecia SA (EPA:EO), Verint (NASD:VRNT), and Lumentum Holdings, Inc. (NASD:LITE).

Ms. Herscher previously served as CEO for FirstRain, a privately held company in the unstructured data analytics space, from December 2004 to November 2015. Prior to leading FirstRain, she was CEO of Simplex Solutions and served in C-level and senior executive positions for a number of software and technology firms, including Cadence Design Systems, Inc.

Ms. Herscher has served on the Board since 2018 and brings her extensive business and leadership experience in software companies, including experience in software sales, marketing, strategy, governance, compensation planning and mergers and acquisitions.
Penelope Herscher(1)
CLD Committee
NCG Committee

(1)Ms. Herscher, a Class II director, has not been nominated for reelection and her term of service will end effective as of the Annual Meeting.

PROS | 2021 Proxy Statement | Page 20

The following table provides a summary view of the experience, expertise and other attributes of our continuing directors and director nominees as well as term of office information:

Board Experience, Expertise or Attribute	Carlos Dominguez	Raja Hammoud	Catherine Lesjak	Greg B. Petersen	Andres D. Reiner	William Russell	Timothy V. Williams	Mariette M. Woestemeyer
		(Nominee)				(Nominee)
Accounting			x	x			x	x
Business Operations	x	x	x	x	x	x	x	x
Cloud Software	x	x	x	x	x	x	x
Finance			x	x	x		x	x
International	x	x	x		x	x		x
Leadership	x	x	x	x	x	x	x	x
M&A	x	x	x	x	x	x	x
Public Company/Governance	x		x	x	x	x	x
Risk Management	x		x	x			x
Sales & Marketing	x				x	x
Software Product Development		x			x
Travel Industry				x	x			x
Race/Ethnicity
Hispanic/Latin American	x				x
Asian	x
Middle Eastern/North African		x
Caucasian/White			x	x		x	x
Prefer not to disclose								x
Other Public Boards
At March 25, 2021	1	—	2	2	1	1	1	—
Term of Service on PROS Board
Director Since	2020	2020	2020	2007	2010	2008	2007	1985
Current Term Expires	2022	2021	2022	2023	2022	2021	2023	2023
Class of Director	III	II	III	I	III	II	I	I

PROS | 2021 Proxy Statement | Page 21

PROPOSAL ONE
ELECTION OF DIRECTORS
What am I voting on?
Stockholders are being asked to elect two Class II director nominees to the Board for a three-year term.
Voting Recommendation:
The Board recommends voting “FOR” the election of each of the two Class II director nominees.
Two (2) directors are to be elected at the Annual Meeting. Our Board, upon the recommendation of the NCG Committee, has nominated Raja Hammoud and William Russell as Class II directors, each to hold office until the 2024 Annual Meeting and until their successor has been duly elected and qualified or until the earlier of their death, resignation or removal.
The Board is also composed of three Class III directors, whose terms expire upon the election and qualification of directors at the 2022 Annual Meeting, and three Class I directors, whose terms expire upon the election and qualification of directors at the 2023 Annual Meeting.
The Board knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above.
Vote Required
In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the Annual Meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.
Directors are elected by a plurality vote of the votes cast by holders of our Common Stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not have any effect on this proposal. Accordingly, the two nominees who receive the highest number of properly executed “FOR” votes from the holders of Common Stock will be elected as directors.
The number of “withhold” votes with respect to a nominee will affect whether our Director Resignation Policy will apply to that individual. In accordance with our Director Resignation Policy, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to offer his or her resignation following certification of the stockholder vote. Our NCG Committee of our Board would then consider whether to accept the resignation and make a recommendation to our independent directors as to the action to be taken with respect to the offer. For more information about this policy, see Corporate Governance - Accountability - Director Resignation Policy.
The NYSE broker discretionary rules prohibit banks, brokers and other intermediaries from voting shares held in their clients’ accounts on elections of directors unless the client has provided voting instructions. Therefore, if you hold your shares in street name, it is important that you cast your vote if you want it to count in the election of directors.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE TWO CLASS II DIRECTOR NOMINEES.

PROS | 2021 Proxy Statement | Page 22

DIRECTOR COMPENSATION

The CLD Committee periodically reviews non-employee director compensation taking into account various factors, including director responsibilities, peer group data and market practices. In the spring of 2020, Frederic W. Cook & Co., Inc. (FW Cook) provided an independent analysis, including peer group data, which was taken into consideration by the CLD Committee. For 2020, the CLD Committee approved a compensation structure for non-employee directors unchanged from 2019 and consisting of an equity award, annual cash retainer, and for certain leadership roles, a supplemental cash retainer. All cash retainers are paid quarterly in arrears. In 2020, each non-employee member of our Board serving as of the 2020 Annual Meeting received a target RSU award of $165,000, which will vest in full on April 29, 2021. Directors who joined the Board after the 2020 Annual Meeting received a pro rata award of RSUs which also vest in full on April 29, 2021. Each non-employee member of our Board received an annual cash retainer of $35,000 in 2020, pro rated for directors who joined the Board mid-year. The non-executive chairman of our Board received a supplemental cash retainer of $60,000 in 2020. In addition, each non-employee director serving as a chair or member of a standing committee of our Board received the following supplemental cash retainer(s):

Committee Role	Audit Committee	CLD Committee	NCG Committee
Member	$15,000	$15,000	$7,500

Chair	$30,000	$20,000	$10,000
We also reimburse our directors for reasonable out-of-pocket expenses incurred in connection with (i) their attendance at our Board and committee meetings and other Company meetings, and (ii) director continuing education programs, including participation in the NACD, of which the Company is a member.

2020 Director Compensation Table

The following table sets forth the compensation paid to our non-employee directors for service on our Board during 2020. Compensation for Andres D. Reiner our President and CEO is set forth in the Summary Compensation table. Mr. Reiner does not receive any compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Units ($) (1)	Total ($)
Carlos Dominguez (2)	$33,654	$164,969	$198,623
Raja Hammoud (3)	$28,434	$153,574	$182,008
Penelope Herscher	$57,500	$164,969	$222,469
Catherine Lesjak (4)	$20,516	$120,690	$141,206
Greg B. Petersen	$70,000	$164,969	$234,969
Leslie Rechan (5)	$21,010	$—	$21,010
William Russell	$120,000	$164,969	$284,969
Timothy V. Williams	$72,500	$164,969	$237,469
Mariette M. Woestemeyer	$35,000	$164,969	$199,969
Ronald F. Woestemeyer (6)	$11,538	$—	$11,538
(1)Represents the aggregate grant date fair value of equity awards granted in 2020 calculated in accordance with GAAP. For additional information about valuation assumptions for equity awards, refer to Note 14 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020. The April 29, 2020 grant of RSUs awarded to all non-employee directors serving as of conclusion of the 2020 Annual Meeting vest in full on the earlier of April 29, 2021 and the 2021 Annual Meeting and had a grant date fair value of $34.29. The June 8, 2020 grant of RSUs awarded to Ms. Hammoud vest in full on the earlier of April 29, 2021 and the 2021 Annual Meeting and had a grant date fair value of $44.80. The August 4, 2020 grant of RSUs awarded to Ms. Lesjak vest in full on the earlier of April 29, 2021 and the 2021 Annual Meeting and had a grant date fair value of $33.75.
(2)Mr. Dominguez joined the Board on April 29, 2020.
(3)Ms. Hammoud joined the Board on June 6, 2020.
(4)Ms. Lesjak joined the Board on August 3, 2020.
(5)Mr. Rechan resigned from the Board effective May 13, 2020 in conjunction with his appointment as a Chief Operating Officer of the Company.
(6)Mr. Ronald F. Woestemeyer retired from the Board effective April 29, 2020.

For information on the stock holdings of each director, see Security Ownership.

PROS | 2021 Proxy Statement | Page 23

EXECUTIVE OFFICERS

The following section sets forth our current NEOs and other significant employees of the Company, other than Mr. A. Reiner, their ages (immediately prior to the Annual Meeting), and the Company positions currently held by each such person:

Mr. Schulz, 54, oversees our accounting, financial planning and analysis, legal, treasury, facilities, investor relations, internal audit, tax and corporate development functions.
Mr. Schulz joined PROS in his current position in March 2015. Prior to joining us, Mr. Schulz served as Chief Financial Officer for Digital River, Inc., a global provider of cloud-based commerce, payments and marketing services, from July 2011 to February 2015. Mr. Schulz previously served in various roles, including as Senior Vice President, Chief Financial Officer and Chief Accounting Officer, with Lawson Software, an enterprise resource planning software company, from October 2005 to July 2011; in various finance and accounting roles at BMC Software, from 1993 to 2005, including as Vice President and Corporate Controller; and as an Audit Manager in the Enterprise Group with Arthur Andersen LLP. Mr. Schulz was instrumental in our transition to a cloud business.
Mr. Schulz holds a B.B.A. in Accounting from Lamar University.

Stefan B. Schulz
Executive Vice President
and Chief Financial Officer

Mr. Rechan, 59, oversees our operations, including our sales, marketing, customer success, revenue operations and professional services functions.
Mr. Rechan joined PROS as Chief Operating Officer in May 2020 after having served as a non-employee director on our Board since 2015. From 2017 to May 2020, Mr. Rechan served as President and CEO and a director of Solace Corp., a cloud-based smart data movement solutions company. From 2015 to 2017, Mr. Rechan served as President and CEO and a director of Halogen Software (TSX: HGN). From 2011 to 2014, Mr. Rechan served as General Manager, IBM Business Analytics Division. Prior to that, Mr. Rechan held various leadership positions at IBM across field sales, systems engineering, services, solutions, development and general management in North America, Europe and Asia Pacific. Mr. Rechan also served in executive roles at Cognos Inc., Oracle Corporation, Seibel Systems, Inc., Cadence Design Systems Inc. and Onyx Software Corp. Mr. Rechan serves on the board of directors of MicroStrategy Incorporated (NASD: MSTR).
Mr. Rechan holds a B.S. in Electrical Engineering and a B. A. in Organizational Behavior from Brown University and a M.A. in Management from Northwestern University.

Leslie Rechan
Chief Operating Officer

Mr. R. Reiner, 59, oversees our product management, product development and science and cloud operations.
Mr. R. Reiner joined PROS as Chief Technology Officer in 2016. He was appointed Executive Vice President in November 2019. Prior to joining us, Mr. R. Reiner co-founded and served as Chief Technology Officer for ITinvolve from 2011 to 2015. During his extensive software career, Mr. R. Reiner also has served in various technology leadership roles at leading software companies, including Attachmate and BMC Software.
Mr. R. Reiner holds a B.S. in Computer Science from the University of Houston.

Roberto Reiner
Executive Vice President
and Chief Technology Officer

Other Significant Employees

Name	Age	Position
Nikki Brewer	40	Chief People Officer
Scott Cook	53	Chief Accounting Officer
Katrina Klier	53	Chief Marketing Officer
Sherry Lautenbach	50	Sr. VP, Global B2B Sales
Damian Olthoff	46	General Counsel and Secretary
Martin Simoncic	39	Chief Customer Officer
Benson Yuen	60	President, Travel
Craig Zawada	50	Chief Innovation Officer
PROS | 2021 Proxy Statement | Page 24

COMPENSATION AND LEADERSHIP DEVELOPMENT
COMMITTEE REPORT

The Compensation and Leadership Development Committee of the Board of Directors of PROS has reviewed and discussed the following Compensation Discussion and Analysis with management and FW Cook. Based on this review and discussion, we recommended to the Board, and the Board has agreed, that the following Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE

Greg B. Petersen (Chairman) | Raja Hammoud | Penelope Herscher | William Russell

COMPENSATION DISCUSSION AND ANALYSIS

PROS provides AI solutions that power commerce in the digital economy. Our solutions bring intelligence to commerce by providing companies with predictive and prescriptive guidance that enables them to dynamically price, configure and sell their products and services across all channels with speed, precision and consistency. 2020 was an unprecedented year for the Company and our customers, partners and employees as the global economy was significantly and negatively impacted by the COVID-19 pandemic, including as a result of governmental authorities implementing measures to contain the virus. Compliance with these measures by us and by our customers impacted our business. In particular, in the travel industry, our airline customers experienced historic declines in demand for travel globally.

In 2020, despite the headwinds from the impact of the pandemic, we continued to execute our strategy, growing subscription revenue 17% over 2019, continuing our cloud transition and raising additional capital. Our results reflected further success in executing on our cloud transition, even in the face of unprecedented economic challenges due to COVID-19. In addition, our Recurring Revenue Gross Margin, while less than in 2019, was 73% for 2020, within our target range set at the beginning of 2020 before COVID-19 was declared a pandemic. We believe this is a significant accomplishment given the economic conditions brought on by the pandemic and is evidence of our prudent management of expenses during the uncertainty and extended impact of the pandemic. We successfully raised capital for additional liquidity and financial flexibility, executing during favorable market conditions to complete in September 2020 a private offering of $150.0 million in aggregate principal amount at maturity of convertible senior notes due 2027.
This Compensation Discussion and Analysis describes our executive compensation program and the compensation paid to our NEOs:

Andres D. Reiner	Chief Executive Officer, President and Director
Stefan B. Schulz	Executive Vice President and Chief Financial Officer
Leslie Rechan	Chief Operating Officer
Roberto Reiner	Executive Vice President and Chief Technology Officer
Thomas F. Dziersk	Former Executive Vice President, Worldwide Sales

PROS | 2021 Proxy Statement | Page 25

Our Compensation Philosophy
Our executive compensation program is designed to provide competitive pay enabling the Company to attract and retain high-caliber talent, to link pay to Company performance and to align the interests of our executives with those of our stockholders.

Competitive Pay
Rationale	Impact in 2020
To attract and retain high-caliber talent by setting compensation competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for business and talent. The Company does not target a specific percentile and reviews market data to check that compensation is generally in a market range and reflects the individual’s experience, performance and contribution.	At the time the CLD Committee made its 2020 executive compensation decisions, our CEO's strong 2019 performance was taken into consideration and his 2020 total compensation was targeted within a reasonable range of the median of our 2020 peer group. See the next section for a discussion of his actual compensation in 2020.

Pay for Performance
Rationale	Impact in 2020
Provide a compensation package that is weighted heavily towards performance-based pay to motivate high performance among our NEOs, with compensation levels reflecting the achievement of short- and long-term performance objectives	Company underperformance against pre-established targets resulted in CEO bonus paid at 24% of target for 2020. 79% of the 2019 PRSUs were earned, and the 2020 PRSUs are unlikely to be earned based on performance to date. Each award is measured over a two-year performance period.

Align the interests of our executives and stockholders
Rationale	Impact in 2020
Directly link rewards to the achievement of measurable financial objectives that build long-term stockholder value	CEO bonus plan is based on growth targets established at beginning of period without discretion or adjustment. One-half of the CEO's annual equity grant value is performance-based equity awards.

Executive Compensation Operating as Designed

Our CLD Committee believes that a well-functioning executive compensation program should reward executives for out-performance. Conversely, when performance is not achieved the program's incentive elements pay out at reduced levels, and in some cases at zero.

In early February 2020, prior to the declaration of COVID-19 as a pandemic, the CLD Committee approved aggressive NEO bonus performance goals for 2020 which required 18% total revenue growth and recurring revenue gross margin of 75% for at target bonus payouts. The global economic impact of the pandemic adversely impacted our revenue in 2020, resulting in no achievement of incentives based on total revenue growth and achievement of below target recurring revenue gross margin. Thus, our NEO bonus payout for 2020 was 24% of target and no pandemic-related adjustments nor discretion were applied. Our CEO's bonus was significantly lower than in 2019, resulting in a 14% decrease in his total compensation.

In addition, the financial impact of the pandemic has and may continue to affect our NEOs' equity incentives:
•The impact of COVID-19 on our recurring revenue in 2020 resulted in 79% of target 2019 PRSUs being earned.
•Based on the impact on subscription bookings during 2020, our 2020 PRSUs, which are measured over a two-year performance period, are unlikely to vest at all.
•Approximately $2.1 million of our CEO's 2020 reported total compensation is attributable to the grant date fair value of his 2020 PRSUs, which are likely to deliver $0, and no adjustments are contemplated at this time.

PROS | 2021 Proxy Statement | Page 26

Executive Compensation Practices

Our executive compensation practices are designed to assure that our executive compensation is competitive, rewards performance and aligns the interests of our executives with our stockholders, as highlighted in the following table:

Pay for Performance	We emphasize pay-for-performance where compensation is contingent upon the performance of our business and our stock price.
We utilize performance-based pay through equity and cash incentive awards that require achievement of pre-established goals with no discretion.

Stock Ownership Guidelines	We maintain robust ownership guidelines for our directors and NEOs.
We expect our CEO to hold stock equal to six times his base salary.
We expect each other NEO to hold stock equal to two times their base salary.
We expect our directors to hold stock equal to five times their annual cash retainer.

Accountability	We have a clawback policy that applies to all cash and equity awards.
We maintain anti-hedging, anti-short and anti-pledging policies.
Although we have not recently utilized stock options or SARs, we do not discount from fair market value in setting the exercise price of stock options and SARs.
Our NEO employment agreements have “double trigger” change in control provisions.

No Excessive Perquisites	We do not provide significant perquisites to our NEOs.

Repricing	We do not reprice underwater stock options or SARs without stockholder approval.

Minimum Equity Vesting Requirements	We do not grant equity with vesting terms of less than one year after grant, except for up to 5% of the stock plan authorized shares.

Compensation Risk Oversight	Our CLD Committee oversees risks associated with compensation policies and practices.

Independent Consultant	The CLD Committee has directly retained an independent compensation consultant that performs no services for PROS other than for the CLD Committee.

Role of Our Compensation and Leadership Development Committee

Our CLD Committee, which is comprised entirely of independent directors, is responsible for establishing, administering and interpreting our policies governing the compensation and benefits for our NEOs, as well as granting any share-based awards to our NEOs. Our CLD Committee establishes executive compensation programs that it believes, based on the members’ experience, is the most appropriate to achieve the goals described above. Our CLD Committee continues to evaluate our executive compensation programs on a quantitative and qualitative basis on at least a yearly basis or more frequently if circumstances dictate. Our CLD Committee expects to make new awards and adjustments to our executive compensation programs as appropriate. Our CLD Committee has taken the following steps to ensure that our executive compensation and benefit policies are consistent with both our compensation philosophy and our Corporate Governance Guidelines:
PROS | 2021 Proxy Statement | Page 27

•solicited recommendations from an independent executive compensation consultant to evaluate our executive compensation practices and assisted in developing and implementing the executive compensation programs;
•established a practice, in accordance with the rules of the NYSE, of reviewing the performance and determining the compensation earned, paid or awarded to our CEO;
•established a policy, in accordance with the rules of the NYSE, to review on an annual basis the performance of our other executive officers with assistance from our CEO and determined what we believe to be appropriate total compensation for these executive officers; and
•our CLD Committee members attended continuing education related to compensation best practices provided by NYSE, NACD and Equilar, among others.
Our CLD Committee considers a broad range of facts and circumstances in setting executive compensation. Among the factors considered for our executives generally in 2020, and for the NEOs in particular, are market data and recommendations from the Committee's independent compensation advisor, FW Cook, advice from our CEO, general economic and market conditions, our financial condition and operating results, our operating plan, our geographic location and the objectives of our executive compensation policies described above. The weight given to each factor differs from year to year and may differ among individual NEOs in any given year.

Role of Our Independent Compensation Consultant

The CLD Committee retained FW Cook to advise the CLD Committee on executive compensation matters for 2020 due to the breadth and depth of FW Cook’s experience with executive compensation matters and their expertise in the software industry. During 2020, FW Cook advised the CLD Committee on a variety of subjects such as compensation plan design and trends, pay for performance analytics, benchmarking norms, executive compensation best practices and other related matters. FW Cook reports directly to the CLD Committee, participates in meetings as requested and communicates with the CLD Committee Chair between meetings as necessary. FW Cook has served as the CLD Committee's independent compensation consultant since 2017.

Prior to engaging FW Cook, the CLD Committee reviewed FW Cook's qualifications, as well as their independence and any potential conflicts of interest. The CLD Committee has the sole authority to modify or approve the compensation for FW Cook, determine the nature and scope of their services, evaluate their performance, terminate their engagement and hire replacement or additional consultants at any time. FW Cook did not perform any services for us in 2020 other than as serving as advisors to the CLD Committee.

Role of the Chief Executive Officer

In early 2020, Mr. A. Reiner reviewed the performance and compensation of the NEOs, other than himself, and made recommendations as to their compensation to the CLD Committee. In making its decisions regarding executive compensation, the CLD Committee meets outside the presence of executive officers when making final decisions about each executive officer. The CEO is periodically present during portions of these deliberations that relate to the compensation for other executive officers but does not participate in discussions regarding his own pay. In addition, the CLD Committee has delegated to the CEO the authority to make share-based awards to employees below the VP level within certain limitations on aggregate grants and specific award terms.

Role of Stockholders

Each year, our CLD Committee takes into account the result of our stockholders' advisory vote on the compensation paid to our NEOs (say-on-pay). More than 64% of the total votes cast were voted in favor of our say-on-pay proposal in 2020, which was consistent with the support received in 2019. Say-on-pay is a key indicator of stockholder sentiment and is taken into account by the CLD Committee in its policy and decision-making processes. We also keep an open dialogue with our institutional investors and stockholders throughout the year. We reach out to discuss business topics, seek feedback on our performance and address other matters of importance to our stockholders, including executive compensation. We actively engaged with the stockholders that represent a significant majority of our shares outstanding in 2019, before 2020 executive compensation decisions, and again in 2020, after the 2020 stockholder vote and before 2021 executive compensation decisions. In 2020, this included the Company’s management team and the CLD Committee Chairman communicating in writing with stockholders that represent over 80% of our shares outstanding and having 11 live, interactive discussions with stockholders that represent over 55% of our shares outstanding. As a result of this ongoing outreach, the CLD Committee further reevaluated our executive compensation program and took into account stockholder sentiment as it set 2021 NEO pay. The following table sets forth common themes we have heard from our stockholder engagement on executive compensation over the past several years and the CLD's ongoing response to this engagement:
PROS | 2021 Proxy Statement | Page 28

	What We Heard		What We Did (with advice and data from our leading independent compensation consultants)
✓	A focus on CEO pay level.	✓
Reviewed and updated our peer group prior to January 2020 and January 2021 executive compensation decisions to ensure an accurate size-appropriate comparison of peer executive compensation practices and pay levels.

✓
Responded to changes in our relative market cap and revenue size in 2020 by removing a company from our peer group that had a faster growing market cap than ours and adding four companies with smaller market cap and similar revenue as ours.

		✓	Set CEO 2020 target compensation near the expected median of our updated peer group. CEO 2020 actual total compensation as reported in the Summary Compensation table is 14% lower than in 2019.

✓	Aligning NEO pay with Stockholder interests.	✓	Continued to set majority of pay based on performance through our bonus plan and equity grants tied to our performance.

✓
Continued to set aggressive goals for cash incentive attainment at the beginning of each year tied to our strategic plan. For example, in 2020, our primary growth-oriented performance metric was Total Revenue, and this goal required 17% annual growth to earn a target award.

✓	Paying for Performance	✓	Did not use discretion or any pandemic-related adjustments for 2020 pay. NEO bonuses were paid at 24% of target, as calculated based on achievement against the pre-pandemic established total revenue and recurring revenue gross margin goals.

		✓	2018 MSUs were earned at 200% of target based on 3-year total stockholder return (TSR) outperforming the Russell 2000 Index (measured from end of 2017 to end of 2020); 2019 PRSUs were earned at 79% of target based on actual results against the 2020 recurring revenue goal, with the below-target achievement primarily due to the impact of COVID-19 on 2020.

		✓	No COVID-19 related adjustments or discretionary actions were taken despite the fact that the pandemic was outside of management’s control.

		✓	Reinstated ARR and Free Cash Flow as metrics for 2021 NEO bonus plan in response to stockholder input to include both a top-line and profitability improvement metric.

Role of Peer Companies

To assist the CLD Committee in its deliberations on executive compensation, each year they review our peer group with our compensation consultant for appropriateness based on a variety of factors, including: similarities in market capitalization and revenue, relevant industry, the labor market for top management talent, our status as a publicly traded, U.S.-based firm and various other characteristics. Additionally, starting in 2017 and continuing through 2020, the CLD Committee specifically began to transition away from peers with a founder CEO because they tend to be paid in a differentiated manner from typical market practice (exceptions have been made in certain instances where business size and fit are strong and the pay program/mix is market normative). The CLD Committee reviewed the peer group constituents in mid-2019 for informing 2020 NEO pay. As a result of this review, two acquired companies (Callidus Software and Imperva) and two others that fell outside of the desired market cap and/or revenue size range (Model N and RingCentral) were removed. This left 14 continuing peer companies, and three new SaaS peers that were in a similar market cap and revenue size range and exhibited a similar growth profile relative to PROS at the time they were selected were added. The resulting 2020 Peer Group of 17 companies had a median revenue that was slightly above PROS revenue at the time, balanced by a median market cap that was slightly below PROS market cap at the time. A complete list of the 2020 Peer Group is set forth in the following table:

2020 Peer Group (Count = 17)
Aspen Tech	Benefitfocus	Bottomline Tech	Cornerstone	Coupa Software
Ellie Mae	Everbridge*	Five9	Instructure*	Monotype Imaging
Paylocity	Q2 Holdings	Quotient Tech	Rapid7*	SPS Commerce
Workiva	8x8	*Added for 2020 peer group
Market Cap range of 2020 Peer Group as of July 29, 2019 (time of peer group construction): 0.3x - 3.2x of PROS market cap
Latest TTM Revenue range of 2020 Peer group as of July 29, 2019: 0.7x - 2.5x of PROS revenue at the time

PROS | 2021 Proxy Statement | Page 29

In August 2020, the CLD Committee reviewed the peer group for purposes of informing executive compensation decisions for 2021 and made several changes to the group with a focus on aligning the group's overall market cap and revenue closer to PROS market cap and revenue at the time, which were impacted by the COVID-19 pandemic more than most of the peer companies due to the travel industry being particularly affected. The following three companies were removed from the peer group because they were acquired: Ellie Mae, Instructure and Monotype Imaging. Additional changes to the peer group for 2021 were made to reduce the peer median revenue and market capitalization to be responsive to PROS smaller size relative to peers as a result of COVID-19 impacts. Coupa Software was removed because its market capitalization grew larger than the CLD Committee’s targeted market cap range, and four new peers were added for the 2021 peer group, all of which had a smaller market cap than PROS and similar revenue as PROS at the time: Model N, OneSpan, QAD and Upland Software. With these changes, the CLD Committee examined the compensation practices of these companies. We believe that all companies in the 2021 peer group are in a comparable and appropriate size range, are similar in terms of their scope and complexity and are representative of widely-accepted peer group development best practices. A complete list of the 2021 Peer Group is set forth in the following table:

2021 Peer Group (Count = 17)
Aspen Tech	Benefitfocus	Bottomline Tech	Cornerstone	Upland Software*
QAD*	Everbridge	Five9	Model N*	OneSpan*
Paylocity	Q2 Holdings	Quotient Tech	Rapid7	SPS Commerce
Workiva	8x8	*Added for 2021 peer group
Market Cap range of 2021 Peer Group as of July 31, 2020 (time of peer group construction): 0.3x - 5.5x
Latest TTM Revenue range of 2020 Peer group as of July 31, 2020: 0.6x - 2.3x

PROS | 2021 Proxy Statement | Page 30

2020 CEO Compensation Program Overview

•Growth in TSR has far outpaced growth in our CEO’s target pay. From the beginning of 2018 through 2020, PROS cumulative TSR was greater than 90%, but our CEO's total target pay increased 29% over that three-year period, including no change in his base salary and target cash incentive for two of the three years.

•Our CEO's total compensation has been near the median of our peer group. In recognition of our strong one-year TSR in 2019 (95%) and our CEO's leadership as well as peer company data and other relevant factors, the CLD Committee increased our CEO's base salary by 2.9% for 2020 as compared to 2019 and his overall target compensation for 2020 by 11% as compared to his 2019 target total compensation.

•Actual CEO pay decreased for 2020, driven by our underperformance attributable to the impact of COVID-19. As reported in the Summary Compensation table, our CEO's total compensation for 2020 declined 14% as compared to 2019, primarily due to the cash incentive (bonus) declining year-over-year.

Growth in PROS 3-Year TSR
Has Outpaced Growth in Target & Actual CEO Pay (1)
127%
92%
35%
27%
29%
19%
9%
—%
16%
9%
2017
2018
2019
2020
CEO Target Pay
CEO Actual Pay
TSR

(1)    Growth numbers are cumulative over time. Target equity compensation for RSUs and market stock units (MSUs) represents total target equity compensation determined by the CLD Committee divided by the closing price of the Company's Common Stock reported by the New York Stock Exchange (NYSE) on the grant date, and for 2018 MSUs differ from the accounting grant date fair value included in the Grants of Plan-Based Awards table below; and for performance-based RSUs (PRSUs) represents the accounting grant date fair value.

PROS | 2021 Proxy Statement | Page 31

The Company’s 2020 CEO compensation program reflects our ongoing emphasis on pay for performance with approximately 50% of total compensation directly performance-based (including annual cash incentive and performance-based equity) and >90% at risk (including time-based RSUs). The 2020 CEO equity award structure of 50% performance-based equity and 50% time-based equity was consistent with the CLD Committee's historic practices utilized each year for our CEO since 2012.

Components of 2020 Executive Compensation

Our CLD Committee chose to make the changes set forth below to our NEO compensation for 2020 after reviewing each leader’s tenure and compensation history with us, the Company’s and each leader’s prior year performance, the compensation practices from our 2020 peer group, each leader’s compensation relative to our updated peer group and feedback from stockholder engagement. Investors should keep in mind that the CLD Committee target compensation decisions for 2020 were considered and made prior to the COVID-19 global pandemic. Actual compensation received, particularly with respect to cash incentive compensation, was well below target due to the impact of COVID-19 on the Company's business and the lack of any related formulaic or discretionary adjustments. Please see the tables under Executive Compensation below.

Base Salaries

We use base salaries primarily to compensate and retain our NEOs for their services. Base salaries for our NEOs are reviewed on an annual basis and represent the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with us. Base salary is set at the CLD Committee’s discretion after taking into account the competitive landscape, including the compensation practices of the companies in our selected peer group, our business strategy, our performance goals and certain individual factors, such as position, salary history, individual performance and contribution, length of service with the Company and placement within the general base salary range offered to our NEOs.

Base Salary changes for 2020

•In recognition of Mr. A. Reiner's years of successful leadership, the CLD Committee approved for 2020 an increase to Mr. A. Reiner's base salary, the first such increase in four years.

•In recognition of Mr. Schulz's continued impact on our successful operational and financial progress and the resulting growth in stockholder return in 2019, the CLD Committee increased Mr. Schulz's base salary for 2020.

•Mr. R. Reiner - In recognition of Mr. R. Reiner's product development leadership and overall Company performance with increasing customer adoption in 2019, the CLD Committee increased Mr. R. Reiner's base salary for 2020.
PROS | 2021 Proxy Statement | Page 32

The following table sets forth the annual base salaries for the past two years for each of our NEOs:

		Annual Base Salaries
	Named Executive Officer	2019	2020		% Increase
	Andres D. Reiner	$525,000	$540,000		2.9%
	Stefan B. Schulz	$392,000	$405,000		3.3%
	Leslie Rechan	$—	425,000	(1)	—
	Roberto Reiner	$338,000	$350,000		3.6%
	Thomas F. Dziersk	$383,000	$383,000	(2)	—

(1)	Mr. Rechan's actual salary was prorated for 2020 based on his May 2020 start date as an employee of the Company. See Summary Compensation table below.
(2)	In connection with his retirement from the Company which was announced in May 2020, the Company and Mr. Dziersk entered into an amended and restated employment agreement providing that for the transition period from July through October 2020 Mr. Dziersk's base salary would be reduced from an annual rate of $383,000 to $192,000.
Cash Incentives

For 2020, we utilized a cash incentive plan for our NEOs under which cash incentive payments could be earned based on our performance against our corporate objectives for the year. This program is intended to reward our NEOs upon the achievement of financial performance goals. Each component of the cash incentive plan had minimum threshold, target and maximum levels and operated independently of the other components. Actual results between the minimum threshold, target and the maximum goal levels are interpolated. We use our cash incentive plan to align our NEOs' performance with our financial results and to motivate our NEOs to successfully implement our cloud strategy and execute our corresponding financial plan by achieving annual goals that were set at the beginning of the year and remained unchanged through the end of the year.

NEO Cash Incentive Plan for 2020. The NEO cash incentive plan for 2020 (2020 NEO Plan) was approved, including establishing the performance goals and setting the targets, by the CLD Committee in early February 2020, before COVID-19 was declared a pandemic. Similar to the 2019 NEO Plan, the 2020 NEO Plan contained two performance-based measures: Total Revenue and non-GAAP Recurring Revenue Gross Margin. Non-GAAP Recurring Revenue Gross Margin measures the efficiency of our business as it takes into account the costs required to drive our recurring revenue. It is defined as (a) total recurring revenue (comprised of subscription plus maintenance and support revenue), less recurring cost of revenue excluding share-based compensation, amortization of acquisition-related intangibles, acquisition-related expenses and non-cash rent expense on our preoccupied new headquarters and other items approved by the Audit Committee for exclusion from external non-GAAP financial reporting, divided by (b) total recurring revenue, expressed as a percentage.

Going into 2020, the CLD Committee continued to believe that Total Revenue was a valuable indicator of growth for the Company and that Recurring Revenue Gross Margin is the best indicator to measure the health and sustainability of our cloud business. The two measures are distinct and complementary as one measures the overall revenue of the Company and the other is a profitability metric for our business. The weighting of the 2020 NEO Plan components is set forth in the following table:

Component	Weighting
Total Revenue	60%

Recurring Revenue Gross Margin	40%

Each NEO's target payout was established as a percentage of base salary as set forth in the payout table below, with the minimum threshold payout being 50% of such target amount and the maximum payout being 200% of such target amount. Actual payouts under the 2020 NEO Plan were based on Company performance compared to aggressive goals for each component’s target. In February 2020, the CLD Committee set the 2020 NEO Plan target performance goals as indicated in the table below. These targets were set prior to the declaration of COVID-19 as a pandemic, which has significantly and negatively impacted the global economy and travel-related industries served by our solutions. As a result, our total revenue minimum threshold level was not achieved. No discretion nor adjustments were made to the 2020 NEO Plan.

PROS | 2021 Proxy Statement | Page 33

As detailed below, the 2020 NEO Plan payout was 24.2% of target solely due to Recurring Revenue Gross Margin being achieved just above the pre-established threshold performance level. The minimum threshold, target, and maximum goals for each component are set forth in the following table (linear interpolation applies between performance levels):

	Goals			Performance Achieved
Component	Threshold	Target	Maximum
Total Revenue (in millions)	$285	$295	$305	$252
Recurring Revenue Gross Margin	73%	75%	77%	73.4%
Payout at Level	50%	100%	200%	24.2%

The payout for 2020 performance as a percentage of the base salary of each NEO reflects actual results against the performance schedule described above and are set forth in the following table:

Named Executive Officer	Target Payout	Actual Payout
	As a % of Base(1)	Incentive Paid	As a % of Target
Andres D. Reiner	110%	$143,748	24.2%
Stefan B. Schulz	80%	$78,408	24.2%
Leslie Rechan (2)	90%	$58,928	24.2%
Roberto Reiner	70%	$59,290	24.2%
Thomas F. Dziersk (3)	100%	—	—
(1) No changes were made to target payout amounts as a percentage of base salary in 2020; they are the same as applied in 2019.
(2) Mr. Rechan's prorated bonus target payout for 2020 was $243,504.
(3) Mr. Dziersk retired from the Company effective October 31, 2020 and was ineligible for any 2020 incentive payout.

PROS | 2021 Proxy Statement | Page 34

Equity Awards

The CLD Committee believes that equity compensation plans are an essential tool to align the long-term interests of our NEOs and employees with those of our stockholders. For our NEOs, the CLD Committee awards a mix of performance-based equity awards and time-based equity awards. While the disclosure rules of the SEC require us to disclose in the Summary Compensation table below the grant-date fair value of equity awards granted to our NEOs, the actual value received by an NEO depends on multiple factors, including the number of shares actually received via vesting and the share price upon ultimate sale. As such, even time-based RSUs include an implied performance element in that the ultimate value received is directly tied to the Company's stock performance over time. The CLD Committee determines the size of awards following review of competitive market data from our peer group, as well as subjective factors such as relative job scope, individual performance, tenure and experience, expected future contributions to the growth and development of the Company, Company performance, historical equity compensation awarded to a NEO and the unvested equity position held by each NEO.

2020 Equity Awards

For 2020, each NEO, except Mr. Rechan who joined the Company as an executive mid-year, received a mix of performance-based and time-based RSUs based upon a target award value as set forth in the table below. Mr. Rechan received a sign-on time-based RSU award which represented a combination of his annual long-term incentive grant for 2020 and a meaningful "make whole" award for unvested equity forfeited in connection with his leaving his prior employer and CEO role to join PROS as Chief Operating Officer.

Named Executive Officer	Target Award	Mix of Equity Award Types(1)		Share Price	Units Granted
	Value (000s)	Performance-Based	Time-Based	on 1/13/20	PRSUs	RSUs
Andres D. Reiner	$5,250	50%	50%	$66.44	39,500	39,500
Stefan B. Schulz	$2,500	40%	60%	$66.44	15,100	22,600
Leslie Rechan (2)	$4,000	—	100%	N/A	—	132,406
Roberto Reiner	$1,800	40%	60%	$66.44	10,800	16,300
Thomas F. Dziersk (3)	$1,400	40%	60%	$66.44	8,400	12,600
(1)The calculation of the number of respective units to grant was determined by the CLD Committee based upon the closing stock price of our Common Stock on the date of grant of the RSUs (January 13, 2020), rounding to the nearest hundred RSUs. However, the PRSUs were granted on February 7, 2020. The grant of PRSUs was delayed because management and the Board established the financial plan for 2020 in early February, and the performance targets were thus not set until February 2020. However, the number of PRSUs to be awarded had been established using the target award values and stock price in January 2020. Regardless of the movement of the stock price between January 13, 2020 and February 7, 2020, the number of PRSUs to be awarded was set on January 13, 2020. The SEC requires us to present in the Summary Compensation table below the grant date fair value of equity awards calculated based on the stock price on the date of grant. Because our stock declined in value between January 13, 2020 and February 7, 2020, the date of granting the PRSUs, the value shown in the Summary Compensation table shows as a lower amount than the total target equity value set by the CLD Committee and shown in the table above. It also could appear that our CEO's 2020 equity awards were not based on a 50/50 performance-based to time-based ratio. But, this table illustrates that the intent of the CLD Committee was to award our CEO on a 50/50 ratio.
(2)Mr. Rechan's award included his initial "sign-on" and "make whole" award with a combined total target value of $4,000,000 and was granted on May 13, 2020 using the closing share price on such date of $30.21 to calculate the number of RSUs.
(3)Mr. Dziersk retired from the Company effective October 31, 2020, and the equity awards granted in 2020 were forfeited unvested upon his departure from the Company.

Performance-based RSUs. In 2020, the CLD Committee granted PRSUs for the performance-based equity component. Similar to the PRSUs granted in 2019, the 2020 PRSUs are earned based on achievement of a long-term recurring revenue goal measured over a two-year performance period. The CLD Committee believes that measuring recurring revenue over a multi-year period incents our NEOs to build long-term customer relationships. This measure is distinct from total revenue utilized in the 2020 NEO Plan which measures all revenue in the year, including services revenue which is not recurring. The percentage of target units earned, up to a maximum of 200% of target, depends upon the achievement against the performance goal. If we fail to achieve the performance level at goal, the percentage at which the 2020 PRSUs convert into earned RSUs will be reduced from 100%, through linear interpolation between a 50% threshold and 100% achievement, with zero units earned for performance below threshold. Vesting of the earned PRSUs, which are payable in shares of our Common Stock, is then contingent on an additional one-year continued employment condition.

Time-based RSUs. RSUs granted in 2020 to our NEOs vest in four equal annual installments on the four anniversaries of the grant date, assuming continued employment over the vesting period, and settle in shares of our Common Stock upon vesting.
See 2020 award detail included in the Grants of Plan-Based Awards table.

PROS | 2021 Proxy Statement | Page 35

Earning of Prior Year Performance-Based Equity Awards

As stated above, performance-based equity is a key component of our executive compensation program. Once a performance period has completed, our CLD Committee certifies the performance and number of units that are earned. The following sections set forth information regarding the actual results of performance-based equity awards with performance periods that have recently completed.

2018 Market Stock Units

In January 2018, Messrs. A. Reiner and Schulz were awarded market stock units (MSUs) as the performance-based equity component of their 2018 compensation. Messrs. Rechan and R. Reiner did not participate in, and Mr. Dziersk did not earn due to his retirement, such awards. The number of units (payable in shares of our Common Stock) actually earned was based on our TSR for a three-year period from January 1, 2018 through December 31, 2020 as compared to the Russell 2000 Index. The performance multiplier determining the number of units earned was equal to the sum of 100% plus the product of 2.5 multiplied by the difference (whether positive or negative) equal to our TSR minus the return of the Russell 2000 Index, capped at 200%. In January 2021, following completion of the three-year performance period, the CLD Committee certified the performance multiplier and number of earned units for each executive based on the award agreement formula (no discretion nor adjustment applied) as set forth in the table below:

2018 MSUs for Performance Period January 2018 - December 2020*
Named Executive Officer	MSUs granted at target	Performance Multiplier	Units Earned

Andres D. Reiner	82,948	200%	165,896

Stefan B. Schulz	27,778	200%	55,556
*As calculated per the MSU award agreements, PROS stock (TSR = 89%) outperformed the Russell 2000 Index (29% return), resulting in 251% calculated out-performance, capped at 200%.

2019 PRSUs

In January 2019, Messrs. A. Reiner and Schulz were awarded PRSUs as the performance-based equity component of their 2019 compensation. Messrs. Rechan and R. Reiner did not participate in, and Mr. Dziersk did not earn due to his retirement, such awards. The number of units (payable in shares of our Common Stock) actually earned was based on our performance against a Total Recurring Revenue goal for a two-year performance period ended December 31, 2020. If performance was below the minimum goal, no units were earned. If performance was equal to the minimum goal, 50% of the awarded (at target) units were earned; If performance was equal to or above the target goal, 100% of the awarded units were earned; and if performance was equal to the maximum goal, 200% of the awarded units were earned. Linear interpolation was used to determine the number of earned units if the percentage attainment of the performance goal fell between the minimum, target or maximum goals. In February 2021, the number of earned units was certified for each executive based on the award agreement formula (no discretion nor adjustment applied) as set forth in the table below. The earned units are subject to an additional one-year vesting period and will vest on January 15, 2022, assuming continued employment.

Named Executive Officer	Total Recurring Revenue ($M)					PRSUs
		Minimum	Target	Maximum	Actual vs. Target	#Granted at Target	Units Earned
	Goals	$206.5	$221.4	$236.8
	Actual	$215.2			79.1%

Andres D. Reiner					79.1%	70,348	55,645
Stefan B. Schulz					79.1%	24,206	19,146

Other Compensation

Our NEOs are eligible to participate in our health and welfare programs, 401(k) plan, Employee Stock Purchase Plan and other benefit programs on the same basis as other U.S. employees. We also offer our NEOs reimbursement for the costs of an annual executive, comprehensive physical. In 2020, Messrs. A. Reiner and R. Reiner utilized this benefit.

PROS | 2021 Proxy Statement | Page 36

Severance Compensation and Termination Protection

We generally provide our NEOs with severance packages if they are terminated without cause (as defined in their employment agreements) or for good reason (as defined in their employment agreements) in order to attract and retain them. The amount of severance benefits is described below, and in more detail elsewhere in the section titled “Potential Payments Upon Termination or Change of Control." The CLD Committee reviews the potential payouts to ensure their market-competitiveness in order to incentivize our NEOs to maintain focus on both daily and long-term efforts.

Our severance compensation provisions are designed to meet the following objectives:

•Change in Control: As part of our normal course of business, we may engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives.  In certain scenarios, the potential for merger or being acquired may be in the best interests of our stockholders.  We provide a component of severance compensation if a NEO is terminated as a result of a change of control transaction to promote the ability of our NEOs to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.

•Termination Without Cause or For Good Reason: If we terminate the employment of one of our NEOs “without cause” or one of our NEOs resigns for “good reason,” each as defined in the applicable agreement, we are obligated to make certain payments based on the NEO's then-effective base salary.  We believe this is appropriate because the terminated NEO is bound by confidentiality and non-competition provisions continuing after termination. We also believe it is beneficial to have a mutually-agreed severance package in place prior to any termination event to avoid disruptive conflicts and provide us with more flexibility to make a change in management if such a change is in our and our stockholders’ best interests.

Employment Agreements

Andres D. Reiner. In December 2018, we entered into a second amended and restated employment agreement with Mr. A. Reiner, our President and CEO. This agreement will automatically renew for additional three-year terms unless the Company decides not to renew. The base salary payable to Mr. A. Reiner is subject to periodic review by our CLD Committee. In the event Mr. A. Reiner’s employment with us is terminated by him for good reason, by us without cause or we decide not to renew his agreement, he will receive (i) his full base salary each month for the following 12 months, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) the payment of a bonus at 100% of performance targets, including discretionary components, within the bonus plan in effect as if employed by us for 12 months, (iv) an amount equal to 12 times the monthly cost of Mr. A. Reiner's health benefits, (v) the acceleration of vesting of all equity awards with respect to such shares that would have vested following his termination date, and (vi) the acceleration of vesting of all market stock awards where the number of units vesting is determined as if the performance period ended on his termination date. If Mr. A. Reiner’s employment is terminated by us without cause, if he resigns for good reason, or we decide not to renew his agreement within six months prior to, or any time after, a change of control of the Company, he will receive (i) an amount equal to 150% of his annual salary, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) the payment of an aggregate bonus equal to 100% of performance targets, including any discretionary components, within the bonus plan in effect as if employed by us for eighteen months, (iv) an amount equal to 18 times the monthly cost of Mr. A. Reiner's health benefits, and (v) the acceleration of vesting of all equity awards with respect to shares that would have vested following the termination date. If Mr. A. Reiner's employment with us terminates due to his death or disability, his employment will automatically terminate and he will be entitled to accelerated vesting of (i) all equity awards with respect to all shares that would have vested after the termination date, and (ii) all MSUs at 100% of the target number granted. In addition, if the surviving or acquiring entity (or its parent entity) elects not to assume, continue or substitute for the equity awards or options due under the either the 2007 Equity Incentive Plan (2007 Plan) or 2017 Plan, all outstanding equity awards and options under each plan will vest in full and become fully exercisable. Mr. Reiner is subject to non-competition and non-solicitation restrictions during the term of his employment and for the 12-month period following the termination of his employment.

PROS | 2021 Proxy Statement | Page 37

Stefan B. Schulz and Leslie Rechan. In December 2018, we entered into an amended and restated employment agreement with Mr. Schulz, our Executive Vice President and Chief Financial Officer. In May 2020, we entered into an employment agreement with Mr. Rechan, our Chief Operating Officer. The agreements with these two officers utilize a similar form and provide that the agreements are for a three-year term and automatically renew for three-year terms unless the Company decides not to renew. The base salary payable to the officer is subject to periodic review by our CLD Committee. In the event the officer's employment with us is terminated by him for good reason, by us without cause, or we decide not to renew his agreement, he will receive (i) his full base salary each month for the following 12 months, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) the payment of a bonus at 100% of performance targets, including discretionary components, within the bonus plan in effect as if employed by us for 12 months, (iv) an amount equal to 12 times the monthly cost of the officer's health benefits, (v) the acceleration of vesting of all equity awards with respect to such shares that would have vested following the date of termination and prior to the first anniversary of his termination date, and (vi) the acceleration of vesting of all market stock awards, in the case of Mr. Schulz, or performance stock awards, in the case of Mr. Rechan, scheduled to vest prior to the first anniversary of his termination date, where the applicable performance period is deemed to have ended on his termination date.  Alternatively, if the officer's employment is terminated by us without cause, if he resigns for good reason or we decide not to renew his agreement, in any of these cases, within six months prior to, or any time after, a change of control of the Company, he will receive (i) an amount equal to 150% of his annual salary, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) the payment of an aggregate bonus equal to 100% of performance targets, including discretionary components, within the bonus plan in effect as if employed by us for 18 months, (iv) an amount equal to 18 times the monthly cost of the officer's health benefits, and (v) the acceleration of vesting of all equity awards with respect to such shares that would have vested following the date of termination. In addition, if the surviving or acquiring entity (or its parent entity) elects not to assume, continue or substitute for the equity awards or options due under the 2007 Plan or 2017 Plan, all outstanding equity awards and options under each plan will vest in full and become fully exercisable. If the officer's employment with us terminates due to his death or disability, his employment will automatically terminate and he will be entitled to accelerated vesting of (i) all equity awards with respect to all shares that would have vested after the termination date, and (ii) all MSUs, in the case of Mr. Schulz, and all performance stock awards, in the case of Mr. Rechan, at 100% of the target number granted. Mr. Schulz and Mr. Rechan are subject to non-competition and non-solicitation restrictions during the term of his employment and for the 12-month period following the termination of his employment.

Roberto Reiner. In November 2019, we entered into an amended and restated employment agreement with Mr. R. Reiner, our Executive Vice President and Chief Technology Officer. This agreement is for a three-year term and automatically renews for three-year terms unless the Company decides not to renew. The base salary payable to Mr. R. Reiner is subject to periodic review by our CLD Committee. In the event Mr. R. Reiner's employment with us is terminated by him for good reason, by us without cause, or we decide not to renew his agreement, Mr. R. Reiner will receive (i) his full base salary each month for the following 12 months, and (ii) an amount equal to 12 times the monthly cost of his health benefits.  Alternatively, if Mr. R. Reiner's employment is terminated by us without cause, if he resigns for good reason, or we decide not to renew his agreement within six months prior to, or any time after, a change of control of the Company, he will receive (i) an amount equal to 150% of his annual salary, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) an amount equal to 18 times the monthly cost of his health benefits, and (iv) the acceleration of vesting of all equity awards with respect to such shares that would have vested following the date of termination. In addition, if the surviving or acquiring entity (or its parent entity) elects not to assume, continue or substitute for the equity awards or options due under the 2017 Plan, all outstanding equity awards and options under the 2017 Plan will vest in full and become fully exercisable. Mr. R. Reiner is subject to non-competition and non-solicitation restrictions during the term of his employment and for the 12-month period following the termination of his employment.

Thomas F. Dziersk. In June 2020 in connection with his planned retirement from the Company, we entered into an amended and restated employment agreement with Mr. Dziersk, our former Executive Vice President, Worldwide Sales, providing that Mr. Dziersk's employment would terminate as of October 31, 2020. This agreement also provided that Mr. Dziersk's base salary was reduced from the previous annualized rate of $383,000 to $192,000 for the transition employment period July 1 through October 31, 2020 and that Mr. Dziersk would not be eligible for any incentive compensation payouts for 2020. Mr. Dziersk continued to vest in outstanding equity awards through his employment termination date of October 31, 2020. Mr. Dziersk is subject to non-competition and non-solicitation restrictions for the 12-month period following the termination of his employment.

“Cause” is defined in these employment agreements as (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company by the officer which causes a material harm to the Company, (b) the officer’s conviction of, or a plea of guilty or no contest to, a felony or any other crime involving dishonesty or moral turpitude under the laws of the United States; (c) any intentional wrongdoing by the officer, whether by omission or commission, which adversely affects the business or affairs of the Company; (d) continued failure to perform assigned duties or comply with any Company policy after notice and a cure period; (e) any material breach by the officer of his employment agreement or any other agreement between the officer and the Company after notice and a cure period; and (f) any failure to cooperate in good faith with the Company in any governmental investigation or formal proceeding.

PROS | 2021 Proxy Statement | Page 38

Each of our NEOs can resign for “good reason” and be entitled to certain severance payments as detailed above in the table titled “Potential Payments Upon Termination of Employment or Change of Control.” “Good reason” is defined in their employment agreements as (i) a material diminution in their authority, duties or responsibilities or the assignment of duties to them that are not materially commensurate with their position with the Company, other than, in the case of the employment agreement with Mr. R. Reiner, where he is asked to assume substantially similar duties and responsibilities in a larger entity after any change of control; (ii) a material reduction in their base salaries, or in the case of Mr. Rechan his target bonus opportunity, other than reductions which are part of a general reduction affecting all employees; (iii) the relocation of their principal place of service to their employer to more than 25 miles from their present location; (iv) any failure by the Company to continue to provide them with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee holding a comparable position with the Company, in any material benefit or compensation plans and programs, which results in a material detriment to them; (v) any material breach by the Company of any provision of their employment agreement; or (vi) any failure by any successor corporation to assume the Company’s obligations under the NEO's employment agreement.

Governance and Other Considerations

Tax and Accounting Considerations

Limits on Deductibility of Compensation. Section 162(m) of the Code generally prevents us from deducting as a business expense that portion of compensation paid to certain of our executive officers that exceeds $1,000,000. Historically, there was an exception to this $1,000,000 deduction limit for compensation that qualified as “performance-based compensation” under Section 162(m).  Under federal tax legislation enacted on December 22, 2017, referred to as the Tax Cuts and Jobs Act, the performance-based exemption was repealed for taxable years on or after January 1, 2018, and the persons treated as covered employees subject to the deduction limit have been expanded to include our CFO and mandated that once an individual is treated as a covered employee for a given year, that individual will be treated as a covered employee for all subsequent years. Accordingly, any compensation paid to our covered executive officers in excess of $1 million in any one year will not be deductible. The CLD Committee believes that its primary responsibility is to provide a compensation program to meet our stated business objectives, and accordingly the Company reserves the right to pay compensation that is not tax-deductible if it determines that such a payment is in the best interests of the Company and our stockholders.

Clawback Policy. Our “clawback” policy permits our Board to consider and make a decision in its sole discretion to recover, under applicable law, any incentive bonuses awarded to NEOs whose fraud or intentional misconduct significantly contributed to a restatement of financial results that led to the awarding of incentive bonuses. This “clawback” policy is designed to further link our executive compensation and our long-term performance. Additionally, the 2017 Plan provides for recovery of certain equity awards and profits from securities sales in similar circumstances.

Prohibition Against Hedging, Pledging, and Short-Sales. We have implemented both anti-hedging and anti-pledging policies, as well as a prohibition on participating in short sales of our stock, to ensure that our executives’ stock remains at-risk. Our Insider Trading Policy, which applies to all employees, including officers, and non-employee directors, specifically prohibits short sales of our securities, transactions in puts, calls or other derivative securities involving our stock, hedging or monetization transactions (including but not limited to zero-cost collars, prepaid variable forwards, and equity swaps), and holding our securities in a margin account or pledging our securities as collateral for a loan.

Stock Ownership Guidelines. As part of our overall corporate governance and compensation practices, our Board adopted stock ownership guidelines for our NEOs and directors. These guidelines are designed to align our NEOs’ and directors' interests with our stockholders’ long-term interests by promoting long-term share ownership, which reduces the incentive for excessive short-term risk taking and further increases our NEOs’ and directors’ alignment with stockholder interests. These guidelines require our Chief Executive Officer to hold shares of our stock worth six times his annual salary and each other NEO is required to hold shares of our stock worth two times their annual salary. The guidelines also state that each non-employee director is required to hold shares of our stock worth five times the annual cash retainer for directors. Share units or unexercised options held by a NEO or director under any of our equity incentive plans are included, at 100% of their intrinsic value, in calculating the value of ownership to determine whether this minimum ownership requirement has been met. Shares held by a NEO or director under either of our equity incentive plans will continue to be included in calculating the value of ownership to determine whether this minimum ownership requirement has been met. Our NEOs must attain this ownership threshold within five years after being appointed as a NEO. Our directors must attain this ownership threshold within six years after joining our Board. As of December 31, 2020, each of our NEOs and directors were in compliance with the applicable guidelines.
PROS | 2021 Proxy Statement | Page 39

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the compensation paid to or earned by our NEOs during 2020, 2019 and 2018:

Name and Principal Position	Year	Salary		Bonus		Stock Awards (1)		Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Andres D. Reiner	2020	$540,000		$—		$4,766,465	(2)	$143,748	$12,799	(3)	$5,463,781
President and Chief	2019	$525,000		$—		$4,650,003	(4)	$1,155,000	$8,567		$6,338,570
Executive Officer	2018	$525,000		$—		$5,408,210	(5)	$799,838	$1,785		$6,734,832
Stefan B. Schulz	2020	$405,000		$—		$2,320,417	(6)	$78,408	$11,400	(3)	$2,815,225
Executive Vice President	2019	$392,000		$—		$2,000,021	(7)	$627,200	$8,548		$3,027,769
and Chief Financial Officer	2018	$380,000		$—		$2,186,406	(8)	$421,040	$5,660		$2,993,106
Leslie Rechan	2020	$298,952	(9)	$100,000	(10)	$3,999,985	(11)	$58,928	$—		$4,357,865
Chief Operating Officer
Roberto Reiner	2020	$350,000		$—		$1,668,656	(12)	$59,290	$11,886	(3)	$2,088,446
Executive Vice President	2019	$338,000		$—		$1,800,002	(13)	$444,808	$8,400		$2,253,210
and Chief Technology Officer
Thomas F. Dziersk	2020	$247,500	(14)	$—		$1,292,676	(15)	$—	$8,530		$1,548,706
former EVP,	2019	$383,000		$—		$1,600,017	(16)	$766,000	$6,479		$2,755,496
Worldwide Sales	2018	$375,000		$—		$485,863	(17)	$519,375	$—		$1,380,238
(1)Represents the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated in accordance with GAAP. For additional information about equity award valuation assumptions, refer to Note 14 of our financial statements in our Form 10-K for the year ended December 31, 2020.
(2)Represents 39,500 RSUs awarded to Mr. A. Reiner on January 13, 2020 and 39,500 PRSUs awarded to Mr. A. Reiner on February 7, 2020. The 2020 RSUs vest annually in one-fourth installments on January 13th of each year and have a grant date fair value of $66.44 per unit. The 2020 PRSUs will vest on January 13, 2023, and have a grant date fair value of $54.23 per unit. The number of PRSUs and target award value for the 2020 PRSUs was established by the CLD Committee on January 13, 2020 but were granted on February 7, 2020 when the performance targets were finalized. For additional information on the 2020 RSUs and 2020 PRSUs, see Grants of Plan-Based Awards.
(3)Includes 401(k) Company match for Messrs. A. Reiner and Schulz of $11,400 and for Mr. R. Reiner of $10,500.
(4)Represents 70,348 RSUs and 70,348 PRSUs awarded to Mr. A. Reiner on January 15, 2019. The 2019 RSUs vest annually in one-fourth installments on January 15th of each year and have a grant date fair value of $33.05 per unit. The 2019 PRSUs will vest on January 15, 2022, and have a grant date fair value of $33.05 per unit.
(5)Represents 82,948 RSUs awarded to Mr. A. Reiner on January 8, 2018 and 82,948 MSUs awarded on January 12, 2018. The 2018 RSUs vest annually in one-fourth installments on January 10th of each year and have a grant date fair value of $27.02 per unit. The 2018 MSUs will vest on January 10, 2021, and have a grant date fair value of $38.18 per unit.
(6)Represents 22,600 RSUs awarded to Mr. Schulz on January 13, 2020 and 15,100 PRSUs awarded to Mr. Schulz on February 7, 2020. The 2020 RSUs vest annually in one-fourth installments on January 13th of each year and have a grant date fair value of $66.44 per unit. The 2020 PRSUs will vest on January 13, 2023, and have a grant date fair value of $54.23 per unit. The number of PRSUs and target award value for the 2020 PRSUs was established by the CLD Committee on January 13, 2020 but were granted on February 7, 2020 when the performance targets were finalized. For additional information on the 2020 RSUs and 2020 PRSUs, see Grants of Plan-Based Awards.
(7)Represents 36,309 RSUs and 24,206 PRSUs awarded to Mr. Schulz on January 15, 2019. The 2019 RSUs vest annually in one-fourth installments on January 15th of each year and have a grant date fair value of $33.05 per unit. The 2019 PRSUs will vest on January 15, 2022, and have a grant date fair value of $33.05 per unit.
(8)Represents 41,667 RSUs awarded to Mr. Schulz on January 8, 2018 and 27,778 MSUs awarded on January 12, 2018. The 2018 RSUs vest annually in one-fourth installments on January 10th of each year and have a grant date fair value of $27.02 per unit. The 2018 MSUs will vest on January 10, 2021, and have a grant date fair value of $38.18 per unit.
(9)Mr. Rechan's base salary was prorated based on his start date as Chief Operating Officer of May 13, 2020.
(10)Mr. Rechan was provided as part of his offer package $100,000 reimbursement for relocation expenses to move to the United States.
(11)Represents 132,406 RSUs awarded to Mr. Rechan on May 13, 2020. The RSUs vest annually in one-fourth installments on May 13th of each year and have a grant date fair value of $30.21 per unit.
PROS | 2021 Proxy Statement | Page 40

(12)Represents 16,300 RSUs awarded to Mr. R. Reiner on January 13, 2020 and 10,800 PRSUs awarded to Mr. R. Reiner on February 7, 2020. The 2020 RSUs vest annually in one-fourth installments on January 13th of each year and have a grant date fair value of $66.44 per unit. The 2020 PRSUs will vest on January 13, 2023, and have a grant date fair value of $54.23 per unit. The number of PRSUs and target award value for the 2020 PRSUs was established by the CLD Committee on January 13, 2020 but were granted on February 7, 2020 when the performance targets were finalized. For additional information on the 2020 RSUs and 2020 PRSUs, see Grants of Plan-Based Awards.
(13)Represents 54,463 RSUs awarded to Mr. R. Reiner on January 15, 2019. The 2019 RSUs vest annually in one-fourth installments on January 15th of each year and have a grant date fair value of $33.05 per unit.
(14)In connection with Mr. Dziersk's announced retirement, his base salary was reduced for the transition employment period July 1 through October 31, 2020 from the annualized salary of $383,000 to $192,000.
(15)Represents 12,600 RSUs awarded to Mr. Dziersk on January 13, 2020 and 8,400 PRSUs awarded to Mr. Dziersk on February 7, 2020. The 2020 RSUs vest annually in one-fourth installments on January 13th of each year and have a grant date fair value of $66.44 per unit. The PRSUs have a grant date fair value of $54.23 per unit. Mr. Dziersk has forfeited all these awards in connection with his retirement from the Company.
(16)Represents 29,047 RSUs and 19,365 PRSUs awarded to Mr. Dziersk on January 15, 2019. The 2019 RSUs vest annually in one-fourth installments on January 15th of each year and have a grant date fair value of $33.05 per unit. The 2019 PRSUs will vest on January 15, 2022, and have a grant date fair value of $33.05 per unit.
(17)Represents 9,259 RSUs awarded to Mr. Dziersk on January 8, 2018 and 6,173 MSUs awarded on January 12, 2018. The 2018 RSUs vest annually in one-fourth installments on January 10th of each year and have a grant date fair value of $27.02 per unit. The 2018 MSUs have a grant date fair value of $38.18 per unit and have been forfeited by Mr. Dziersk in connection with his retirement from the Company.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to our NEOs during 2020:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	FMV on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Named Executive Officer	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Andres D. Reiner	RSU	1/13/2020						39,500	$66.44	$2,624,380
	PRSU(1)	2/7/2020				39,500	79,000		$54.23	$2,142,085
	Cash incentive(3)		$118,800	$594,000	$1,188,000
Stefan B. Schulz	RSU	1/13/2020						22,600	$66.44	$1,501,544
	PRSU(1)	2/7/2020				15,100	30,200		$54.23	$818,873
	Cash incentive(3)		$64,800	$324,000	$648,000
Leslie Rechan	RSU(2)	5/13/2020						132,406	$30.21	$3,999,985
	Cash incentive(3)(4)		$48,701	$243,504	$487,008
Roberto Reiner	RSU	1/13/2020						16,300	$66.44	$1,082,972
	PRSU(1)	2/7/2020				10,800	21,600		$54.23	$585,684
	Cash incentive(3)		$49,000	$245,000	$490,000
Thomas F. Dziersk	RSU(5)	1/13/2020						12,600	$66.44	$837,144
	PRSU(1)(5)	2/7/2020				8,400	16,800		$54.23	$455,532
	Cash incentive(3)(5)		$76,600	$383,000	$766,000
(1)The number of PRSUs awarded to each of Messrs. A. Reiner, Schulz, R. Reiner and Dziersk were determined by the CLD Committee on January 13, 2020 in conjunction with the grant of RSUs on that day to align the target award value split between RSUs and PRSUs in the following respective splits: Mr. A. Reiner - 50/50 and Messrs. Schulz, R. Reiner and Dziersk - 60/40 each. However, the PRSUs were granted on February 7, 2020 when the long-term performance targets were established by the CLD Committee. Because the PRSUs have a grant date of February 7, 2020, the fair market value required to be shown in the table above and other tables herein is the closing stock price on February 7, 2020 which was lower than on January 13, 2020. The 2020 PRSUs are subject to both a performance condition and a time-based vesting condition. The number of PRSUs that may be earned, up to 200% of target award, is based upon achievement by the Company against total recurring revenue targets over a performance period ending December 31, 2021.  Such earned PRSUs then vest on January 13, 2023. Grant Date Fair Value was calculated using at target number of PRSUs with the fair value of $54.23 per unit determined on grant date.
(2)Mr. Rechan's award included his initial "sign-on" and "make whole" award with a combined total target value of $4,000,000 and was granted on May 13, 2020 using the closing share price on such date of $30.21 to calculate the number of RSUs.
(3)The 2020 cash incentive plan consisted of two independent measures each with their own respective thresholds. The measure for Total Revenue had a threshold of 30% of target while Non-GAAP Recurring Revenue Gross Margin had a threshold of 20%.
(4)Mr. Rechan's target cash incentive was prorated to reflect his start date of May 13, 2020.
(5)In connection with his retirement from the Company, Mr. Dziersk has forfeited all of these awards.

PROS | 2021 Proxy Statement | Page 41

Outstanding Equity Awards at Fiscal Year End

The following table presents the number of options to purchase shares of our Common Stock, SARs, RSUs and MSUs held by our NEOs as of December 31, 2020 and the value of such awards based on the closing stock price of $50.77 as of such date:

	Stock Awards
Named Executive Officer	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

Andres D. Reiner	21,000	(1)	$1,066,170
	41,474	(2)	$2,105,635
	82,948	(3)	$4,211,270
	52,761	(4)	$2,678,676
	70,348	(5)	$3,571,568
	39,500	(6)	$2,005,415
	39,500	(7)	$2,005,415

Stefan B. Schulz	9,800	(1)	$497,546
	20,834	(2)	$1,057,742
	27,778	(3)	$1,410,289
	27,232	(4)	$1,382,569
	24,206	(5)	$1,228,939
	22,600	(6)	$1,147,402
	15,100	(7)	$766,627

Leslie Rechan	132,406	(8)	$6,722,253

Roberto Reiner	16,325	(1)	$828,820
	27,006	(2)	$1,371,095
	40,848	(4)	$2,073,853
	16,300	(6)	$827,551
	10,800	(7)	$548,316

Thomas F. Dziersk	—		—

(1)Represents 2017 RSUs awarded to Messrs. A. Reiner, Schulz, and R. Reiner on January 20, 2017. These 2017 RSUs continue to vest annually in one-fourth installments on January 1st of each year through 2021.
(2)Represents 2018 RSUs awarded to Messrs. A. Reiner, Schulz and R. Reiner on January 8, 2018. These 2018 RSUs continue to vest annually in one-fourth installments on January 10th of each year through 2022.
(3)Represents 2018 MSUs awarded to Messrs. A. Reiner and Schulz on January 12, 2018. These 2018 MSUs vest on January 10, 2021. The amounts shown above reflect the number of 2018 MSUs that would be earned if the performance goals related to these awards were met at the target level at the end of the performance period. If the minimum performance threshold is not met, there will be no payout. The number of shares that will actually be earned will depend on our TSR for the period from January 1, 2018 through December 31, 2020 as compared to the Russell 2000 Index.
(4)Represents 2019 RSUs awarded to Messrs. A. Reiner, Schulz, Dziersk and R. Reiner on January 15, 2019. These 2019 RSUs vest annually in one-fourth installments on January 15th of each year through 2023.
(5)Represents 2019 PRSUs awarded to Messrs. A. Reiner and Schulz on January 15, 2019. These 2019 PRSUs are subject to both a performance condition and a time-based vesting condition. The number of 2019 PRSUs which may be earned, up to 200% of target award, is based upon achievement by the Company against total recurring revenue targets over a performance period ending December 31, 2020. Such earned 2019 PRSUs then vest on January 15, 2022.
(6)Represents 2020 RSUs awarded to Messrs. A. Reiner, Schulz, and R. Reiner on January 13, 2020. These 2020 RSUs vest annually in one-fourth installments on January 13th of each year through 2024.
(7)Represents 2020 PRSUs awarded to Messrs. A. Reiner, Schulz, and R. Reiner on February 7, 2020. These 2020 PRSUs are subject to both a performance condition and a time-based vesting condition. The number of 2020 PRSUs which may be earned, up to 200% of target award, is based upon achievement by the Company against total recurring revenue targets over a performance period ending December 31, 2021.  Such earned 2020 PRSUs then vest on January 13, 2023.
(8)Represents RSUs awarded to Mr. Rechan in connection with his employment with the Company as Chief Operating Officer on May 13, 2020. These RSUs vest annually in one-fourth installments on May 13th of each year through 2024.

PROS | 2021 Proxy Statement | Page 42

Option Exercises and Equity Awards Vested

The following table presents information on the exercises of stock options and vesting of PRSUs, RSUs and MSUs for our NEOs during the year ended December 31, 2020:

	Option Awards		Stock Awards
Named Executive Officer	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on RSU vesting (#)	Number of shares acquired on PRSU and MSU vesting (#)	Value realized on vesting ($)
Andres D. Reiner	—	—	81,824	168,000	$12,743,147
Stefan B. Schulz	—	—	44,919	52,200	$5,069,877
Leslie Rechan	—	—	—	—	—
Roberto Reiner	—	—	73,443	—	$4,217,087
Thomas F. Dziersk	—	—	24,452	70,492	$3,590,211

Potential Payments Upon Termination of Employment or Change of Control
The following table represents amounts payable at, following, or in connection with the events described below, assuming that such events occurred on December 31, 2020 for each of the NEOs other than Mr. Dziersk who was not employed by the Company at December 31, 2020:

Named Executive Officer	Severance	Annual Bonus Payment	Equity Grants	Welfare Benefits	Total Payment
Andres D. Reiner
Death or Disability (1)	—	—	$19,103,533	—	$19,103,533
Termination (2)	$1,134,000	$143,748	$19,103,533	$22,434	$20,403,715
Termination on Change of Control (3)	$1,701,000	$143,748	$21,108,961	$33,652	$22,987,361
Vesting on Change of Control (4)	—	—	$13,253,065	—	$13,253,065
Stefan B. Schulz
Death or Disability (1)	—	—	$7,877,879	—	$7,877,879
Termination (2)	$729,000	$78,408	$5,566,744	$19,748	$6,393,900
Termination on Change of Control (3)	$1,093,500	$78,408	$8,644,554	$29,623	$9,846,085
Vesting on Change of Control (4)	—	—	$4,559,296	—	$4,559,296
Leslie Rechan
Death or Disability (1)	—	—	$6,722,253	—	$6,722,253
Termination (2)	$807,500	58,928	1,680,563	$22,434	$2,569,425
Termination on Change of Control (3)	$1,211,250	$58,928	$6,722,253	$33,652	$8,026,083
Vesting on Change of Control (4)	—	—	—	—	—
Roberto Reiner
Death or Disability (1)	—	—	$4,272,499	—	$4,272,499
Termination (2)	$350,000	—	—	$14,140	$364,140
Termination on Change of Control (3)	$525,000	$59,290	$5,649,635	$21,210	$6,255,135
Vesting on Change of Control (4)	—	—	$—	—	$—
(1)Death or Disability - in the event of a termination of the executive officer’s employment due to death or disability certain equity awards will vest.  For an explanation of these benefits by executive, see Employment Agreements above.
(2)Termination - in the event of an involuntary termination of the executive officer’s employment by the Company without Cause or a termination of employment by the executive officer for Good Reason, certain severance, bonus, equity vesting and other benefits are due to the executive officer. For an explanation of these benefits by executive and the definitions of Cause and Good Reason, see Employment Agreements above.
(3)Termination on Change of Control - in the event of an involuntary termination of the executive officer’s employment by the Company without Cause or a termination of employment by the executive officer for Good Reason, in either event during the six-month period prior to a Change of Control or after a Change of Control, certain severance, bonus, equity vesting and other benefits are due the executive officer.  For an explanation of these benefits by executive, see Employment Agreements above.
(4)Vesting on Change of Control - in the event of a Change of Control, certain performance-based equity awards accelerate their vesting by their terms because the respective performance period is deemed to have ended as of the date of the Change of Control.  For PRSUs, if a Change of Control occurs prior to the one-year anniversary of the beginning of a performance period, the award vests at 100% of the target award amount and the earned shares are delivered, or paid out, to the executives as of the Change of Control.  For MSUs, a Change of Control triggers a measurement of performance as of the Change of Control.  Earned MSUs based on this measurement are paid out to the executives as of the Change of Control pro rata based on the length of the performance period concluded prior to the Change of Control. The remaining earned MSUs vest at the end of the original performance period.

PROS | 2021 Proxy Statement | Page 43

CEO Pay Ratio

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the median employee of the Company (Pay Ratio Disclosure). For 2020, the median annual total compensation of all employees of the Company and its subsidiaries other than our CEO, was $105,741. Our CEO's total annual compensation for 2020 for purposes of the Pay Ratio Disclosure was $5.46 million. The ratio of the total annual compensation of our CEO to the median of all other employees was 52:1. As SEC rules permit different methodologies, exemptions, estimates and assumptions for identifying the median employee and calculating pay ratio, our Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

We identified the median employee by examining the 2020 total cash compensation for all individuals, excluding our CEO, who were employed by us during the 2020 calendar year (whether employed on a full-time, part-time, or seasonal basis). For such employees, we did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2020. We used the relevant exchange rate on December 31, 2020. After identifying the median employee criteria, we calculated annual total compensation for such employee and compared it to the CEO’s total compensation as set forth in the Summary Compensation table above.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2020 with respect to compensation plans under which our equity securities are authorized for issuance. For additional information on our equity compensation plans, see Note 14 of the Notes to the Consolidated Financial Statements in our 2020 Annual Report.

	I	II	III
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (2)	Weighted-average exercise price of outstanding options and rights ($) (3)	Number of securities remaining available for future issuance under plans (excluding securities listed in Column (I)) (4)
All compensation plans previously approved by security holders (1)	2,375,922	11.42	1,820,694
All compensation plans not previously approved by security holders	0	N/A	0
Total	2,375,922	11.42	1,820,694

(1) Includes awards from the 2007 Plan and the 2017 Plan. No further grants will be made from the 2007 Plan.
(2) Includes 1,801,762 RSUs, 221,452 MSUs (at maximum attainment of 200%), 324,708 PRSUs (at 200%), and 28,000 SARs.
(3) Includes the weighted average as it pertains to outstanding SARs only.
(4) Includes unissued award pools from the 2017 Plan and the 2013 Employee Stock Purchase Plan.

PROS | 2021 Proxy Statement | Page 44

PROPOSAL TWO
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

What am I voting on?

As required pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules. We currently conduct this advisory vote on an annual basis and expect to conduct the next advisory vote at our Annual Meeting to be held in 2022.

As described in the Executive Compensation Program and Compensation Discussion and Analysis sections of this Proxy Statement, our executive compensation program is designed to attract, retain, and motivate talented individuals with the executive experience and leadership skills necessary for us to manage our business and meet our long-term objectives. We seek to provide executive compensation that is competitive with companies that are similar to us. We also seek to provide near-term and long-term financial incentives that reward well-performing executives when strategic corporate objectives designed to increase long-term stockholder value are achieved. We believe that executive compensation should include base salary, cash incentives and equity awards. We also believe that our executive officers’ base salaries should be set at levels relative to comparable companies, and cash and equity incentives should generally be set at levels that give executives the opportunity to achieve above-average total compensation reflecting above-average Company performance. In particular, our executive compensation philosophy is to promote long-term value creation for our stockholders by rewarding improvement in selected financial metrics and by using equity incentives. Please see our Compensation Discussion and Analysis and related compensation tables for detailed information about our executive compensation programs, including information about the fiscal year 2020 compensation of our NEOs.

For the reasons discussed above, the Board unanimously recommends that stockholders vote in favor of the following resolution:

Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company's NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

This vote is advisory and therefore not binding. However, the CLD Committee values the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the CLD Committee will evaluate whether any actions are necessary to address those concerns.

Note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, in most cases it may not be feasible to change any executive compensation program in consideration of any one year’s advisory vote on executive compensation.

Vote Required

The affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting is required for advisory approval of this proposal. A properly executed proxy marked “ABSTAIN” with respect to this matter is considered entitled to vote, and thus will have the effect of a vote against this matter.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the Annual Meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.
PROS | 2021 Proxy Statement | Page 45

PROPOSAL THREE
APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN TO, AMONG OTHER ITEMS, INCREASE PLAN SHARES AUTHORIZED FOR ISSUANCE
What am I voting on?

We are seeking stockholder approval of the following amendments to our Amended and Restated 2017 Equity Incentive Plan (2017 Plan):

Increased Shares Authorized for Issuance. An increase of 3,100,000 shares, for an aggregate maximum number of shares of Common Stock of the Company (the Shares) reserved for issuance of new grants under the 2017 Plan of 3,869,902 Shares as of March 1, 2021, assuming the amendments are approved at the Annual Meeting. Our continuing ability to offer equity incentive awards under the 2017 Plan is critical to our ability to attract, motivate and retain qualified personnel, particularly as we grow and in light of the highly competitive market for employee talent in which we operate.

Extension of Plan Term. An extension of the term of the 2017 Plan for an additional two years (currently scheduled to expire in May 2029) to May 12, 2031.

Other Amendments. The other amendments to the 2017 Plan establish a total compensation limit on non-employee director awards, exclude from the minimum vesting requirement any Shares delivered in lieu of fully vested cash-based awards, provide additional flexibility and discretion to the CLD Committee in establishing and settling performance awards and clarify the administration of certain change in control provisions.

The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board has approved the amendments to the 2017 Plan to increase the available shares thereunder, extend the term of the 2017 Plan and revise certain other provisions of the 2017 Plan, subject to stockholder approval, and recommends that stockholders vote in favor of this proposal at the Annual Meeting. Stockholder approval of this proposal requires the affirmative vote of a majority of the outstanding Shares that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

If stockholders approve this proposal, the amendments to the 2017 Plan will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the amendments to the 2017 Plan described in this proposal will not take effect and our 2017 Plan will continue to be administered in its current form. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2017 Plan. The remainder of this discussion, when referring to the 2017 Plan, refers to the 2017 Plan as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the 2017 Plan prior to the amendments.
Increasing the Number of Shares Authorized for Issuance under the 2017 Plan
Background
The 2017 Plan was initially adopted by the Board in March 2017, and our stockholders approved it in May 2017. As described in more detail below, the initial share reserve under the 2017 Plan was 2,500,000 Shares. At the 2019 Annual Meeting, our stockholders, upon recommendation of the Board, approved amendments to the 2017 Plan and a share increase to reserve an additional 2,050,000 Shares. As discussed in our 2019 proxy, when we sought stockholder approval of the amendments to the 2017 Plan at the 2019 Annual Meeting, we believed that the Shares reserved for issuance under it following stockholder approval (along with Shares becoming available for future grant due to forfeitures and cancellations) would be sufficient to enable us to continue to grant equity awards under the 2017 Plan for approximately two to three years. This estimate was based on a forecast that took into account our anticipated rate of growth in hiring, an estimated range of our stock price over time and our historical forfeiture rates.
Shares Available for Future Awards
As of March 1, 2021, 769,902 Shares remained available for grant under the 2017 Plan. The Board believes that additional Shares are necessary to meet the Company’s anticipated equity compensation needs. The proposed Share increase is expected to last approximately two to three years. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time and our historical forfeiture rates.
If the amendments are approved, the total number of Shares that will be available for future awards under the 2017 Plan will be equal to 3,100,000, plus the 769,902 shares that remained available for grants as of March 1, 2021, less shares subject to awards made after March 1, 2021, and subject to adjustment as provided in the 2017 Plan and as described below.
PROS | 2021 Proxy Statement | Page 46

Reasons for Voting for the Proposal
Long-Term Equity Is a Key Component of Our Compensation Objective

As discussed in the Compensation Discussion and Analysis section, our overall compensation objective is to compensate our personnel in a manner that attracts and retains the highly talented employees necessary to manage and staff a high-growth business in an innovative and competitive industry. Our employees are our most valuable asset, and we strive to provide them with compensation packages that are competitive, that reward personal and company performance and that help meet our retention needs. Equity awards, whose value depends on our stock performance and which require continued service over time before any value can be realized, help achieve these objectives and are a key element of our compensation program. Equity awards also incentivize our employees to manage our business as owners, aligning their interests with those of our stockholders. We believe we must continue to use equity compensation on a broad basis to help attract, retain and motivate employees to continue to grow our business, develop new products and ultimately increase stockholder value. As of March 1, 2021, 1,216 of our employees held outstanding equity awards.

The 2017 Plan Requires Additional Shares to Meet Our Forecasted Needs

As described above, the 2017 Plan has 769,902 Shares available for grant as of March 1, 2021. We believe additional Shares should be reserved for issuance under our 2017 Plan to meet our estimated near-term equity compensation needs.

We operate in a highly competitive industry and geography for employee talent and do not expect required rates of compensation to decline. One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be practical or advisable. As a high-growth company, we believe that a combination of equity and cash compensation is better for attracting, retaining and motivating employees. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business. Furthermore, we do not believe a more cash-oriented program would have the same long-term retention value or serve to align employees’ interests to those of our stockholders as well as a program that includes equity.

We Manage Our Equity Incentive Program Thoughtfully

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward and retain employees. Our three-year average burn rate, which we define as the number of Shares subject to equity awards granted in a fiscal year divided by the weighted average Shares outstanding for that fiscal year, was 3.0% for fiscal years 2018 through 2020 (see table below for detailed calculation of our three-year average burn rate).

Equity Awards Outstanding

As of March 1, 2021, equity awards outstanding under our equity plans were: no SARs, no stock options, no unvested restricted shares, 2,042,937 RSUs and 265,732 performance-based or market-based RSUs (at target).

As of March 1, 2021, we had 44,247,277 Shares outstanding. Accordingly, our approximately 2,308,669 outstanding awards (not including awards under our ESPP) plus 769,902 Shares available for future grant under our 2017 Plan (not including under our ESPP) as of March 1, 2021 represented 6.5% of our Common Stock outstanding (commonly referred to as the “overhang”). No stock options or SARs were outstanding as of March 1, 2021.

		As of March 1, 2021
	RSUs outstanding	2,042,937
	Performance-based RSUs outstanding, at target (1)	265,732
	Total shares available for grant under the 2017 Plan	769,902
	Total	3,078,571
	Shares Outstanding	44,247,277
	Total potential dilution (2)	6.5%

(1)	Includes 125,541 MSUs at target and 140,191 PRSUs (2019 PRSUs at actual and 2020 PRSUs at target).
(2)	Calculated by dividing "Total" (the sum of outstanding RSUs, performance-based RSUs (at target) and shares available for grant under the 2017 Plan) by the sum of Total and Shares Outstanding.

PROS | 2021 Proxy Statement | Page 47

The 2017 Plan Incorporates Good Compensation and Governance Practices.

Fixed plan term. The 2017 Plan has a fixed term of ten years.

No evergreen authorization. The 2017 Plan does not have an evergreen provision, which would have permitted an annual increase in the number of shares authorized for issuance without further stockholder approval.

No liberal share recycling on options and stock appreciation rights. The 2017 Plan generally provides for gross share counting. The number of shares remaining available for grant under the 2017 Plan is reduced by the gross number of shares subject to options and stock appreciation rights settled on a net basis, and any shares withheld for taxes in connection with the exercise or settlement of options and stock appreciation rights will not again be available for the future grant of awards. Shares withheld or reacquired by the Company for taxes up to the minimum statutory withholding rate in connection with the vesting or settlement of full value awards will not reduce the number of shares remaining available for the future grant of awards.

Individual award limits. The 2017 Plan limits the maximum number of shares for which share-denominated awards may be granted to any employee in any fiscal year and the maximum dollar amount that an employee may earn for each fiscal year contained in a performance period under a cash-denominated award.

Non-employee director award limit. The number of shares for which awards may be granted to any non-employee member of our Board plus the total amount of cash paid to such director in a fiscal year is limited.

No discounted options or stock appreciation rights. Options and stock appreciation rights must have an exercise price or base price at or above the fair market value per share of our common stock on the date of grant.

Prohibition of option repricing. The 2017 Plan prohibits the repricing of stock options and stock appreciation rights without the approval of our stockholders.

Minimum vesting. The 2017 Plan requires each stock-based award to have a minimum vesting period of one year, except for 5% of the aggregate number of shares authorized for issuance under the 2017 Plan.

Performance-based awards. Performance share and performance unit awards require the achievement of pre-established goals. The 2017 Plan establishes a list of measures of business and financial performance from which the CLD Committee may construct predetermined performance goals that must be met for an award to vest, although the CLD Committee may choose yp construct performance goals using alternative metrics.

No liberal change-in-control definition. The 2017 Plan does not contain a “liberal” change in control definition (e.g., mergers require actual consummation).

No automatic vesting upon a change in control. With the exception of awards held by non-employee directors, the 2017 Plan does not provide for automatic acceleration of awards vesting upon a change in control. The 2017 Plan allows for an acquiring corporation to assume, continue or substitute new awards for outstanding awards, and, if such awards are assumed, continued or replaced, their vesting will generally not accelerate in connection with the change in control, unless the award holder is involuntarily terminated without cause within 18 months following the change in control. The vesting of awards that are not assumed, continued or replaced will be accelerated. The vesting of awards held by non-employee directors will accelerate in full upon a change in control.

No tax gross-ups. The 2017 Plan does not provide for any tax gross-ups.

Limitation on dividends and dividend equivalents. Dividend equivalents may not be granted in connection with options or stock appreciation rights. Any dividends or dividend equivalents payable in connection with a full value award will be subject to the same restrictions as the underlying award and will not be paid until and unless such award vests.
Summary of the 2017 Plan
The following is a summary of the operation and principal features of the 2017 Plan. The summary is qualified in its entirety by reference to the complete text of the 2017 Plan, as amended, as set forth in Appendix A.

PROS | 2021 Proxy Statement | Page 48

Purpose

Competition for talent in the software industry is intense and our Board believes equity plays an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. Our Board anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. Further, our Board believes that the use of equity-based incentive awards supports the Company's goal of aligning our employees' compensation with long-term stockholder value, and serves as a retention tool for talent in a highly competitive environment.

In approving the initial adoption of the 2017 Plan, our stockholders authorized us to issue up to 2,500,000 Shares under the 2017 Plan. At the 2019 Annual Meeting, our stockholders authorized us to issue an additional 2,050,000 Shares under the 2017 Plan. As of March 1, 2021, a total of 769,902 Shares remained available for the future grant of awards under the 2017 Plan. As described above, if the amendments are approved, the total number of shares that will be available for future awards under the 2017 Plan will be equal to 3,100,000, plus the 769,902 shares that remained available for grants as of March 1, 2021, less shares subject to awards made after March 1, 2021, subject to adjustment as provided in the 2017 Plan and as described below.

Dilution, Burn Rate and Equity Overhang

We recognize that equity awards dilute existing stockholders. Our CLD Committee regularly reviews our equity compensation program to ensure that we balance our employee compensation objectives with our stockholders’ interest in limiting dilution from equity awards.

Our CLD Committee also regularly reviews our burn rate and potential dilution from equity compensation. Our equity award burn rate averaged 3.0% of weighted average common shares outstanding over the last three fiscal years, calculated as follows:

Detailed Three-Year Average Burn Rate Calculation

	2018	2019	2020	3-Year Average
RSUs granted	829,000	816,000	976,000	873,667
Performance-based awards vested	124,000	520,000	300,000	314,667
Total	953,000	1,336,000	1,276,000	1,188,333
Weighted Average # of Shares Outstanding	34,465,000	40,232,000	43,301,000	39,332,667
Gross Burn Rate (1)	2.8%	3.3%	2.9%	3.0%
(1) Calculated by dividing the Total (sum of RSUs granted and performance-based awards earned in each year) by the weighted average Shares outstanding.

Share Counting

Each share made subject to an award will reduce the number of shares remaining available for grant under the 2017 Plan by one share. If any award granted under the 2017 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2017 Plan. Shares will not be treated as having been issued under the 2017 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or that are tendered in payment of the exercise price of an option will not be made available for new awards under the 2017 Plan. However, shares withheld or reacquired by the Company in satisfaction of a tax withholding obligation determined by the minimum statutory withholding rate in connection with the vesting or settlement of any full value award (but not options or stock appreciation rights) will not reduce the number of shares remaining available for the future grant of awards. Shares withheld for taxes in excess of the minimum statutory withholding rate will not again be available for grant under the 2017 Plan. Upon the exercise of a stock appreciation right or net exercise of an option, the number of shares available under the 2017 Plan will be reduced by the gross number of shares for which the award is exercised.

PROS | 2021 Proxy Statement | Page 49

Adjustments for Capital Structure Changes

Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2017 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the CLD Committee also has the discretion under the 2017 Plan to adjust other terms of outstanding awards as it deems appropriate.

Non-employee Director Award Limits

A non-employee director may not be granted awards under the 2017 Plan in any calendar year having an aggregate grant date fair value exceeding, including the total cash compensation paid to such director for services rendered for such calendar year, $600,000.

Other Award Limits

The 2017 Plan establishes limits on the maximum aggregate number of shares or dollar value for which awards may be granted to an employee in any fiscal year, as follows:
•No more than 1,250,000 Shares under stock-based awards.
•No more than $2,000,000 in each full fiscal year contained in the performance period under cash-based awards.

In addition, to comply with applicable tax rules, the 2017 Plan also limits to 7,650,000 the number of shares that may be issued upon the exercise of incentive stock options granted under the 2017 Plan.

Administration

The 2017 Plan generally will be administered by the CLD Committee of the Board, although the Board retains the right to appoint another of its committees to administer the 2017 Plan or to administer the 2017 Plan directly. For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board. Subject to the provisions of the 2017 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion provided by the 2017 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.

The 2017 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2017 Plan. All awards granted under the 2017 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2017 Plan. The Committee will interpret the 2017 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2017 Plan or any award.

Prohibition of Option and SAR Repricing

The 2017 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to options or stock appreciation rights: (1) the cancellation of outstanding options or stock appreciation rights with exercise prices per share greater than the then fair market value of the Company’s common stock in exchange for new options or stock appreciation rights having a lower exercise price, other awards or payments in cash (except in the event of a change in control), or (2) the amendment of outstanding options or stock appreciation rights to reduce the exercise price.

PROS | 2021 Proxy Statement | Page 50

Minimum Vesting

No more than 5% of the aggregate number of shares authorized under the 2017 Plan may be issued pursuant to stock-based awards that vest earlier than one year following the date of grant. This minimum vesting requirement will not prohibit the Committee from accelerating vesting, including in connection with a participant’s death or disability or in connection with a change in control of the Company. Also, the minimum vesting requirement will not apply to awards granted by another company that we assume or substitute for in connection with our acquisition of such company, shares of stock delivered in lieu of fully vested cash-based awards, or to awards granted to our non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of the stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting.

Eligibility

Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 1, 2021, we had approximately 1,237 employees and 8 non-employee directors who would be eligible under the 2017 Plan. While the 2017 Plan permits awards to non-employee consultants to the Company, to date we have issued zero awards under the 2017 Plan to consultants.

Stock Options

The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (10% Stockholder) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.

The 2017 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee, subject to the minimum vesting requirements described above. The maximum term of any option granted under the 2017 Plan is ten years, provided that an incentive stock option granted to a 10% stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date.

Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification. No option may be transferred to a third party financial institution for value.

Stock Appreciation Rights

The Committee may grant stock appreciation rights either in tandem with a related option (Tandem SAR) or independently of any option (Freestanding SAR). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

PROS | 2021 Proxy Statement | Page 51

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2017 Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards

The Committee may grant restricted stock awards under the 2017 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends or other distributions paid in cash or shares, subject to the same vesting conditions as the original award.

Restricted Stock Units

The Committee may grant restricted stock units under the 2017 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Restricted stock units may not be transferred by the participant. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive cash or additional restricted stock units whose value is equal to any cash dividends the Company pays. Dividend equivalent rights will be subject to the same vesting conditions and settlement terms as the original award.

Performance Awards

The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination of these.

PROS | 2021 Proxy Statement | Page 52

Performance goals may be based on the attainment of specified target levels with respect to one or more measures of business, or financial (or other measure or metric, determined in the subjective discretion of the Committee) performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures (or any other metric or goal the Committee may determine, including subjective performance criteria): bookings, revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; adjusted pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project and completion of a joint venture or other corporate transaction.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, if applicable, or other methodology established by the Committee, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of any event the Committee determines is appropriate to exclude, including changes in accounting standards or any unusual or infrequently occurring event or transaction.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to increase or reduce the amount that would otherwise be payable on the basis of the performance goals attained. The Committee may make positive or negative adjustments to performance award payments to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock to the extent that the performance shares become vested. The Committee may provide for performance award payments in lump sums or installments.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of days of the participant’s service during the performance period. The Committee may provide similar treatment for a participant whose service is involuntarily terminated. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2017 Plan provides that the performance award will be forfeited, unless otherwise determined by the Committee. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards

The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The Committee may grant dividend equivalent rights with respect to other stock-based awards that will be subject to the same vesting conditions and settlement terms as the original award. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.

Change in Control

The 2017 Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the 2017 Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

PROS | 2021 Proxy Statement | Page 53

If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. The vesting of any awards that are not assumed, continued or replaced in connection with a Change in Control will be accelerated in full, and, if not exercised prior to the Change in Control, will terminate effective as of the time of the Change in Control. The vesting of any awards that are assumed, continue or replaced will be accelerated in full if, within 18 months following the Change in Control, the holder’s employment is terminated without cause or the holder resigns following reduction in base salary of 15% or more.

Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such other terms and to such extent as it determines. The vesting of all awards held by non-employee directors will be accelerated in full upon a Change in Control.

The 2017 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the canceled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise or purchase price per share, if any, under the award.

Awards Subject to Section 409A of the Code

Certain awards granted under the 2017 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2017 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2017 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

Amendment, Suspension or Termination

The 2017 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2017 Plan following the tenth anniversary of the 2017 Plan’s effective date, which is May 12, 2031. The Committee may amend, suspend or terminate the 2017 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2017 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law or the rules of any stock exchange on which the Company’s shares are then listed. No amendment, suspension or termination of the 2017 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect on an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.

Tax Aspects Under the Code

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2017 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

PROS | 2021 Proxy Statement | Page 54

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights

A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards

A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Number of Awards Granted to Employees and Directors

The number of awards that an employee or director may receive under the 2017 Plan is in the discretion of the Committee and therefore cannot be determined in advance.

PROS | 2021 Proxy Statement | Page 55

The following table sets forth, with respect to the individuals and groups named below: (i) the aggregate number of Shares subject to awards of restricted stock units granted under the 2017 Plan during the fiscal year ended December 31, 2020, and (ii) the dollar value of such units based on $47.97 per share, the closing price of a Share on the NYSE on March 1, 2021. No stock options nor Restricted Stock have been issued under the 2017 Plan, and no SARs were granted in 2020.

Identity of Individual or Group	Number of Shares Subject to Stock Awards (#)	Dollar Value of Shares subject to Stock Awards ($)
Andres D. Reiner	118,500(1)	5,684,445
Stefan B. Schulz	52,800(2)	2,532,816
Leslie Rechan	132,406	6,351,516
Roberto Reiner	37,900(3)	1,818,063
Thomas D. Dziersk	29,400(4)	—
All current executive officers as a group	341,606	16,386,840
All current non-employee directors as a group	35,870	1,720,684
All other employees (including all current officers who are not executive officers) as a group	712,164	34,162,507
(1) Includes 79,000 2020 PRSUs at maximum attainment.
(2) Includes 30,200 2020 PRSUs at maximum attainment.
(3) Includes 21,600 2020 PRSUs at maximum attainment.
(4) Includes 16,800 2020 PRSUs at maximum attainment. In connection with his retirement from the Company, Mr. Dziersk has forfeited all of these awards.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE PROPOSED AMENDMENTS TO THE 2017 EQUITY INCENTIVE PLAN.
PROS | 2021 Proxy Statement | Page 56

PROPOSAL FOUR
APPROVAL OF AMENDMENT TO THE 2013 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE PLAN SHARES AUTHORIZED FOR ISSUANCE
What am I voting on?
Our 2013 Employee Stock Purchase Plan (ESPP), is a benefit that we make broadly available to our employees and employees of our participating subsidiary corporations that allows them to purchase shares of Company Common Stock (Shares) at a discount. The ESPP helps us attract, retain and reward highly qualified employees and promotes employee stock ownership, which aligns employees' interests with those of our stockholders. We are asking our stockholders to approve amending the ESPP to increase by 500,000 Shares the number of Shares reserved for issuance under the ESPP. The Board has approved amending the ESPP to increase the share pool by 500,000 Shares, subject to stockholder approval at the Annual Meeting. Stockholder approval of the ESPP requires the affirmative vote of a majority of the outstanding Shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.
If stockholders approve this proposal, the total number of Shares authorized and reserved for issuance under the ESPP will be 1,000,000 Shares. However, if this proposal is rejected by stockholders, the total number of Shares authorized and reserved for issuance under the ESPP will remain at 500,000, of which approximately 32,824 remain available for issuance as of March 1, 2021. Based on our current forecasts and estimated participation rates, if the increase is not approved, it is anticipated that the ESPP will not have enough shares available for the June 30, 2021 purchase.
We believe that the ESPP is an essential tool that helps us compete for talent in the labor markets in which we operate. We also believe the ESPP is a crucial element in rewarding and encouraging current employees that promotes stock ownership by employees, which aligns their interests with those of our stockholders. Without stockholder approval of this proposal, we believe our ability to attract and retain talent would be hampered, and our recruiting, retention and incentive efforts would become more difficult.
Our executive officers currently are permitted to participate in the ESPP and therefore have an interest in this proposal; however none of our executive officers participated in 2020 or is currently participating. The remainder of this discussion, when referring to the ESPP, refers to the amended ESPP as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the ESPP prior to amendment.
Increasing the Number of Shares Authorized for Issuance under the ESPP

Background

The ESPP was initially adopted by the Board in April, 2013 and approved by our stockholders in June 2013. The ESPP was implemented and made available to employees beginning with the six-month offering period starting in January 2014. In November 2015, the CLD Committee increased the discount from 5% to 15%, applicable to purchases made starting January 2016 and thereafter.

Under the ESPP, a participant may authorize participant contributions, generally in the form of payroll deductions, which, unless changed by the CLD Committee, may not exceed $5,000 during the offering period. Payroll deductions are applied on the last day of a purchase period (the "purchase date") to purchase a whole number of Shares on behalf of a participant, which shall not exceed 500 Shares. The purchase price is 85% of the fair market value of a Share on the first day of the offering period or on the purchase date, whichever date results in a lower price.

Reasons for Voting for the Proposal

We believe that the number of Shares remaining available for issuance under the ESPP will not be sufficient for the expected levels of ongoing participation in the ESPP. Therefore, increasing the number of Shares available under the ESPP would be appropriate to help the Company meet the goals of its compensation strategy. The Board believes that the interests of the Company and its stockholders will be advanced if the Company can continue to offer employees the opportunity to acquire or increase their ownership in the Company.

In considering its recommendation to seek stockholder approval for the addition to the ESPP of 500,000 Shares, the Board considered the historical number of Shares purchased under the ESPP in the past three years, which were 65,457, 75,304, and 75,546, in 2020, 2019 and 2018, respectively. The Board also considered the Company's expectation that the additional Shares should last until approximately December 31, 2025. In the event that more Shares are required for the ESPP in the future, the prior approval of our stockholders will be required.

PROS | 2021 Proxy Statement | Page 57

Summary of the ESPP

This section provides a summary of the principal features of the ESPP and its operation. This summary is qualified in its entirety by reference to the complete text of the ESPP as set forth in Appendix B.

General

The purpose of the ESPP is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward eligible employees and by motivating such employees to contribute to the growth and profitability of the Company and its participating subsidiary corporations, in each case, by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through the purchase of Shares.

The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (Section 423). Under an employee stock purchase plan that qualifies under Section 423, no U.S. taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. U.S. taxable income will not be recognized until there is a sale or other disposition of the Shares acquired under the ESPP or in the event the participant should die while still owning the purchased Shares. The ESPP also authorizes the grant of rights to purchase Shares that do not qualify under Section 423 pursuant to rules, procedures or sub-plans adopted by the CLD Committee to achieve tax, securities law or other compliance objectives in particular locations outside of the United States (Non-Section 423 Plan).

Each participant in the ESPP is granted at the beginning of each offering under the plan the right to purchase (Purchase Right) through accumulated payroll deductions up to a number of shares of the Common Stock of the Company determined on the first day of the offering. The Purchase Right is automatically exercised on the last day of the offering unless the participant has withdrawn from participation in the ESPP prior to such date.

Eligibility to Participate

Most employees of the Company and its participating subsidiary corporations whose customary employment is for at least twenty hours per week are eligible to participate in the ESPP. In addition, an employee is not eligible if he or she would own or hold outstanding options to purchase five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company. As of March 1, 2021, approximately 1,066 employees were eligible to participate in the ESPP.

Number of Shares and Market Price of Shares Available Under the ESPP

A total of 500,000 Shares were initially authorized and reserved for issuance under the ESPP. Because approximately 32,824 Shares remained available for issuance as of March 1, 2021, if stockholders approved the proposed 2021 increase of 500,000 Shares, approximately 532,824 Shares would be available for issuance under the ESPP, subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in our capital structure, or in the event of any merger, sale of assets or other reorganization of the Company. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of the Purchase Right will again be available for issuance under the ESPP.

As of March 1, 2021, the closing price of our Common Stock on the NYSE was $47.97 per Share.

Administration

Our CLD Committee administers the ESPP and has full and exclusive authority to interpret the terms of the ESPP and determine employee eligibility to participate subject to the conditions of our ESPP. The ESPP provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the plan.

Offering Periods and Contributions

Eligible employees voluntarily elect whether or not to enroll in the ESPP. The ESPP provides for consecutive six-month offering periods. The offering periods generally start on the first trading days of January and July of each year. The CLD Committee may, in its discretion, modify the terms of future offering periods, provided that no offering period may exceed 27 months.

PROS | 2021 Proxy Statement | Page 58

The ESPP permits participants to purchase Common Stock through payroll deductions of up to 10% of their eligible compensation, which includes a participant's base straight time gross earnings, commissions, and overtime, but exclusive of payments for incentive compensation, bonuses and other compensation. Generally, a participant may purchase during an offering period up to the lesser of 500 shares or a number of shares equal to $5,000 divided by the fair market value of a share of Common Stock at the beginning of the offering period. The CLD Committee may change this limit for any future offering period, but the maximum amount of stock for all offerings beginning in a calendar year a participant may purchase cannot have a fair market value (measured as of the first day of the offering period) that would exceed $25,000.

Purchase of Shares

Amounts deducted and accumulated by the participant are used to purchase Shares at the end of each six-month offering period. Per the CLD Committee resolution of November 2014, the purchase price of the Shares generally will be 85% of the lower of the fair market value of our Common Stock (i) on the first trading day of each offering period or (ii) on the purchase date, but in no event less than the amount permitted by Section 423 of the Code. Participants may end their participation at any time during an offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of Common Stock. Participation ends automatically upon termination of employment.

Non-transferability

A participant may not transfer rights granted under the ESPP other than as provided in the ESPP.

Adjustments; Certain Transactions

In the event of our merger, sale of substantially all of our assets or other change in control, as defined in the ESPP, a successor corporation may assume or substitute replacement rights for each outstanding Purchase Right. If the successor corporation refuses to assume or substitute for the outstanding Purchase Rights, the offering period then in progress will be shortened, and a new purchase date will be set. Each participant will be notified that the purchase date has been changed and that the participant's Purchase Right will be exercised automatically on the new purchase date unless prior to such date the participant has withdrawn from the offering period.

Amendment and termination

Our ESPP will continue indefinitely until we terminate it. The CLD Committee has the authority to amend, suspend or terminate our ESPP, except that (a) subject to certain exceptions described in the ESPP, no such action may adversely affect any outstanding rights to purchase stock under our ESPP; and (b) the approval of the Company's stockholders is required for any amendment increasing the number of shares authorized for issuance under our ESPP.

Number of Shares Purchased by Certain Individuals and Groups

Our Participation in the ESPP is voluntary and dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Further, the number of Shares that may be purchased under the ESPP is determined, in part, by the price of our Common Stock on the first and last day of each offering period. Accordingly, the actual number of Shares that may be purchased by any eligible individual is not determinable.

For illustrative purposes only, the following table sets forth (i) the number of Shares that were purchased during 2020 under the ESPP, and (ii) the weighted average per Share purchase price paid for such Shares, for all NEOs, all current executive officers as a group, all non-employee directors as a group and all other employees who participated in the ESPP as a group.
PROS | 2021 Proxy Statement | Page 59

Identity of Individual or Group	Number of Shares Purchased (#)	Weighted Average Purchase Price Per Share ($)
Andres D. Reiner	—	—
Stefan B. Schulz	—	—
Leslie Rechan	—	—
Roberto Reiner	—	—
Thomas D. Dziersk	—	—
All current executive officers as a group	—	—
All non-employee directors as a group (1)	—	—
All other employees (including all current officers who are not executive officers) as a group	65,457	43.15
(1) Non-employee directors are not eligible to participate in the ESPP.
In January 2021, 41,970 Shares were purchased under the ESPP at a purchase price of $38.03 per Share.
Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide as to the United States federal income tax consequences of participation in the ESPP under current law and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Generally, there are no tax consequences to an employee of either becoming a participant in the ESPP or purchasing shares under the ESPP. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the start of the applicable offering period or within one year after the purchase date on which the shares are acquired (Disqualifying Disposition), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Such income may be subject to withholding of tax. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the start of the applicable offering period and at least one year after the purchase date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on at the start of the offering period and purchase price (determined as if the Purchase Right were exercised on the first day of the offering period). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant owns the shares at the time of the participant's death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares at the start of the offering period and purchase price (determined as if the Purchase Right were exercised on the first day of the offering period) is recognized as ordinary income in the year of the participant's death.

If the exercise of a Purchase Right does not constitute an exercise pursuant to an “employee stock purchase plan” under section 423 of the Code, the exercise of the Purchase Right will be treated as the exercise of a nonstatutory stock option. The participant would therefore recognize ordinary income on the purchase date equal to the excess of the fair market value of the shares acquired over the purchase price. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (i) the purchase price for such shares and (ii) the amount of ordinary income recognized on the exercise of the Purchase Right, will be treated as a capital gain or loss, as the case may be.

If the participant disposes of the shares in a Disqualifying Disposition we should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, we are not allowed a deduction.

Vote Required and Board of Directors' Recommendation
The affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting is required for advisory approval of this proposal. A properly executed proxy marked “ABSTAIN” with respect to this matter is considered entitled to vote, and thus will have the effect of a vote against this matter.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the Annual Meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of
PROS | 2021 Proxy Statement | Page 60

determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2013 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE PLAN SHARES AUTHORIZED FOR ISSUANCE.
PROS | 2021 Proxy Statement | Page 61

SECURITY OWNERSHIP
The following tables set forth information regarding beneficial ownership of our Common Stock for each person known to own beneficially more than 5% of our outstanding Common Stock, each of our NEOS, each director and director nominee, and our NEOs, directors and director nominee as a group, each as of the Record Date unless otherwise noted below. Applicable percentage of ownership is based on 44,252,765 shares of our Common Stock outstanding as of the Record Date.

Principal Shareholders and Address	Common Stock and Nature of Beneficial Ownership	Percentage
Brown Capital Management, LLC, 1201 N. Calvert Street, Baltimore, MD 21202	6,541,717(1)	14.8%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	3,701,299(2)	8.4%
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	3,535,630(3)	8.0%
Ronald F. and Mariette M. Woestemeyer, 3200 Kirby Drive, Ste 600, Houston, TX 77098	2,864,946(4)	6.5%
Conestoga Capital Advisors, LLC, 550 E. Swedesford Rd. Suite 120, Wayne, PA 19087	2,526,766(5)	5.7%
Alger Associates, Inc., 360 Park Avenue South, New York, NY 10010	2,385,942(6)	5.4%
Tremblant Capital Group, 767 Fifth Avenue, New York, NY 10153	2,219,411(7)	5.0%
(1)Based solely upon a Schedule 13G/A filed by Brown Capital Management, LLC (Brown) with the SEC on February 12, 2021 reporting that Brown beneficially owned 6,541,717 shares of our Common Stock as of December 31, 2020, with sole voting power with respect to 4,016,507 shares of our Common Stock and sole dispositive power with respect to 6,541,717 shares of our Common Stock.
(2)Based solely upon a Schedule 13G filed by The Vanguard Group (Vanguard) with the SEC on February 10, 2021 reporting that Vanguard owned 3,701,299 shares of our Common Stock as of December 31, 2020, with shared voting power with respect to 90,597 shares of our Common Stock, sole dispositive power with respect to 3,578,056 shares of our Common Stock and shared dispositive power with respect to 123,243 shares of our Common Stock.
(3)Based solely upon a Schedule 13G/A filed by BlackRock, Inc. (BlackRock) with the SEC on January 29, 2021 reporting that BlackRock beneficially owned 3,535,630 shares of our Common Stock as of December 31, 2020, with sole voting power with respect to 3,381,550 shares of our Common Stock and sole dispositive power with respect to 3,535,630 shares of our Common Stock.
(4)Includes 2,851,835 shares held by various trusts for the benefit of certain family members and 4,811 shares from RSUs which are scheduled to vest on April 29, 2021.
(5)Based solely upon a Schedule 13G/A filed by Conestoga Capital Advisors, LLC (Conestoga) with the SEC on January 6, 2021 reporting that Conestoga owned 2,526,766 shares of our Common Stock as of December 31, 2020, with solve voting power with respect to 2,394,991 shares of our Common Stock and sole dispositive power with respect to 2,526,766 shares of our Common Stock.
(6)Based solely upon a Schedule 13G filed by Alger Associates, Inc. (Alger) with the SEC on February 16, 2021 reporting that Alger and associated funds owned 2,385,942 shares of our Common Stock as of December 31, 2020, with sole voting and dispositive power with respect to all such shares of our Common Stock.
(7)Based solely upon a Schedule 13G filed by Tremblant Capital Group (Tremblant) with the SEC on February 16, 2021 reporting that Tremblant beneficially owned 2,219,411 shares of our Common Stock as of December 31, 2020, with sole voting and dispositive power as to all such shares of our Common Stock.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)	Percentage
Named Executive Officers
Andres D. Reiner	921,032	2.1%
Stefan B. Schulz	291,136	*
Leslie Rechan	67,789(2)	*
Roberto Reiner	106,279	*
Non-Employee Directors and Director Nominees
Carlos Dominguez	4,811(3)	*
Raja Hammoud	3,428(4)	*
Penelope Herscher	14,389(3)	*
Catherine A. Lesjak	3,576(5)	*
Greg B. Petersen	112,246(3)	*
William Russell	138,022(3)	*
Timothy V. Williams	116,198(3)	*
Mariette M. Woestemeyer	2,864,946(3)	6.5%
All NEOs, directors and director nominees as a group	4,643,852	10.5%
* Represents less than 1% of the outstanding shares of our Common Stock
(1)Beneficial ownership represents sole voting and investment power.
(2)Includes 33,101 shares from RSUs which are scheduled to vest on May 13, 2021.
(3)Includes 4,811 shares from RSUs which are scheduled to vest on April 29, 2021.
(4)Includes 3,428 shares from RSUs which are scheduled to vest on April 29, 2021.
(5)Includes 3,576 shares from RSUs which are scheduled to vest on April 29, 2021.

PROS | 2021 Proxy Statement | Page 62

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires each of our directors and NEOs, among others, to file with the SEC an initial report of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based on a review of the copies of such forms in our possession, and on written representations from reporting persons, we believe that during 2020, all of our NEOs and directors filed the required reports on a timely basis under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2020, there has not been (nor is there currently proposed), any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, and the transactions described below:

Relationships with Directors and Management

Indemnification agreements. We have entered into indemnification agreements with each of our current directors and officers. These agreements require us, among other things, to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.

Employment arrangements. We have entered into employment agreements with each of our executive officers, which address, among other things, the terms of their employment, such as base salary, severance payments and payment on a change in control.

Family relationships. Mr. Roberto Reiner, who serves as our Executive Vice President and Chief Technology Officer is the brother of Andres Reiner, our President and CEO. Prior to his appointment as Executive Vice President, Mr. R. Reiner's compensation was regularly reviewed by the CLD Committee and all his equity awards were approved by the CLD Committee. In conjunction with his appointment as Executive Vice President, Mr. R. Reiner's compensation and amended and restated employment agreement were approved by the CLD Committee.

Procedures for Related Party Transactions

Under our Code of Business Conduct and Ethics, our employees and officers are discouraged from entering into any transaction that may cause a conflict of interest. In addition, they must report any potential conflict of interest, including related party transactions, to their managers or our compliance officer who then reviews and summarizes the proposed transaction for our Audit Committee. Pursuant to its charter, our Audit Committee must then approve any related party transactions, including those transactions involving our directors. In approving or rejecting such proposed transactions, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.
PROS | 2021 Proxy Statement | Page 63

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available under Corporate Governance in the "Investor Relations" section of our website at ir.pros.com. The Audit Committee reviews and assesses the adequacy of its charter at least annually and, when appropriate, recommends changes to the Board to reflect the evolving role of the Audit Committee. The Audit Committee is composed of non-employee directors who meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee currently consists of Timothy V. Williams (Chairman), Carlos Dominguez, Catherine A. Lesjak and Greg B. Petersen. Our Board of Directors has determined that three of the members of the Audit Committee (Messrs. Williams and Petersen and Ms. Lesjak) are an “Audit Committee financial expert” as is currently defined under SEC regulations and the rules of the NYSE and Mr. Dominguez is "financially literate" under the rules of the NYSE.

Primary Responsibilities

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements. The Audit Committee also oversees the independent auditors’ qualifications and independence and the Company's internal auditors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting.

Oversight of Independent Auditors

The Audit Committee engaged PricewaterhouseCoopers LLP (PwC) as our independent auditors for the year ended December 31, 2020. In its meetings with our independent auditors, the Audit Committee asks them to address, and discusses their responses to, several questions that the Audit Committee believes are relevant to its oversight. The Audit Committee also discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

2020 Audited Financial Statements

In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management. In fulfilling its oversight responsibilities in 2020, the Audit Committee reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2020, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The Audit Committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No.  1301, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board, (3) received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence, and (4) considered with the independent auditors whether the provision of non-audit services provided by them to the Company during 2019 was compatible with their independence. Based upon these discussions and reviews, the Audit Committee recommended to our Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and filed with the SEC.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Timothy V. Williams, Chairman
Carlos Dominguez
Catherine Lesjak
Greg B. Petersen
PROS | 2021 Proxy Statement | Page 64

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee has adopted a policy for the pre-approval of services performed by our independent registered public accounting firm. Under this policy, each year the Audit Committee pre-approves the audit engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.

The following table summarizes the aggregate fees billed for professional services rendered to us by PwC in 2020 and 2019. A description of these various fees and services follows the table:

	2020	2019
Audit fees	$1,604,294	$1,953,252
Audit-related fees	—	233,650
Tax fees	—	78,970
All other fees	2,893	2,893
Total fees	$1,607,187	$2,268,765
Fees Billed by PricewaterhouseCoopers, LLP

Audit fees. The aggregate fees billed to us by PwC in connection with the annual audit of our financial statements, reviews of our financial statements included in quarterly reports on Form 10-Q, consents related to documents filed with the SEC and comfort letters, were $1,604,294 and $1,953,252 for the years ended December 31, 2020 and 2019, respectively.

Audit-related fees. Audit-related fees consist of fees for professional services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category may include fees related to due diligence related to mergers and acquisitions, accounting and financial reporting consultations and research necessary to comply with generally accepted audit standards. There were zero and $233,650 audit-related fees billed for the years ended December 31, 2020 and 2019, respectively.

Tax fees. The aggregate tax fees billed to us by PwC related to tax compliance, tax advice and tax planning, and were zero and $78,970 for the years ended December 31, 2020 and 2019, respectively.

All other fees. The other fees consist of subscription fees for an accounting and auditing research tools.

Audit Committee Approval of Services

The Audit Committee is authorized by its charter to pre-approve all auditing and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee reviews and approves the independent registered public accounting firm’s retention to perform attest services, including the associated fees. The Audit Committee also evaluates other known potential engagements of the independent registered public accounting firm, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At subsequent meetings, the Audit Committee receives updates on services actually provided by the independent registered public accounting firm, and management may present additional services for approval. The Audit Committee has delegated to the chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between Audit Committee meetings. If the Chairman approves any such engagements, he reports that approval to the full Audit Committee at its next meeting. During fiscal year 2020, all such services were pre-approved in accordance with the procedures described above.

Our Audit Committee has reviewed the fees described above and believes that such fees are compatible with maintaining the independence of PwC.
PROS | 2021 Proxy Statement | Page 65

PROPOSAL FIVE
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM APPOINTMENT

The Audit Committee has selected the independent registered public accounting firm of PwC to audit our consolidated financial statements for the fiscal year ending December 31, 2021. We have determined to submit the selection of auditors to stockholder ratification, even though it is not required by our governing documents or Delaware law, as a matter of good corporate governance practice. If the selection of PwC as our independent auditors is not ratified by our stockholders, our Audit Committee will reconsider, but might not change, its selection. Notwithstanding the selection and ratification, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time, if it believes doing so would be in the best interests of us and our stockholders.

PwC has audited our financial statements annually since 2002. Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

Approval of the ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock entitled to vote and present or represented at the Annual Meeting. A properly executed proxy marked “ABSTAIN” with respect to this matter is considered entitled to vote and thus, will have the effect of a vote against this matter.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the Annual Meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.
PROS | 2021 Proxy Statement | Page 66

General Information

Voting

As of the Record Date, 44,252,765 shares of Common Stock were outstanding. Each stockholder of record as of the Record Date is entitled to one vote for each share of Common Stock held by such stockholder. Only "stockholder of record" as of close of business on the Record Date are entitled to vote at the Annual Meeting.

Vote Required

Our amended and restated bylaws, as contained in the Current Report on Form 8-K filed with the SEC on April 29, 2020 (Bylaws) provide that a majority of the outstanding shares of our stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

If a quorum is present, a plurality vote of the holders of our Common Stock entitled to vote and present or represented by proxy at the Annual Meeting is required for the election of a director. This “plurality” standard means the nominees who receive the largest number of “for” votes cast are elected as directors. Thus, the number of shares not voted for the election of a nominee (and the number of “withhold” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election under Delaware law. However, the number of “withhold” votes with respect to a nominee will affect whether our Director Resignation Policy will apply to that individual. Our Director Resignation Policy provides that any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to offer his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee would then consider the offer of resignation and make a recommendation to our independent directors as to the action to be taken with respect to the offer. This policy does not apply in contested elections. We will not count abstentions as either for or against a director, so abstentions have no effect on the election of a director.

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting is required to approve the advisory vote on executive compensation, the amendments to the Amended and Restated 2017 Equity Incentive Plan, the amendment to the 2013 Employee Stock Purchase Plan and the ratification of the selection of our independent auditors. A properly executed proxy marked “abstain” with respect to any matter is considered entitled to vote, and thus, will have the effect of a vote against a matter, except for the election of directors.

Voting Instructions

Stockholders have four ways to vote:
•Online. You may vote online by visiting www.proxyvote.com, and entering the control number found in your proxy card. You can vote via the Internet up until 11:59 P.M. Eastern Time on May 11, 2021.
•Telephone. You may vote by calling the toll-free number provided on your proxy card, and following the instructions found on your proxy card. You can vote via the telephone up until 11:59 P.M. Eastern Time on May 11, 2021.
•Mail. If you received a printed copy of the proxy card, you may vote by filling out the card and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.
•Virtual Meeting. You may vote at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/PRO2021, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the Annual Meeting.

If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by Internet or telephone. Even if you plan on attending the virtual Annual Meeting, we encourage you to vote in advance via the Internet, by phone, or by mail to ensure that your vote will be represented at the Annual Meeting.

Changing your Vote

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting:
•Online. Using the online voting method described above, in which case only your latest internet proxy submitted prior to the Annual Meeting will be counted.
•Telephone. Using the telephone voting method described above, in which case only your latest telephone proxy submitted prior to the Annual Meeting will be counted.
PROS | 2021 Proxy Statement | Page 67

•Mail. By signing and returning a new proxy card dated as of a later date, in which case only your latest proxy card or voting instruction form received prior to the Annual Meeting will be counted.
•Virtual Meeting. By attending the virtual Annual Meeting and voting by visiting www.virtualshareholdermeeting.com/PROS2021. However, attendance at the virtual Annual Meeting will not in and of itself revoke your proxy unless you properly vote at the virtual Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual Meeting to our Corporate Secretary at or before the taking of the vote at the Annual Meeting.

Any written notice of revocation or subsequent proxy should be delivered to PROS Holdings, Inc. at 3200 Kirby Drive, Suite 600, Houston, Texas 77098, Attention: Corporate Secretary, or hand-delivered to our Corporate Secretary before the taking of the vote at the Annual Meeting.

Effect of Not Casting Your Vote

Banks, brokers and other intermediaries may not vote shares held in their clients’ accounts on elections of directors and other “non-routine” matters unless the client has provided voting instructions. If you hold your shares in street name, you must cast your vote if you want it to count for purposes of Proposals One, Two, Three, Four and Five.

Proxy Materials are Available on the Internet

We use the internet as the primary means of furnishing proxy materials to our stockholders. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (Notice) that contains instructions on how to access our proxy materials over the Internet, as well as how to request a paper copy of our proxy materials, including this Proxy Statement, our 2020 Annual Report and a form of proxy card or voting instruction card. The Notice was first mailed and those documents were first made available on or about April 2, 2021 to stockholders entitled to vote at the Annual Meeting. We encourage stockholders to take advantage of the availability of the proxy materials on the internet.

Eliminating Duplicate Mailings

Some banks, brokers and other nominee record holders participate in the practice of “householding”, which helps reduce the environmental impact of our annual meetings and reduces our printing and mailing costs, by sending only one copy of the Notice and Proxy Statement to multiple stockholders sharing the same address. If you would prefer to receive separate copies of a proxy statement, please contact our Corporate Secretary by calling 713-335-5151 or by writing to us at 3200 Kirby Drive, Suite 600, Houston, Texas 77098. In addition, stockholders sharing an address and receiving multiple copies can request delivery of a single copy of proxy statements upon written request to our Corporate Secretary at the address stated above.

STOCKHOLDERS PROPOSALS

Stockholders may present proposals for action at meetings of stockholders only if they comply with the rules established by the SEC, applicable Delaware law and Bylaws. No stockholder proposals were received for consideration at the Annual Meeting.

Stockholders interested in submitting a proposal for inclusion in our proxy materials and for consideration at the 2022 annual meeting of our stockholders (2022 Annual Meeting) may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 3, 2021.

Under our Bylaws, for any stockholder proposal or director nomination that is not submitted for inclusion in the next year’s proxy statement but instead is proposed to be presented directly at our 2022 Annual Meeting, the stockholder must provide us written notice not later than the close of business on the later of the ninetieth day prior to our 2022 Annual Meeting or the 10th day following the date on which public announcement of the date of the 2022 Annual Meeting is first made. Any such notice for director nominations must satisfy the requirements specified in Article II, Section 2.15(b) of our Bylaws. Any such notice for other stockholder proposals (other than director nomination) must satisfy the requirements specified in Article I, Section 1.10(b) of our Bylaws. In the absence of such notice meeting the above requirements, a stockholder shall not be entitled to present any business at our 2022 Annual Meeting.

Notwithstanding the above, in the event that the number of directors to be elected at an annual meeting of stockholders is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the date of the Company’s previous year’s annual meeting of stockholders, a stockholder’s notice shall also be considered timely, but only with respect to nominees for the additional directorships, if it is be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person(s), for election to such positions as are specified in the Company’s notice of meeting, if the stockholder’s notice is delivered to the Corporate Secretary at our principal executive offices not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the
PROS | 2021 Proxy Statement | Page 68

day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our Board to be elected at such meeting.

DIRECTOR NOMINATION

Our Bylaws permit any stockholder of record to nominate directors. Stockholders who wish to submit nominees for election at an annual or special meeting of stockholders should follow the procedure described in the Stockholder Proposals section above. The NCG Committee applies the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board.

EXPENSES AND SOLICITATION
We will bear the expense of soliciting proxies in the enclosed form. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries representing beneficial owners of our Common Stock, for their expenses in forwarding soliciting materials to those beneficial owners. Proxies may also be solicited by our directors, officers or employees, personally or by telephone, telegram, facsimile or other means of communication. We do not intend to pay additional compensation for doing so.

NO INCORPORATION BY REFERENCE OF
CERTAIN PORTIONS OF THIS PROXY STATEMENT
Notwithstanding anything to the contrary set forth in any of our filings made under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate information in this Proxy Statement, neither the Audit Committee Report nor the Compensation and Leadership Development Committee Report is to be incorporated by reference into any such filings as provided by SEC regulations. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textual references only. The information on these websites shall not be deemed part of this Proxy Statement.

OTHER MATTERS
The Board knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons appointed in the enclosed proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
The Board of Directors
PROS HOLDINGS, INC.
April 2, 2021

PROS | 2021 Proxy Statement | Page 69

PROS HOLDINGS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

D34313-P49018

Your **Vote** Counts!

PROS HOLDINGS, INC.

2021 Annual Meeting
Vote by May 11, 2021
11:59 PM ET

You invested in PROS HOLDINGS, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 12, 2021.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 28, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 12, 2021
9:30 A.M. CDT

Virtually at:
www.virtualshareholdermeeting.com/PRO2021

*Please check the meeting materials for any special requirements for meeting attendance.

V1

PROS | 2021 Proxy Statement | Page 70

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Raja Hammoud and William V. Russell as Class II directors, each to hold office until the 2024 Annual Meeting and until their successor has been duly elected and qualified or until the earlier of their death, resignation or removal. **Nominees:** 01) Raja Hammoud 02) William V. Russell	For
2. To conduct an advisory vote on executive compensation.	For
3. Approval of amendments to our Amended and Restated 2017 Equity Incentive Plan.	For
4. Approval of an amendment to our 2013 Employee Stock Purchase Plan.	For
5. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of PROS Holdings, Inc. for the fiscal year ending December 31, 2021.	For
6. Transaction of other business that may properly come before the Annual Meeting.	

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted at the proxies' discretion. The Board of Directors recommends a vote IN FAVOR OF the directors listed above, IN FAVOR OF the advisory vote on executive compensation, IN FAVOR OF the amendments to our Amended and Restated 2017 Equity Incentive Plan, IN FAVOR OF the amendment to our 2013 Employee Stock Purchase Plan and IN FAVOR OF the appointment of PricewaterhouseCoopers LLP.

The Proxy, when properly executed, will be voted as specified. If no specification is made, the Proxy will be voted IN FAVOR OF the directors listed above, IN FAVOR OF advisory vote on executive compensation, IN FAVOR OF the amendments to our Amended and Restated 2017 Equity Incentive Plan, IN FAVOR OF the amendment to our 2013 Employee Stock Purchase Plan and IN FAVOR OF the appointment of PricewaterhouseCoopers LLP.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

PROS | 2021 Proxy Statement | Page 71

PROS | 2021 Proxy Statement | Page 72

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D34296-P49018

PROS HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS MAY 12, 2021

The stockholder(s) hereby appoint(s) Damian W. Olthoff and Christopher C. Chaffin, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PROS Holdings, Inc. that the stockholder(s) is/are entitled to vote at the virtual Annual Meeting of Stockholders to be held at 9:30 a.m. CDT on May 12, 2021 at www.virtualshareholdermeeting.com/PRO2021, and any adjournment or postponement thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and the proxies' discretion on such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote IN FAVOR OF the directors listed on the reverse side, IN FAVOR OF the advisory vote on executive compensation, IN FAVOR OF the amendments to our Amended and Restated 2017 Equity Incentive Plan, IN FAVOR OF the amendment to our 2013 Employee Stock Purchase Plan, and IN FAVOR OF the appointment of PricewaterhouseCoopers LLP.

If no specification is made, this Proxy will be voted IN FAVOR OF the election of directors listed on the reverse side of this proxy card, IN FAVOR OF the advisory vote on executive compensation, IN FAVOR OF the amendments to our Amended and Restated 2017 Equity Incentive Plan, IN FAVOR OF the amendment to our 2013 Employee Stock Purchase Plan, and IN FAVOR OF the appointment of PricewaterhouseCoopers LLP.

Continued and to be signed on reverse side

PROS | 2021 Proxy Statement | Page 73

Appendix A

PROS

AMENDED AND RESTATED

2017 EQUITY INCENTIVE PLAN,

as amended

PROS | 2021 Proxy Statement | Page 74

Page
1	Establishment, Purpose and Term of Plan		1
	1.1	Establishment
	1.2	Purpose
	1.3	Term of Plan
2	Definitions and Construction		1
	2.1	Definitions
	2.2	Construction
3	Administration		5
	3.1	Administration by the Committee
	3.2	Authority of Officers
	3.3	Administration with Respect to Insiders
	3.4	Powers of the Committee
	3.5	Option or SAR Repricing
	3.6	Indemnification
4	Shares Subject to Plan		6
	4.1	Maximum Number of Shares Issuable
	4.2	Share Counting
	4.3	Adjustments for Changes in Capital Structure
	4.4	Assumption or Substitution of Awards
5	Eligibility Participation and Award Limitations		7
	5.1	Persons Eligible for Awards
	5.2	Participation in the Plan
	5.3	Incentive Stock Option Limitations
	5.4	Award Limits
	5.5	Nonemployee Director Award Limit
	5.6	Minimum Vesting
6	Stock Options		8
	6.1	Exercise Price
	6.2	Exercisability and Term of Options
	6.3	Payment of Exercise Price
	6.4	Effect of Termination of Service
	6.5	Transferability of Options
7	Stock Appreciation Rights		10
	7.1	Types of SARs Authorized
	7.2	Exercise Price
	7.3	Exercisability and Term of SARs
	7.4	Exercise of SARs
	7.5	Deemed Exercise of SARs
	7.6	Effect of Termination of Service
	7.7	Transferability of SARs
8	Restricted Stock Awards		11
	8.1	Types of Restrict Stock Awards Authorized
	8.2	Purchase Price
	8.3	Purchase Period
	8.4	Payment of Purchase Price
	8.5	Vesting and Restrictions on Transfer
	8.6	Voting Rights; Dividends and Distributions
	8.7	Effect of Termination of Service
	8.8	Nontransferability of Restricted Stock Awards Rights
9	Restricted Stock Units		12
	9.1	Grant of Restricted Stock Unit Awards
	9.2	Purchase Price
	9.3	Vesting
	9.4	Voting Rights, Dividend Equivalent Rights and Distributions
	9.5	Effect of Termination of Service
	9.6	Settlement of Restricted Stock Unit Awards
	9.7	Nontransferability of Restricted Stock Unit Awards
10	Performance Awards		13
	10.1	Types of Performance Awards Authorized
PROS | 2021 Proxy Statement | Page 75

	10.2	Initial Value of Performance Shares and Performance Units
	10.3	Establishment of Performance Period, Performance Goals and Performance Award Formula
	10.4	Measurement of Performance Goals
	10.5	Settlement of Performance Awards
	10.6	Voting Rights; Dividend Equivalent Rights and Distributions
	10.7	Effect of Termination of Service
	10.8	Nontransferability of Performance Awards
11	Purchase of Shares		16
	11.1	Exercise of Purchase Right
	11.2	Pro Rata Allocation of Shares
	11.3	Delivery of Title to Shares
	11.4	Return of Plan Account Balance
	11.5	Tax Withholding
	11.6	Expiration of Purchase Right
	11.7	Provision of Reports and Stockholder Information to Participants
12	Standard Forms of Award Agreement		17
	12.1	Award Agreements
	12.2	Authority to Vary Terms
13	Change in Control		17
	13.1	Effect of Change in Control on Awards
	13.2	Effect of Change in Control on Nonemployee Director Awards
	13.3	Federal Excise Tax Under Section 4999 of the Code
14	Compliance with Securities Law		18
15	Compliance with Section 409A		18
	15.1	Awards Subject to Section 409A
	15.2	Deferral and/or Distribution Elections
	15.3	Subsequent Elections
	15.4	Payment of Section 409A Deferred Compensation
16	Tax Withholding		20
	16.1	Tax Withholding in General
	16.2	Withholding in or Directed Sale of Shares
17	Amendment, Suspension or Termination of Plan		21
18	Miscellaneous Provisions		21
	18.1	Repurchase Rights
	18.2	Forfeiture Events
	18.3	Provision of Information
	18.4	Rights as Employee, Consultant or Director
	18.5	Rights as a Stockholder
	18.6	Delivery of Title to Shares
	18.7	Fractional Shares
	18.8	Retirement and Welfare Plans
	18.9	Beneficiary Designation
	18.1	Severability
	18.11	No Constraint on Corporate Action
	18.12	Unfunded Obligation
	18.13	Choice of Law

PROS | 2021 Proxy Statement | Page 76

PROS
Amended and Restated 2017 Equity Incentive Plan

1.Establishment, Purpose and Term of Plan.

1.1    Establishment. The Amended and Restated PROS 2017 Equity Incentive Plan (the “Plan”) is hereby established effective as of May 12, 2021, the date of its approval by the stockholders of the Company (the “Effective Date”). The PROS 2017 Equity Incentive Plan was originally approved by stockholders of the Company on May 11, 2017, was amended and restated on March 22, 2019 by the Board and approved by stockholders on May 7, 2019, and was further amended and restated on February 22, 2021, and certain amendments to the Plan requiring stockholder approval were submitted for approval by the stockholders of the Company at the Company’s 2021 annual meeting of stockholders.

1.2    Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3    Term of Plan. The Plan will continue in effect until its termination by the Committee; provided, however, that all Awards must be granted, if at all, within ten (10) years from the Effective Date.

2.Definitions and Construction.

2.1    Definitions. Whenever used herein, the following terms have their respective meanings set forth below:

2.2    “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(a)    "Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(b)    “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(c)    "Board” means the Board of Directors of the Company.

(d)    “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(e)    “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(f)    “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(g)    Change in Control” means the occurrence of any one or a combination of the following:

PROS | 2021 Proxy Statement | Page 77

(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then‑outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)    an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ee)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii)    a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership includes, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(h)    “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(i)    “Committee” means the Compensation and Leadership Development Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board must exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(j)    “Company” means PROS Holdings, Inc., a Delaware corporation, and any successor corporation thereto.

(k)    “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S‑8 under the Securities Act.

(l)    “Director” means a member of the Board.

(m)    “Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(n)    Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant. Dividend Equivalent Rights may not be granted in connection with an Option or SAR.

(o)    Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee is sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company are final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

PROS | 2021 Proxy Statement | Page 78

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)    “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)    Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value will be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value is established will be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Committee, in its discretion.

(ii)    Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii)    If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock must be determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(r)    “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(s)    “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(t)    “Incumbent Director” means a Director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a Director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of Directors of the Company).

(u)    “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(v)    “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(w)    “Nonemployee Director” means a Director who is not an Employee.

(x)    “Nonemployee Director Award” means any Award granted to a Nonemployee Director.

(y)    “Non-Exempt Employee” means an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended.

(z)    “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement evidencing such Option) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(aa)    “Officer” means any person designated by the Board as an officer of the Company.

(bb)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(cc)    “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(dd)    “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(ee)    “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

PROS | 2021 Proxy Statement | Page 79

(ff)    “Participant” means any eligible person who has been granted one or more Awards.

(gg)    “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(hh)    “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(ii)    “Performance Award” means an Award of Performance Shares or Performance Units.

(jj)    “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(kk)    “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(ll)    “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(mm)    “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(nn)    “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(oo)    “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(pp)    “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(qq)    “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(rr)    “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.

(ss)    “Rule 16b‑3” means Rule 16b‑3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(tt)    “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(uu)    “Section 409A” means Section 409A of the Code.

(vv)    “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(ww)    “Securities Act” means the Securities Act of 1933, as amended.

(xx)    “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

PROS | 2021 Proxy Statement | Page 80

(yy)    “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

(zz)    “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(aaa)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(bbb)    “Substitute Awards” shall mean Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary Corporation or with which the Company or any Subsidiary Corporation combines.

(ccc)    “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ddd)    “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(eee)    “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.3    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.    Administration.

3.1    Administration by the Committee. The Plan must be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2    Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3    Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan must be administered in compliance with the requirements, if any, of Rule 16b‑3.

3.4    Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)    to determine the persons to whom, and the time(s) at which, Awards are granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b)    to determine the type of Award granted;

(c)    to determine the Fair Market Value of Stock or other property;

(d)    to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares of Stock pursuant to any Award, (ii) the method of payment for shares of Stock purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

PROS | 2021 Proxy Statement | Page 81

(e)    to determine whether an Award will be settled in Stock, cash, other property or in any combination thereof;

(f)    to approve one or more forms of Award Agreement;

(g)    to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares of Stock acquired pursuant thereto;

(h)    to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares of Stock acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, and to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(j)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.5    Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of Stock (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs having a lower exercise price, other Awards or payments in cash (except in the event of a Change in Control), or (b) the amendment of outstanding Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.3.

3.6    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.    Shares Subject to Plan.

4.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to 7,650,000 shares1, and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2    Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the exercise or settlement of Options or SARs pursuant to Section 16.2 shall not again be available for issuance under the Plan. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 16.2 will again become available for issuance under the Plan; provided, however, that any shares so withheld or tendered above the applicable minimum statutory withholding rate will not become available again for issuance under the Plan.

1 The 7,650,000 total shares is comprised of the initial 2,500,000 shares approved under the Plan, an additional 2,050,000 shares approved in 2019, and the 3,100,000 new shares proposed for approval at the 2021 annual meeting of stockholders. As of March 1, 2021, 769,902 shares remained available for grant under the Plan.

PROS | 2021 Proxy Statement | Page 82

4.3    Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of Stock, appropriate and proportionate adjustments will be made in the number and kind of shares of Stock subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3 and Section 5.4, and in the exercise or purchase price per share of Stock under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company will not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards must be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the Stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. Any adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.4    Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5.    Eligibility, Participation and Award Limitations.

5.1    Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2    Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3    Incentive Stock Option Limitations.

(a)    Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 7,650,000 shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options will be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2 and 4.3.

(b)    Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c)    Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the option with respect to such Stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares of Stock issued pursuant to each such portion shall be separately identified.

5.4    Award Limits. Subject to adjustment as provided in Section 4.3, no Employee shall be granted within any fiscal year of the Company one or more share-denominated Awards which in the aggregate are for more than 1,250,000 shares or one or more cash-dominated Awards which could result in such Employee receiving more than $2,000,000 or equivalent value in shares for each full fiscal year of the Company contained in the Performance Period for such Award.

PROS | 2021 Proxy Statement | Page 83

5.5    Nonemployee Director Award Limit. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with generally accepted accounting principles in the United States) of all Awards granted to any Nonemployee Director during any single calendar year, plus the total cash compensation paid to such Nonemployee Director for services rendered for such calendar year, shall not exceed $600,000; provided, however, that this limitation shall not apply to any amounts, including any severance, consulting fees or similar fees, paid to a Nonemployee Director for prior or current service as an employee or consultant of the Company; and provided, further, that any deferred compensation shall be counted for purposes of this limitation in the year it is first earned regardless of when paid or settled.

5.6    Minimum Vesting. As provided in Section 4, no Award (other than cash-based Awards) shall vest earlier than one year following the date of grant of such Award; provided that, the foregoing minimum vesting requirement shall not apply to any (a) acceleration of vesting of any Award, including upon death, disability, or in connection with a Change in Control, as determined by the Committee in its discretion, (b) Substitute Awards, (c) Awards to Nonemployee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, (d) shares of Stock delivered in lieu of fully vested cash-based Awards; and (e) other Awards up to a maximum of five percent (5%) of the aggregate number of shares of Stock that may be issued under the Plan (subject to adjustment as provided in Section 4.3).

6.    Stock Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee establishes. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and must comply with and will be subject to the following terms and conditions:

6.1    Exercise Price. The Committee, in its discretion, shall establish the exercise price for each Option; provided, however, that (a) the exercise price per share will not be less than the Fair Market Value per share of Stock on the effective date of grant of the Option and (b) the exercise price per share for any Incentive Stock Option granted to a Ten Percent Owner, must be no less than one hundred ten percent (110%) of the Fair Market Value per share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.

6.2    Exercisability and Term of Options. Subject to the minimum vesting provisions of Section 5.6, Options will be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option will be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner will be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to a Non-Exempt Employee will be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Non-Exempt Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option terminates ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3    Payment of Exercise Price.

(a)    Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option must be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)    Limitations on Forms of Consideration.

(i)    Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

PROS | 2021 Proxy Statement | Page 84

(ii)    Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares of Stock with respect to which the Option is exercised. A Stock Tender Exercise is not permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii)    Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4    Effect of Termination of Service.

(a)    Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, a Participant may exercise an Option after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and the Option will thereafter terminate.

(i)    Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares of Stock on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)    Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares of Stock on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service will be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of Service.

(iii)    Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option will terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv)    Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares of Stock on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

i.Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5    Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option is not subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S‑8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option. An Option shall never be transferred to a third-party financial institution for value.

PROS | 2021 Proxy Statement | Page 85

7.    Stock Appreciation Rights.

Stock Appreciation Rights must be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee establishes. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and must comply with and be subject to the following terms and conditions:

7.1    Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2    Exercise Price. The exercise price for each SAR will be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR will be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR may not be less than the Fair Market Value per share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3    Exercisability and Term of SARs.

(a)    Tandem SARs. Tandem SARs are exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option will nevertheless remain exercisable in accordance with its terms. A Tandem SAR will terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares of Stock subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR is canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b)    Freestanding SARs. Subject to the minimum vesting provisions of Section 5.6, Freestanding SARs are exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR will be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to a Non-Exempt Employee will be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Non-Exempt Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR terminates ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4    Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value per share of Stock on the date of exercise of the SAR over the exercise price. The Company shall pay such amount (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued will be determined on the basis of the Fair Market Value of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR is deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5    Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised is automatically deemed to be exercised as of such date with respect to such portion.

7.6    Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter terminates.

7.7    Transferability of SARs. During the lifetime of the Participant, an SAR is only exercisable by the Participant or the Participant’s guardian or legal representative. An SAR is not subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR is assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S‑8 under the Securities Act.

PROS | 2021 Proxy Statement | Page 86

8.    Restricted Stock Awards.

Restricted Stock Awards must be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee establishes. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1    Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2    Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right will be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) is required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which is services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3    Purchase Period. A Restricted Stock Purchase Right is exercisable within the period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4    Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5    Vesting and Restrictions on Transfer. Subject to the minimum vesting provisions of Section 5.6, shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6    Voting Rights; Dividends and Distributions. Except as provided in this Section 8.6, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7    Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

PROS | 2021 Proxy Statement | Page 87

8.8    Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award are not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.    Restricted Stock Units.

Restricted Stock Unit Awards must be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee establishes. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1    Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2    Purchase Price. No monetary payment (other than applicable tax withholding, if any) may be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3    Vesting. Subject to the minimum vesting provisions of Section 5.6, Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as established by the Committee and set forth in the Award Agreement evidencing such Award.

9.4    Voting Rights, Dividend Equivalent Rights and Distributions. Participants have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, will be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited will be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value of Stock on such date. Such cash amount or additional Restricted Stock Units are subject to the same terms and conditions and must be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments will be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property are immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5    Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

PROS | 2021 Proxy Statement | Page 88

9.6    Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date will be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the year in which such Restricted Stock Units vest. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant must be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7    Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award is not subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder will be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.    Performance Awards.

Performance Awards must be evidenced by Award Agreements in such form as the Committee establishes. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and must comply with and will be subject to the following terms and conditions:

10.1    Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award must specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2    Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share has an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit has an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3    Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period (subject to the minimum vesting provisions of Section 5.6), Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4    Measurement of Performance Goals. Performance Goals must be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business, financial or other measure or metric, determined in the subjective discretion of the Committee, of performance (each, a “Performance Measure”), subject to the following:

(a)    Performance Measures. Performance Measures may be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they may be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee, the Performance Measures applicable to the Performance Award will be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any event the Committee determines is appropriate to exclude, including change in accounting standards or any unusual or infrequently occurring event or transaction. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be based upon one or more of the following, as determined by the Committee (or any other metric or goal as the Committee may determine, including subjective performance criteria):

PROS | 2021 Proxy Statement | Page 89

(i)    revenue;
(ii)    sales;
(iii)    expenses;
(iv)    operating income;
(v)    gross margin;
(vi)    operating margin;
(vii)    earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;
(viii)    pre-tax profit;
(ix)    net operating income;
(x)    net income;
(xi)    economic value added;
(xii)    free cash flow;
(xiii)    operating cash flow;
(xiv)    balance of cash, cash equivalents and marketable securities;
(xv)    stock price;
(xvi)    earnings per share;
(xvii)    return on stockholder equity;
(xviii)    return on capital;
(xix)    return on assets;
(xx)    return on investment;
(xxi)    total stockholder return;
(xxii)    employee satisfaction;
(xxiii)    employee retention;
(xxiv)    market share;
(xxv)    customer satisfaction;
(xxiv)    product development;
(xxiiv)    research and development expenses;
(xxiiiv)completion of an identified special project;
(xxix)    completion of a joint venture or other corporate transaction; and
(xxx)    bookings.

(b)    Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5    Settlement of Performance Awards.

(a)    Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)    Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. The Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to increase or reduce some or all of the value of the Performance Award that would otherwise be paid to the Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.

(c)    Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period will be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d)    Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

PROS | 2021 Proxy Statement | Page 90

(e)    Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment will be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount will be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment will be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant must be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but is not obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f)    Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares of Stock shall be determined by dividing the final value of the Performance Award by the Fair Market Value of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions must be evidenced by an appropriate Award Agreement and will be subject to the provisions of Sections 8.5 through 8.8 above.

10.6    Voting Rights; Dividend Equivalent Rights and Distributions. Participants have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, will be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, will be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights will not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7    Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award will be as follows:

(a)    Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award will be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and will be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment will be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b)    Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award is forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section will be made following the end of the Performance Period in any manner permitted by Section 10.5.

10.8    Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award is subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder is exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

PROS | 2021 Proxy Statement | Page 91

11.    Cash-Based Awards and Other Stock-Based Awards.

Cash-Based Awards and Other Stock-Based Awards must be evidenced by Award Agreements in such form as the Committee establishes. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and will comply with and be subject to the following terms and conditions:

11.1    Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee determines.

11.2    Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3    Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award must be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. Subject to the minimum vesting provisions of Section 5.6, The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

11.4    Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or Other Stock-Based Award will be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award will comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5    Voting Rights; Dividend Equivalent Rights and Distributions. Participants have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, will be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights are not granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments will be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property are immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6    Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award must set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions will be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7    Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award is not subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

PROS | 2021 Proxy Statement | Page 92

12.    Standard Forms of Award Agreement.

12.1    Award Agreements. Each Award must comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award is a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

12.2    Authority to Vary Terms. The Committee has the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13.    Change in Control.

13.1    Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards will be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the following provisions shall apply:

(a)    Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.

(b)    Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock will be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control will become immediately exercisable and vested in full (a) as of ten (10) days prior to, and subject to, the consummation of the Change in Control or (b) settled effective immediately prior to the time of consummation of the Change in Control, as applicable. Any Award or portion thereof that is immediately exercisable and vested in full pursuant to the preceding sentence to the extent unexercised immediately prior to the consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of the consummation of the Change in Control.

(c)    Termination in Connection with a Change in Control. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated without Cause or the Participant voluntarily terminates the Participant’s employment after a reduction of the Participant’s base salary of fifteen percent (15%) or greater without the Participant’s express written consent within eighteen (18) months following the consummation of a Change in Control, such Participant’s Awards will become immediately exercisable and vested in full as of the date of such termination. Such immediately exercisable and fully vested Awards will be settled to the extent possible on the date of the Participant’s termination pursuant to this subsection (c). Awards requiring the Participant’s exercise, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(d)    Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, will be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) will be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

PROS | 2021 Proxy Statement | Page 93

13.2    Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b), will be settled effective immediately prior to the time of consummation of the Change in Control.

13.3    Federal Excise Tax Under Section 4999 of the Code.

(a)    Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b)    Determination by Tax Firm. To aid the Participant in making any election called for under Section 13.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.3(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.

14.    Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award is subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act is at the time of such exercise or issuance in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.    Compliance with Section 409A.

15.1    Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a)    A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b)    Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” has the meaning provided by Section 409A.

15.2    Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules applies to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

PROS | 2021 Proxy Statement | Page 94

(a)    Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b)    Elections must be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.

(c)    Elections continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3    Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award must comply with the following requirements:

(a)    No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b)    Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c)    No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) may be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d)    Subsequent Elections continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4    Payment of Section 409A Deferred Compensation.

(a)    Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i)    The Participant’s “separation from service” (as defined by Section 409A);

(ii)    The Participant’s becoming “disabled” (as defined by Section 409A);

(iii)    The Participant’s death;

(iv)    A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(v)    A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi)    The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b)    Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) will, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c)    Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A and to the extent necessary to avoid the imposition of taxes under Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

(d)    Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled will be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions will be paid in a lump sum upon the determination that the Participant has become disabled.

PROS | 2021 Proxy Statement | Page 95

(e)    Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts will be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions will be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f)    Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount will become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) will vest to the extent provided by such Award but will be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g)    Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award will be altered or modified, is final, conclusive, and not subject to approval or appeal.

(h)    Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i)    No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards will be exempt from or comply with Section 409A. No Participating Company is liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16.    Tax Withholding.

16.1    Tax Withholding in General. The Company has the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company has no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2    Withholding in or Directed Sale of Shares. The Company has the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of Stock withheld or tendered to satisfy any such tax withholding obligations may not (a) be less than the amount determined by the applicable minimum statutory withholding rates; and (b) exceed the amount determined by the maximum applicable statutory tax rates applicable to the Participant and to the particular Award or the shares acquired pursuant thereto. Any shares withheld above minimum statutory rates shall not be added back into the share authorization of Section 4.1, in accordance with Section 4.2. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

PROS | 2021 Proxy Statement | Page 96

17.    Amendment, Suspension or Termination of Plan.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2 and 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18.    Miscellaneous Provisions.

18.1    Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company has the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2    Forfeiture Events.

(a)    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but are not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.

(b)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve (12) month period.

18.3    Provision of Information. Each Participant will be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4    Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, has a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan confers on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award will in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5    Rights as a Stockholder. A Participant has no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

18.6    Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7    Fractional Shares. The Company is not be required to issue fractional shares upon the exercise or settlement of any Award.

PROS | 2021 Proxy Statement | Page 97

18.8    Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation must be taken into account in computing a Participant’s benefit.

18.9    Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, will be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.10    Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision will be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan will not in any way be affected or impaired thereby.

18.11    No Constraint on Corporate Action. Nothing in this Plan will be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12    Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan are considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company will be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account will not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. Participants have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13    Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Texas, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the PROS Amended and Restated 2017 Equity Incentive Plan, as amended and adopted by the Board on February 22, 2021.

/s/ Damian Olthoff, Secretary
Damian Olthoff, Secretary

PROS | 2021 Proxy Statement | Page 98

Appendix B

PROS

2013 EMPLOYEE STOCK PURCHASE PLAN,
as amended
PROS | 2021 Proxy Statement | Page 99

Page
1	Establishment, Purpose and Term of Plan		1
	1.1	Establishment
	1.2	Purpose
	1.3	Term of Plan
2	Definitions and Construction		1
	2.1	Definitions
	2.2	Construction
3	Administration		4
	3.1	Administration by the Committee
	3.2	Authority of Officers
	3.3	Power to Adopt Sub-Plans or Varying Terms with respect to Non-US Employees
	3.4	Power to Establish Separate Offerings with Varying Terms
	3.5	Policies and Procedures Established by the Company
	3.6	Indemnification
4	Shares Subject to Plan		5
	4.1	Maximum Number of Shares Issuable
	4.2	Adjustments for Changes in Capital Structure
5	Eligibility		5
	5.1	Employees Eligible to Participate
	5.2	Exclusion of Certain Stockholders
	5.3	Determination by Company
6	Offerings		6
7	Participation in the Plan		6
	7.1	Initial Participation
	7.2	Continued Participation
8	Right to Purchase Shares		6
	8.1	Grant of Purchase Right
	8.2	Calendar Year Purchase Limitation
9	Purchase Price		7
10	Accumulation of Purchase Price through Payroll Deduction		7
	10.1	Amount of Payroll Deductions
	10.2	Commencement of Payroll Deductions
	10.3	Election to Stop Payroll Deductions
	10.4	Administrative Suspension of Payroll Deductions
	10.5	Participant Accounts
	10.6	No Interest Paid
11	Purchase of Shares		8
	11.1	Exercise of Purchase Right
	11.2	Pro Rata Allocation of Shares
	11.3	Delivery of Title to Shares
	11.4	Return of Plan Account Balance
	11.5	Tax Withholding
	11.6	Expiration of Purchase Right
	11.7	Provision of Reports and Stockholder Information to Participants
12	Withdrawal from Plan		9
	12.1	Voluntary Withdrawal from the Plan
	12.2	Return of Plan Account Balance
13	Termination of Employment or Eligibility		9
14	Effect of Change in Control on Purchase Rights		9
15	Nontransferability of Purchase Rights		10
16	Compliance with Securities Law		10
17	Rights as a Stockholder and Employee		10
18	Notification of Disposition of Shares		10
19	Legends		10
20	Designation of Beneficiary		11
	20.1	Designation Procedure
	20.2	Absence of Beneficiary Designation
21	Notices		11
22	Amendment or Termination of the Plan		11

PROS | 2021 Proxy Statement | Page 100

PROS 2013 Employee Stock Purchase Plan, as amended

1.Establishment, Purpose and Term of Plan.

1.1    Establishment. The PROS 2013 Employee Stock Purchase Plan, as amended (the “Plan”) is hereby established effective as of May 12, 2021, the date of its approval by the stockholders of the Company (the “Effective Date”). The PROS 2013 Employee Stock Purchase Plan was originally approved by stockholders of the Company on June 4, 2013, was amended on February 22, 2021 by the Board and an amendment to the Plan requiring stockholder approval was submitted for approval by the stockholders of the Company at the Company’s 2021 annual meeting of stockholders.

1.2    Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

1.3    Term of Plan. The Plan shall continue in effect until its termination by the Committee.

2.    Definitions and Construction.

2.1    Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)    “Board” means the Board of Directors of the Company.

(b)    “Change in Control” means the occurrence of any one or a combination of the following:

(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d‑3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then‑outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)    an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(p)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii)    approval by the stockholders of a plan of complete liquidation or dissolution of the Company; provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(b) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

PROS | 2021 Proxy Statement | Page 101

(c)    Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(d)    “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(e)    “Company” means PROS Holdings, Inc., a Delaware corporation, or any successor corporation thereto.

(f)    “Compensation” means, with respect to any Offering Period, regular base wages or salary, overtime payments, shift premiums and payments for paid time off, calculated before deduction of (i) any income or employment tax withholdings or (ii) any amounts deferred pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to such amounts actually payable in cash or deferred during the Offering Period. Compensation shall not include (i) sign-on bonuses, annual or other incentive bonuses, commissions, profit-sharing distributions or other incentive-type payments, (ii) any contributions made by a Participating Company on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than amounts deferred pursuant to Section 401(k) or Section 125 of the Code), (iii) payments in lieu of notice, payments pursuant to a severance agreement, termination pay, moving allowances, relocation payments, or (iv) any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase, stock option or other stock-based compensation plan, or any other compensation not expressly included by this Section.

(g)    “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(h)    "Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract.

(i)    Fair Market Value” means, as of any date:

(i)    If, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Committee, in its discretion.

(ii)    If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined in good faith by the Committee.

(j)    Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(k)    “Non-United States Offering” means a separate Offering covering Eligible Employees of one or more Participating Companies whose Eligible Employees are subject to a prohibition under applicable law on payroll deductions, as described in Section 11.1(b).

(l)    “Offering” means an offering of Stock pursuant to the Plan, as provided in Section 6.

(m)    “Offering Date” means, for any Offering Period, the first day of such Offering Period.

(n)    “Offering Period” means a period, established by the Committee in accordance with Section 6, during which an Offering is outstanding.

PROS | 2021 Proxy Statement | Page 102

(o)    “Officer” means any person designated by the Board as an officer of the Company.

(p)    "Ownership Change Event" means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(q)    “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(r)    “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(s)    Participating Company” means the Company and any Parent Corporation or Subsidiary Corporation designated by the Committee as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Committee shall have the discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

(t)    “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(u)    “Purchase Date” means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.
(v)    “Purchase Period” means a period, established by the Committee in accordance with Section 6, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.

(w)    “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(x)    “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any payroll deductions or other funds accumulated on behalf of the Participant and not previously applied to the purchase of Stock under the Plan, and to terminate participation in the Plan at any time during an Offering Period.

(y)    “Securities Act” means the Securities Act of 1933, as amended.

(z)    “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(aa)    “Subscription Agreement” means a written or electronic agreement, in such form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation or other method of payment authorized by the Committee pursuant to Section 11.1(b).

(bb)    “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(cc)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

2.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

PROS | 2021 Proxy Statement | Page 103

3.    Administration.

3.1    Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith. Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3.1) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2    Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3    Power to Adopt Sub-Plans or Varying Terms with Respect to Non-U.S. Employees. The Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 4. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant Purchase Rights in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Purchase Rights granted under the same Offering to Employees resident in the United States.

3.4    Power to Establish Separate Offerings with Varying Terms. The Committee shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offerings having different terms and conditions and to designate the Participating Company or Companies that may participate in a particular Offering, provided that each Offering shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to such Offering shall have the same rights and privileges within the meaning of such section.

3.5    Policies and Procedures Established by the Company. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan. All such actions by the Company shall be taken consistent with the requirements under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section, except as otherwise permitted by Section 3.3 and the regulations under Section 423 of the Code.

PROS | 2021 Proxy Statement | Page 104

3.6    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.    Shares Subject to Plan.

4.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 1,000,000 and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4.2    Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 8.1 and 8.2) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.    Eligibility.

5.1    Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week.

5.2    Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own, or hold options to purchase, stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

PROS | 2021 Proxy Statement | Page 105

5.3    Determination by Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

6.    Offerings.

The Plan shall be implemented by sequential Offerings of approximately six (6) months’ duration or such other duration as the Committee shall determine. Offering Periods shall commence on or about the first trading days of January and July of each year and end on or about the last trading days of the next June and December, respectively, occurring thereafter. Unless otherwise determined by the Committee, the initial Offering Period shall commence on the first trading day of January 2014. Notwithstanding the foregoing, the Committee may establish additional or alternative concurrent, sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the Committee shall so determine in its discretion, each Offering Period may consist of two (2) or more consecutive Purchase Periods having such duration as the Committee shall specify, and the last day of each such Purchase Period shall be a Purchase Date. If the first or last day of an Offering Period or a Purchase Period is not a day on which the principal stock exchange or quotation system on which the Stock is then listed is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period or Purchase Period.

7.    Participation in the Plan.

7.1    Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed written or electronic Subscription Agreement to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) not later than the close of business on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement in the manner permitted or required on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate Company office or representative on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2    Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1, or (b) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8.    Right to Purchase Shares.

8.1    Grant of Purchase Right. Except as otherwise provided below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing $5,000.00 by the Fair Market Value of a share of Stock on such Offering Date or (b) 500 shares of Stock. Subject to Section 8.2, the Committee may, in its discretion and prior to the Offering Date of any Offering Period, (i) change the method of, or any of the foregoing factors in, determining the number of shares of Stock subject to Purchase Rights to be granted on such Offering Date, or (ii) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

PROS | 2021 Proxy Statement | Page 106

8.2    Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.

9.    Purchase Price.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee, provided that such Purchase Price shall not be less than the minimum amount permitted by Section 423(b)(6) of the Code. Subject to adjustment as provided by the Plan and unless otherwise provided by the Committee, the Purchase Price for each Offering Period shall be eighty‑five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10.    Accumulation of Purchase Price through Payroll Deduction.

Except as provided in Section 11.1(b) with respect to a Non-United States Offering, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1    Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each pay day during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each pay day during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions effective following the first pay day during an Offering) or more than ten percent (10%). The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date.

10.2    Commencement of Payroll Deductions. Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3    Election to Stop Payroll Deductions. During an Offering Period, a Participant may elect to stop deductions from his or her Compensation by delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) an amended Subscription Agreement authorizing such change on or before the “Change Notice Date.” The “Change Notice Date” shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects, effective following the first pay day of an Offering Period, to stop his or her payroll deductions shall nevertheless remain a Participant in such Offering Period unless the Participant withdraws from the Plan as provided in Section 12.1.

10.4    Administrative Suspension of Payroll Deductions. The Company may, in its discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.2. Unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee, suspended payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement either (i) at the beginning of the next Offering Period if the reason for suspension was clause (a) in the preceding sentence, or (ii) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (b) in the preceding sentence.

10.5    Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation (and other amounts received from a non-United States Participant pursuant to Section 11.1(b)) shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All such amounts received or held by the Company may be used by the Company for any corporate purpose.

PROS | 2021 Proxy Statement | Page 107

10.6    No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan or otherwise credited to the Participant’s Plan account.

11.    Purchase of Shares.

11.1    Exercise of Purchase Right.

(a)    Generally. Except as provided in Section 11.1(b), on each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

(b)    Purchase by Non-United States Participants for Whom Payroll Deductions Are Prohibited by Applicable Law. Notwithstanding Section 11.1(a), where payroll deductions on behalf of Participants who are citizens or residents of countries other than the United States (without regard to whether they are also citizens of the United States or resident aliens) are prohibited by applicable law, the Committee may establish a separate Offering (a “Non-United States Offering”) covering all Eligible Employees of one or more Participating Companies subject to such prohibition on payroll deductions. The Non-United States Offering shall provide another method for payment of the Purchase Price with such terms and conditions as shall be administratively convenient and comply with applicable law. On each Purchase Date of the Offering Period applicable to a Non-United States Offering, each Participant who has not withdrawn from the Plan and whose participation in such Offering Period has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right a number of whole shares of Stock determined in accordance with Section 11.1(a) to the extent of the total amount of the Participant’s Plan account balance accumulated during the Offering Period in accordance with the method established by the Committee and not previously applied toward the purchase of Stock. However, in no event shall the number of shares purchased by a Participant during such Offering Period exceed the number of shares subject to the Participant’s Purchase Right. The Company shall refund to a Participant in a Non-United States Offering in accordance with Section 11.4 any excess Purchase Price payment received from such Participant.

11.2    Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock remaining available for issuance under the Plan or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 8.1, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3    Delivery of Title to Shares. Subject to any governing rules or regulations, as soon as practicable after each Purchase Date, the Company shall issue or cause to be issued to or for the benefit of each Participant the shares of Stock acquired by the Participant on such Purchase Date by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with the Company designated broker, or (c) by delivering such shares of Stock to the Participant in certificate form.

11.4    Return of Plan Account Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period.

11.5    Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign taxes (including social insurance), if any, required to be withheld by any Participating Company upon exercise of the Purchase Right or upon such disposition of shares, respectively. A Participating Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

PROS | 2021 Proxy Statement | Page 108

11.6    Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7    Provision of Reports and Stockholder Information to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total amount credited to his or her Plan account prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.

12.    Withdrawal from Plan.

12.1    Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) a written or electronic notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company office or representative designated by the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2    Return of Plan Account Balance. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant’s accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13.    Termination of Employment or Eligibility.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s Plan account balance which has not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

14.    Effect of Change in Control on Purchase Rights.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock. If the Acquiring Corporation elects not to assume, continue or substitute for the outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Committee, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed or continued by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

PROS | 2021 Proxy Statement | Page 109

15.    Nontransferability of Purchase Rights.

Neither payroll deductions or other amounts credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16.    Compliance with Securities Law.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.    Rights as a Stockholder and Employee.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18.    Notification of Disposition of Shares.

The Company may require the Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares of Stock acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares of Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

19.    Legends.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

PROS | 2021 Proxy Statement | Page 110

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

20.    Designation of Beneficiary.

20.1    Designation Procedure. Subject to local laws and procedures, a Participant may file a written designation of a beneficiary who is to receive (a) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash, or (b) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.

20.2    Absence of Beneficiary Designation. If a Participant dies without an effective designation pursuant to Section 20.1 of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative or as otherwise required by applicable law.

21.    Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.    Amendment or Termination of the Plan.

The Committee may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Committee, and (b) no such amendment, suspension or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies. Notwithstanding the foregoing, in the event that the Committee determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (i) terminate the Plan or any Offering Period, (ii) accelerate the Purchase Date of any Offering Period, (iii) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date), (iv) reduce the maximum number of shares of Stock that may be purchased in any Offering Period, or (v) take any combination of the foregoing actions.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the PROS 2013 Employee Stock Purchase Plan as duly adopted by the Board on April 18, 2013, as amended by the Board on February 22, 2021.

/s/ Damian Olthoff, Secretary
Damian Olthoff, Secretary

PROS | 2021 Proxy Statement | Page 111